UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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MetLife, Inc.

(Name of Registrant as Specified In Its Charter)

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MetLife, Inc.

200 Park Avenue, New York, NY 10166

March 26, 2012

Dear Shareholder:

You are invited to attend MetLife, Inc.’s 2012 annual meeting of shareholders, which will be held on Tuesday, April 24, 2012 beginning at 11:30 a.m., Eastern Time, in the MetLife Auditorium on the 23rd floor of our offices at 1095 Avenue of the Americas, New York, New York.

At the meeting you will vote on a number of important matters described in the attached Proxy Statement. You will also act on such other matters as may properly come before the meeting.

The vote of every shareholder is important. You can assure that your shares will be represented and voted at the meeting by signing and returning the enclosed proxy card, or by voting on the Internet or by telephone. If you choose to vote by mail, we have included a postage-paid, pre-addressed envelope to make it convenient for you to do so. The proxy card also contains detailed instructions on how to vote on the Internet or by telephone.

Sincerely yours,

Steven A. Kandarian
Chairman of the Board, President and Chief Executive Officer

MetLife, Inc.

200 Park Avenue

New York, NY 10166

Notice of Annual Meeting of Shareholders

The 2012 annual meeting of the shareholders of MetLife, Inc. will be held in the MetLife Auditorium on the 23rd floor of our offices at 1095 Avenue of the Americas, New York, New York on Tuesday, April 24, 2012 at 11:30 a.m., Eastern Time. At the meeting, shareholders will consider and vote on the following matters:

1.	the election of four Class I Directors, each for a one-year term;

2.	the ratification of the appointment of Deloitte & Touche LLP as MetLife, Inc.’s independent auditor for 2012;

3.	an advisory (non-binding) vote to approve the compensation paid to MetLife, Inc.’s Named Executive Officers; and

4.	such other matters as may properly come before the meeting.

Information about the matters to be acted upon at the meeting is contained in the accompanying Proxy Statement.

Shareholders of record of MetLife, Inc. common stock at the close of business on March 1, 2012 will be entitled to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Christine M. DeBiase
Vice President and Secretary

New York, New York

March 26, 2012

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on April 24, 2012

The Proxy Statement, the MetLife, Inc. 2011 Annual Report to Shareholders and directions to the location of the 2012 annual meeting of shareholders are available at http://investor.metlife.com by selecting the appropriate link under “Related Links.”

Proxy Statement

This Proxy Statement contains information about the 2012 annual meeting of shareholders (Annual Meeting) of MetLife, Inc. (MetLife or the Company). Proxy materials, including this Proxy Statement and the accompanying proxy card, which are furnished in connection with the solicitation of proxies by MetLife’s Board of Directors, are being mailed and made available electronically to shareholders on or about March 26, 2012.

MetLife 2012 Proxy Statement	1

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.

Voting Your Shares

Record date	March 1, 2012.

Voting

Shareholders as of the record date are entitled to vote. Each share of MetLife common stock (Share) is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Your vote is important. Shareholders of record may vote their shares using any of the methods below. Beneficial owners whose shares are held at a brokerage firm or by a bank or other nominee should follow the voting instructions received from such nominee. Participants in retirement and savings plans should refer to voting instructions on page 84.

Internet	www.proxyvoting.com/met no later than 11:59 p.m., Eastern Time, April 23, 2012.

Telephone	1-866-540-5760 until 11:59 p.m., Eastern Time, April 23, 2012.

Mail	Complete, sign and return your proxy card by mail so that it is received by MetLife, c/o Computershare Shareowner Services LLC prior to the 2012 Annual Meeting.

In Person	Attend the 2012 Annual Meeting.

Proposals for Your Vote

Proposal	Directors’ Recommendation	Vote Required (of Shares Voted)	Page Reference
1. Election of four Class I Directors to one-year terms(a)	FOR each nominee	Plurality (with Majority Voting Standard)(b)	4
2. Ratification of appointment of Deloitte & Touche LLP as MetLife’s independent auditor for 2012	FOR	Majority	24
3. Advisory vote to approve compensation paid to the Named Executive Officers	FOR	Majority	27
(a)	First year of the three-year phase-in period to declassify the Board of Directors.

(b)

In an uncontested election, such as the election of Directors at the 2012 Annual Meeting, any incumbent Director who is a nominee for re-election as Director who receives a greater number of votes “withheld” from than votes “for” his or her election will promptly tender his or her resignation and the Governance and Corporate Responsibility Committee and the Board of Directors will determine whether to accept or reject the tendered resignation.

2	MetLife 2012 Proxy Statement

Director Nominees

The following table provides summary information about each Class I Director nominee.

Nominee	Director Since	Experience and Qualifications Highlights	Independent	Current Committee Membership
				Audit	Compensation	Finance and Risk	Governance and Corporate Responsibility
Gen. John M. Keane (ret.) Retired General, U.S. Army; Senior Partner, SCP Partners; President, GSI, LLC	2003	- Executive Leadership - Government Service - Operations Management - Public Policy	✓	F			✓
Catherine R. Kinney Retired President and Co-Chief Operating Officer, New York Stock Exchange, Inc.	2009	- Corporate Governance - Executive Leadership - Global Business Experience - Operations Management	✓	F		✓
Hugh B. Price Visiting Professor of Public & International Affairs, Princeton University	1999	- Academic Experience - Civic Leadership - Executive Leadership - Public Policy	✓	✓	✓
Kenton J. Sicchitano Retired Global Managing Partner, PricewaterhouseCoopers, LLP	2003	- Accounting / Tax - Executive Leadership - Global Business Experience - Risk Management	✓	C, F	✓	✓
				C – Chair F – Audit Committee Financial Expert

All of the current Directors, including the Class I Director nominees, attended more than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which they served during 2011. See “Board Committees” beginning on page 15 for more information regarding the Board Committees and Committee membership.

Executive Pay for Performance

In 2011, the Company generated Premium, Fees & Other Revenues that were up 32% from 2010, and its Operating Earnings and Operating Earnings Per Share were up 40% and 16% from 2010, respectively. The Company’s Operating Earnings and Operating Earnings Per Share exceeded the goals set forth in its business plan. The Company is also successfully integrating the Alico business it acquired in 2010, realizing the near term value of the acquisition by achieving key business objectives. The Company began to leverage Alico’s capabilities worldwide, such as by using Alico product expertise to grow business around the world. The compensation paid to the Company’s executive officers reflected this performance, as well as other aspects of the Company’s performance and individual performance in 2011.

For more information, see the Compensation Discussion and Analysis, which begins on page 29.

MetLife 2012 Proxy Statement	3

Proposal 1 — Election of Directors

The Board of Directors recommends that you vote FOR the election of the Class I Directors for a one-year term ending at the 2013 Annual Meeting.

The Directors of MetLife are individuals upon whose judgment, initiative and efforts the success and long-term value of the Company depend. As a Board, these individuals oversee MetLife’s business policies and strategies and management of the Company’s businesses by the Chief Executive Officer and the other most senior executives of the Company (Executive Officers or Executive Group).

The Board of Directors currently has 13 members. Prior to 2012, MetLife had a classified Board with each class of Directors standing for election every third year to a three-year term of office. Pursuant to shareholder approval in 2011 of a proposal to declassify the Board, the Board will be declassified over the next three years without changing the terms of office of the current Directors. Starting with the 2012 Annual Meeting, individuals nominated to succeed those Directors whose terms then expire will be elected to serve one-year terms. By the 2014 Annual Meeting, the Board will be fully declassified and all nominees will be elected to serve one-year terms. Before the Board is fully declassified, Directors appointed or elected to fill newly created Board seats or vacancies in a class will hold office for a term that coincides with the remaining term of that class.

Meeting	Directors Standing for Election to One-Year Terms
2012 Annual Meeting	Class I Directors
2013 Annual Meeting	Classes I and II Directors
2014 Annual Meeting	All Directors

At the 2012 Annual Meeting, four Class I Director nominees will stand for election to one-year terms ending at the Company’s 2013 Annual Meeting. Each Class I Director nominee is currently serving as a Director of MetLife and has agreed to continue to serve if elected. The Board of Directors has no reason to believe that any nominee would be unable to serve if elected; however, if for any reason a nominee should become unable to serve at or before the 2012 Annual Meeting, the Board could reduce the size of the Board or nominate another candidate for election. If the Board were to nominate another candidate to stand for election at the 2012 Annual Meeting, the proxies could use their discretion to vote for that candidate.

Class I Director Nominees:

Gen. John M. Keane (Ret.), 69 (Director since 2003)

Retired General, United States Army;

Senior Partner, SCP Partners; President GSI, LLC

Professional Highlights:

•	Senior Partner, SCP Partners, a venture capital firm (Mar. 2009 – Present)
•	President, GSI, LLC, a consulting firm (Feb. 2004 – Present)
•	Co-Founder and Senior Managing Director, Keane Advisors, LLC, a private equity and consulting firm (2004 – 2009)
•	Vice Chief of Staff and Chief Operating Officer, United States Army (1999 – Oct. 2003)
•	Thirty-seven year service in the United States Army

Other Professional and Leadership Experience:

•	Military Contributor and Analyst, Fox News
•	Member, U.S. Department of Defense Policy Board
•	Member, Council on Foreign Relations
•	Chairman, Senior Executive Committee, Army Aviation Association of America
•	Chairman, Board of Directors, Institute for the Study of War
•	Member of:
–	Defense Policy Board, U.S. Department of Defense
–	Advisory Council, American Corporate Partners
–	Advisory Board, Knollwood Foundation
–	Board of Trustees, George C. Marshall Foundation
–	Board of Trustees, Fordham University
–	Board of Directors, Center for Strategic and Budgetary Assessments
–	Board, Welcome Back Veterans Foundation
•	Other Public Company Directorships: General Dynamics Corporation
•	Prior Public Company Directorships (past 5 years): Cyalume Technologies Holdings, Inc.; M & F Worldwide Corp.

Education:

•	B.S., Fordham University
•	M.A., Western Kentucky University
•	Honorary Degrees: Fordham University; Eastern Kentucky University

Through his tenure as chief operating officer of the United States Army, one of the world’s largest military organizations, and as advisor to the highest levels of government, General Keane has gained a deep understanding of the strategic leadership, organizational dynamics and managerial capabilities needed to operate a complex, global enterprise. These abilities are particularly relevant to the Board in its oversight of the Company’s process for selecting and developing senior leaders to assure appropriate continuity in the Company’s business and operations.

4	MetLife 2012 Proxy Statement

Catherine R. Kinney, 60 (Director since 2009)

Retired President and Co-Chief Operating Officer,

New York Stock Exchange, Inc.

Professional Highlights:

•	Retired from NYSE Euronext in March 2009, after serving in Paris, France, with responsibility for overseeing the global listing program, marketing and branding (Jul. 2007 – Mar. 2009)

•	President and Co-Chief Operating Officer, New York Stock Exchange, Inc. (2002 – 2008)

•

Ms. Kinney joined the New York Stock Exchange in 1974 and held management positions in several divisions, with responsibility for all client relationships (1996 – 2007), trading floor operations and technology (1987 – 1996), and regulation (2002 – 2004)

Other Professional and Leadership Experience:

•	Member of:

–	Board of Trustees, Catholic Charities of the Archdiocese of New York

–	Board of Directors, New York City Ballet

–	Board of Directors, Sharegift USA

–	Economic Club of New York

•	Other Public Company Directorships: NetSuite, Inc.; MSCI Inc.

•	Prior Public Company Directorships (past 5 years): The Depository Trust Company

Education:

•	B.A., magna cum laude, Iona College

•	Advanced Management Program, Harvard Graduate School of Business

•	Honorary Degrees: Georgetown University; Fordham University; Rosemont College

Ms. Kinney’s experience as a senior executive and chief operating officer of a multinational, regulated entity, her key role in transforming the New York Stock Exchange (NYSE) to a publicly held company, and her leadership in developing and establishing the NYSE corporate governance standards for its listed companies (including MetLife) demonstrate her knowledge of and experience with issues of corporate development, transformation and governance. These qualities are relevant to assuring that the Board establishes and maintains effective governance structures appropriate for a global provider of insurance and financial products and services.

Hugh B. Price, 70 (Director since 1999)

John L. Weinberg/Goldman Sachs Visiting

Professor of Public and International Affairs,

Woodrow Wilson School, Princeton University

Professional Highlights:

•	John L. Weinberg/Goldman Sachs Visiting Professor of Public and International Affairs, Woodrow Wilson School, Princeton University (Aug. 2008 – Present)

•	Senior Fellow, The Brookings Institution, an independent research and policy center (Feb. 2006 – Present)

•	Senior Advisor, DLA Piper Rudnick Gray Cary US LLP, a law firm (Sep. 2003 – Sep. 2005)

•	President and Chief Executive Officer, National Urban League, Inc. (1994 – April 2003)

Other Professional and Leadership Experience:

•	Trustee of:

–	Jacob Burns Film Center

–	Georgetown University

•	Other Public Company Directorships:

Verizon Communications Inc.

Education:

•	B.A., Amherst College

•	LL.B., Yale Law School

Mr. Price’s role as the chief executive officer of a historic civil rights organization, his role as a prominent advocate on promoting achievement, diversity and inclusion as business imperatives and his leadership positions at for-profit business enterprises have provided him with expertise in enterprise management and corporate responsibility. This expertise is relevant to the Board’s oversight of the Company’s commitment to community development and civic values and its business management.

MetLife 2012 Proxy Statement	5

Kenton J. Sicchitano, 67 (Director since 2003)

Retired Global Managing Director,

PricewaterhouseCoopers LLP

Professional Highlights:

•

PricewaterhouseCoopers LLP (1970 – 2001). Mr. Sicchitano joined Price Waterhouse LLP, a predecessor firm of PricewaterhouseCoopers LLP, in 1970, becoming a Partner in 1979. He held a variety of global leadership positions, including Global Managing Partner of Audit and Business Advisory Services and Global Managing Partner responsible for Audit and Business Advisory, Tax and Legal, and Financial Advisory Services.

Other Professional and Leadership Experience:

•	Other Public Company Directorships:
PerkinElmer, Inc.; Analog Devices, Inc.

Education:

•	B.A., Harvard College

•	M.B.A., Harvard Business School

Mr. Sicchitano’s experience as a managing partner in a global advisory services firm provided him with an understanding of the challenges and opportunities of managing a global business enterprise. His oversight of the firm’s audit practices and its Audit/Assurance, Business Advisory and Tax Services gave him broad knowledge of accounting and tax issues. This experience and knowledge are relevant to the Board’s oversight of the management of MetLife, a global insurance and financial services firm.

Class II Directors

(terms expire as of the 2013 Annual Meeting):

R. Glenn Hubbard, Ph.D., 53 (Director since 2007)

Dean and Russell L. Carson Professor of

Economics and Finance, Graduate School of Business, Columbia University

Professional Highlights:

•	Columbia University

–	Dean, Graduate School of Business (2004 – Present)

–	Russell L. Carson Professor of Economics and Finance, Graduate School of Business (1994 – Present)

–	Professor of Economics, Faculty of Arts and Sciences (1997 – Present)

•	Co-Chair, Committee on Capital Markets Regulation (2006 – Present)

•	Chairman, President’s Council of Economic Advisers (2001 – 2003)

•	Chairman of the Economic Policy Committee, Organization for Economic Cooperation and Development (2001 – 2003)

•	Deputy Assistant Secretary for Tax Policy, U.S. Department of the Treasury (1991 – 1993)

Other Professional and Leadership Experience:

•	Dr. Hubbard is a member of numerous professional and civic organizations, including:

–	Panel of Economic Advisors, Federal Reserve Bank of New York

–	Council on Foreign Relations

–	Advisory Board of the National Center on Addiction and Substance Abuse

•	Other Public Company Directorships: Automatic Data Processing, Inc.; BlackRock Closed-End Funds; KKR Financial Holdings LLC

•	Prior Public Company Directorships (past 5 years): Capmark Financial Corporation; Information Services Group, Inc.; Duke Realty Corporation; Dex Media, Inc.; R.H. Donnelley Corporation

Education:

•	B.A. and B.S., University of Central Florida

•	Ph.D. and M.A., Harvard University

As an economic policy advisor to the highest levels of government and financial regulatory bodies, Dr. Hubbard has an unparalleled understanding of current global economic conditions and emergent regulations and economic policies. This expertise is relevant to the Board’s understanding of how shifting economic conditions and developing regulations and economic policies will likely impact MetLife’s investments, businesses and operations worldwide.

6	MetLife 2012 Proxy Statement

Steven A. Kandarian, 60 (Director since 2011)

Chairman of the Board, President and

Chief Executive Officer, MetLife, Inc.

Professional Highlights:

•	MetLife, Inc.

–	Chairman of the Board (Jan. 2012 – Present)

–	President and Chief Executive Officer (May 2011 – Present)

–	Executive Vice President and Chief Investment Officer (2005 – Apr. 2011)

•	Executive Director, Pension Benefit Guaranty Corporation (2001 – 2004)

•	Founder and Managing Partner, Orion Partners, LP, a private equity firm (1993 – 2001)

•	Founder and President, Eagle Capital Holdings, where Mr. Kandarian formed a private merchant bank to sponsor equity investments in small and mid-sized businesses (1990 – 1993)

•	Managing Director, Lee Capital Holdings, a private equity firm (1984 – 1990)

•	Mr. Kandarian began his career at Rotan Mosle, Inc., an investment bank

Other Professional and Leadership Experience:

•	Member of:

–	Board of Directors, American Council of Life Insurers

–	Board of Directors, Damon Runyon Cancer Research Foundation

–	Financial Services Forum

–	Economic Club of New York

Education:

•	B.A., Clark University

•	J.D., Georgetown University Law Center

•	M.B.A., Harvard Business School

Mr. Kandarian’s leadership and financial acumen, as well as his experience with the Company, including as President and Chief Executive Officer and his earlier responsibilities for Investments, Global Brand and Marketing Services, and enterprise-wide corporate strategy, have provided him with a deep understanding of the Company’s businesses and global operations and the Company’s strategic direction and leadership selection.

Alfred F. Kelly, Jr., 53 (Director since 2009)

Chief Executive Officer,

NY/NJ 2014 Super Bowl Host Committee

Professional Highlights:

•	Chief Executive Officer, NY/NJ 2014 Super Bowl Host Committee

•	American Express Company

–

President (Jul. 2007 – Apr. 2010), responsible for global consumer businesses, including consumer and small business cards, customer service, global banking, prepaid products, consumer travel, and risk and information management

–	Group President (2005 – 2007), responsible for several key businesses, including U.S. consumer and small business cards, U.S. customer service, and risk management

•	Head of Information Systems, White House (1985 – 1987), with oversight of the information processing functions for several government agencies that comprise the Executive Office of the President

Other Professional and Leadership Experience:

•	Chairman, Board of Directors, School of the Holy Child

•	Vice Chairman, Wall Street Charity Golf Classic (benefits the Cystic Fibrosis Foundation)

•	Member, Boards of Trustees, of:

–	New York-Presbyterian Hospital

–	St. Joseph’s Seminary and College

–	New York Catholic Foundation

•	Other Public Company Directorships: Affinion Group, Inc.

•	Prior Public Company Directorships (past 5 years): Hershey Company

Education:

•	B.A. and M.B.A., Iona College

Through his roles as a senior executive of a global financial services business and as the head of information systems of the White House, Mr. Kelly brings significant experience in risk management and mitigation, marketing, information technology and data management, as well as a sophisticated understanding of the considerations of shareholder value creation. These experiences and expertise are relevant to the Board’s oversight of the Company’s design and approach to risk management.

MetLife 2012 Proxy Statement	7

James M. Kilts, 64 (Director since 2005)

Partner, Centerview Partners Management, LLC

Professional Highlights:

•	Partner, Centerview Partners Management, LLC, a private equity and financial advisory firm (Oct. 2006 – Present)

•	Vice Chairman, Board of Directors, The Procter & Gamble Company (Oct. 2005 – Oct. 2006)

•	The Gillette Company

–	Chairman of the Board (Jan. 2001 – Oct. 2005)

–	Chief Executive Officer (Feb. 2001 – Oct. 2005)

–	President (Nov. 2003 – Oct. 2005)

•	President and Chief Executive Officer, Nabisco Group Holdings Corp.; President and Chief Executive Officer, Nabisco Holdings Corp. and Nabisco Inc. (Jan. 1998 – Dec. 2000)

•	Executive Vice President, Worldwide Food, Philip Morris (1994 – 1997)

•	Various positions, Kraft (through 1994), including:

–	President, Kraft USA and Oscar Mayer

–	Senior Vice President, Strategy and Development

–	President, Kraft Limited in Canada

–	Senior Vice President, Kraft International

Other Professional and Leadership Experience:

•	Member of:

–	Board of Overseers, Weill Cornell Medical College

–	Board of Trustees, Knox College

–	Board of Trustees, University of Chicago

•	Founder and Member, Steering Committee, Kilts Center for Marketing, University of Chicago Booth School of Business

•	Other Public Company Directorships: Pfizer, Inc.; MeadWestvaco Corporation; Nielsen Holdings N.V.

•	Prior Public Company Directorships (past 5 years):

The New York Times Company

Education:

•	B.A., Knox College

•	M.B.A., University of Chicago

As a founding partner of a private equity and financial advisory firm and as a senior executive of several major consumer product companies with global sales and operations, Mr. Kilts brings an in-depth understanding of the business challenges and opportunities of diversified global enterprises and the related financial, risk management and shareholder value creation considerations. These experiences and knowledge are relevant to the Board’s oversight of the management of MetLife.

David Satcher, M.D., Ph.D., 71 (Director since 2007)

Director, Satcher Health Leadership Institute,

Director, Center of Excellence on Health Disparities, Morehouse School of Medicine

Professional Highlights:

•	Morehouse School of Medicine

–	Director, Satcher Health Leadership Institute (Jun. 2006 – Present)

–	Director, Center of Excellence on Health Disparities (Jun. 2006 – Present)

–	Poussaint-Satcher-Cosby Chair in Mental Health (Jun. 2006 – Present)

–	President (Dec. 2004 – Jul. 2006)

–	Director, National Center for Primary Care (Sep. 2002 – Dec. 2004)

•	16th Surgeon General of the United States (Feb. 1998 – Feb. 2002)

•	Senior Visiting Fellow, Kaiser Family Foundation (Feb. 2001 – Sep. 2002)

•	U.S. Assistant Secretary for Health (Feb.1998 – Jan. 2001)

•	Director, Centers for Disease Control and Prevention; Administrator, Agency for Toxic Substances and Disease Registry (1993 – 1998)

Other Professional and Leadership Experience:

•	Dr. Satcher is a member of numerous professional and civic organizations, including:

–	Kaiser Family Foundation

–	Community Foundation of Greater Atlanta

–	United Way of Metropolitan Atlanta

•	Other Public Company Directorships:
Johnson & Johnson

Education:

•	B.S., Morehouse College

•	M.D. and Ph.D., Case Western Reserve University

With his long career in medical academia and public health policy, including his tenure as the Surgeon General of the United States, Dr. Satcher has broad knowledge of health matters from a public policy perspective, brings particular expertise in the study of aging and mortality profiles, and provides an understanding of the impact of governmental health and insurance initiatives, all of which are relevant to the Company’s operations as a provider of life and dental insurance.

8	MetLife 2012 Proxy Statement

Class III Directors

(terms expire as of the 2014 Annual Meeting):

Sylvia Mathews Burwell, 46 (Director since 2004)

President, The Walmart Foundation

Professional Highlights:

•	President, The Walmart Foundation (Jan. 2012 – Present)

•	The Bill and Melinda Gates Foundation, a private philanthropic foundation

–	President, Global Development Program (Apr. 2006 – Dec. 2011)

–	Chief Operating Officer (2002 – Apr. 2006)

–	Executive Vice President (2001 – 2002)

•	Deputy Director, Office of Management and Budget, Washington, D.C. (1998 – 2001)

•	Deputy Chief of Staff to President Bill Clinton (1997 – 1998)

•	Chief of Staff to Treasury Secretary Robert Rubin (1995 – 1997)

•	Staff Director, National Economic Council (1993 – 1995)

•	Manager of President Clinton’s economic transition team (1992-1993)

•	Staff, Clinton/Gore Campaign (1992)

•	Associate, McKinsey and Company (1990 – 1992)

Other Professional and Leadership Experience:

•	Member of:

–	Board of Directors, Council on Foreign Relations

–	Aspen Strategy Group

–	Trilateral Commission

–	Advisory Group, Nike Foundation

–	Advisory Board, Next Generation Initiative

–	Advisory Board, Peter G. Peterson Foundation

–	Professional Advisory Board, ALS Association Evergreen Chapter

Education:

•	B.A., cum laude, Harvard University

•	B.A., Oxford University (Rhodes Scholar)

Ms. Burwell’s unique combination of experience in economics and government service and as a senior executive of charitable foundations with activities around the world gives her an informed perspective on global financial, business and philanthropic activities and diverse cultural considerations that may impact MetLife as a global provider of insurance and financial products and services. Her background and experience also enhance her understanding of the Company’s and MetLife Foundation’s contributions to civic, educational and charitable organizations.

Eduardo Castro-Wright, 57 (Director since 2008)

Vice Chairman, Wal-Mart Stores, Inc.

Professional Highlights:

•	Wal-Mart Stores, Inc.

–	Vice Chairman (Nov. 2008 – Present)

–	President and Chief Executive Officer, Global eCommerce and Global Sourcing businesses (Jun. 2010 – Jan. 2012)

–	President and Chief Executive Officer, Walmart U.S. (2005 – Jun. 2010)

–	President and Chief Executive Officer, Walmart Mexico (2003 – 2005)

–	President and Chief Operating Officer, Walmart Mexico (2001 – 2003)

•	Honeywell International, Inc., a diversified technology and manufacturing company (June 1998 – July 2001)

–	President and Chief Executive Officer, Honeywell Transportation and Power Systems Worldwide

–	President, Honeywell Asia/Pacific

•	Nabisco, Inc., various global management positions, including:

–	President, Nabisco Asia/Pacific (1995 – 1998)

–	President and Chief Executive Officer, Nabisco Mexico (1994 – 1995)

–	President and Chief Executive Officer, Nabisco Venezuela (1991 – 1994)

Other Professional and Leadership Experience:

•	Member, Board of Directors, CARE USA

•	Prior Public Company Directorships (past 5 years):
Dow Jones & Company

Education:

•	B.S., Texas A&M University

Mr. Castro-Wright’s experience as a senior executive of one of the world’s largest companies and as a leader of businesses in a variety of countries and industries has given him global experience and an understanding of the issues, challenges and risks of doing business domestically and internationally. In addition, as a senior executive of a corporation with hundreds of thousands of employees, he is knowledgeable about employee benefits. His particular combination of knowledge and experience is relevant to the Board’s oversight of the management of the Company, which is a major global provider of insurance and employee benefit products and services.

MetLife 2012 Proxy Statement	9

Cheryl W. Grisé, 59 (Director since 2004)

Retired Executive Vice President,

Northeast Utilities

Professional Highlights:

•	Northeast Utilities, a public utility holding company (1980 – 2007)

–	Executive Vice President (Dec. 2005 – Jul. 2007)

–	Chief Executive Officer of principal operating subsidiaries (Sep. 2002 – Jan. 2007)

–	President, Utility Group, Northeast Utilities Service Company (May 2001 – Jan. 2007)

–	President, Utility Group (May 2001 – Dec. 2005)

–	Senior Vice President, Secretary and General Counsel (1998 – 2001)

Other Professional and Leadership Experience:

•	Member, Board of Trustees, Kingswood-Oxford School

•	Senior Fellow, American Leadership Forum

•	Other Public Company Directorships:

–	Pall Corporation; PulteGroup, Inc.

•	Prior Public Company Directorships (past 5 years):
Dana Corp.

Education:

•	B.A., University of North Carolina at Chapel Hill

•	J.D., Thomas Jefferson School of Law

•	Executive Management Program, Yale University School of Organization and Management

Ms. Grisé’s experience as the chief executive officer of a major enterprise subject to complex regulations provided her with a substantive understanding of the challenges of managing a highly regulated company such as MetLife. With her executive experience and her experience as a general counsel and corporate secretary, Ms. Grisé brings a unique perspective on the Board’s responsibility for overseeing the management of a regulated enterprise and with respect to the effective functioning of the Company’s corporate governance structures.

Lulu C. Wang, 67 (Director since 2008)

Founder and Chief Executive Officer,

Tupelo Capital Management LLC

Professional Highlights:

•	Founder and Chief Executive Officer, Tupelo Capital Management LLC, an investment management firm (1997 – Present)

•	Director and Executive Vice President, Jennison Associates Capital Corporation (1988 – 1997)

•	Senior Vice President and Managing Director, Equitable Capital Management (1978-1988)

Other Professional and Leadership Experience:

•	Trustee, Asia Society

•	Trustee Emerita, Wellesley College

•	Consulting Director, New York Community Trust

•	Member of:

–	Board of Overseers, Columbia Business School

–	Board of Trustees, Metropolitan Museum of Art

–	Board of Trustees, Rockefeller University

–	Board of Directors, Committee of 100

Education:

•	B.A., Wellesley College

•	M.B.A., Columbia Business School

•	Chartered Financial Analyst

Ms. Wang’s extensive experience in investment management and financial services, her knowledge and understanding of global capital markets, particularly in Asia, and her service on the boards and investment committees of major educational and civic organizations have given her a perspective that is particularly relevant to the Board’s oversight of the management of the Company and its investments, as well as a deep understanding of the importance of MetLife’s and MetLife Foundation’s contributions to community institutions.

10	MetLife 2012 Proxy Statement

Corporate Governance

The Board of Directors recognizes the importance of effective corporate governance in fulfilling its responsibilities to shareholders. In this section, we describe some of our key governance practices.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that set forth the Board’s policies on a number of governance-related matters, including:

•	Director qualifications, independence and responsibilities;

•	the identification of candidates for Board positions;

•	management succession;

•	Director access to management and outside advisors, including certain restrictions on the retention by Directors of an outside advisor that is otherwise engaged by the Company for another purpose;

•	Director compensation;

•	Director stock ownership guidelines;

•	the appointment of a Lead Director by the Independent Directors;

•	Director orientation and continuing education;

•	Annual evaluation of the Board’s performance; and

•	the Board’s majority voting standard in uncontested Director elections, which is also reflected in the Company’s By-Laws.

A printable version of the Corporate Governance Guidelines is available on MetLife’s website at www.metlife.com/corporategovernance under the link “Corporate Governance Guidelines.”

Information about the Board of Directors

Composition and Independence of the Board of Directors. The Board currently consists of 13 Directors, 12 of whom are both Non-Management Directors and Independent Directors. A Non-Management Director is a Director who is not an officer of the Company or of any entity in a consolidated group with the Company. An Independent Director is a Non-Management Director who the Board of Directors has affirmatively determined has no material relationships with the Company or any of its consolidated subsidiaries and is independent within the meaning of the NYSE Corporate Governance Standards. An Independent Director for Audit Committee purposes meets additional requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act).

The Board of Directors has adopted categorical standards to assist it in making determinations regarding Director independence. The Board has determined that the Independent Directors satisfy all applicable categorical standards. The categorical standards are included in the Corporate Governance Guidelines of the Company, which are available on MetLife’s website at www.metlife.com/corporategovernance under the link “Corporate Governance Guidelines.”

The Board has affirmatively determined that all of the Directors, other than Steven A. Kandarian, the Company’s Chairman of the Board, President and Chief Executive Officer, are Independent Directors.

Board Leadership Structure. After careful consideration, in 2006, the Board of Directors determined that the preferred leadership structure for MetLife would be a Chairman of the Board who also is the Company’s Chief Executive Officer, and a separate empowered Lead Director who also is an Independent Director. The successful partnership between the executive Chairman of the Board and the independent Lead Director has provided strong, independent oversight of management and reaffirms to the Board that this leadership structure continues to be the most appropriate and effective model for the Company.

Mr. Kandarian, as the Company’s Chief Executive Officer, is responsible for the day-to-day operations of the Company and for setting its strategic business direction. In the performance of his responsibilities, both in his role as Chief Executive Officer and in his prior role as Chief Investment Officer with oversight of MetLife’s enterprise-wide corporate strategy, he has gained a deep understanding of the Company’s business, opportunities and challenges, and the capabilities and talents of the senior leadership team — all of which he brings to bear in the performance of his responsibilities as Chairman of the Board.

Cheryl W. Grisé, the Company’s independent Lead Director, was appointed as Lead Director by the Company’s Independent Directors, as provided by the

MetLife 2012 Proxy Statement	11

Company’s Corporate Governance Guidelines. Pursuant to the Guidelines, her responsibilities as Lead Director include:

•	presiding at executive sessions of the Board of Directors;

•	conferring with the Chairman of the Board and Chief Executive Officer about Board meeting schedules, agendas and information to be provided to the Directors;

•	conferring with the Chairman of the Board and Chief Executive Officer on issues of corporate importance that may involve action by the Board;

•	participating in the Compensation Committee’s annual performance evaluation of the Chairman of the Board and Chief Executive Officer; and

•

in the event of the incapacity of the Chairman of the Board and Chief Executive Officer, directing the Secretary of the Company to take all necessary and appropriate action to call a special meeting of the Board as specified in the By-Laws to consider the action to be taken under the circumstances.

Having an independent Lead Director and an executive Chairman of the Board helps ensure that the Directors are provided with appropriate information about the Company’s businesses and operations and have direct access to senior management, which enables them to effectively oversee the management of the Company and perform their roles and responsibilities as Directors of a complex, highly regulated, global enterprise.

In connection with C. Robert Henrikson’s retirement as the President and Chief Executive Officer of the Company and Mr. Kandarian’s succession to the role effective May 1, 2011, the Board requested that Mr. Henrikson continue to serve as Chairman of the Board for a period of time to help ensure a smooth transition of leadership. Mr. Henrikson’s term as Chairman of the Board concluded at the end of 2011 and, in accordance with the Board’s preferred leadership structure for the Company, the Board elected Mr. Kandarian to succeed Mr. Henrikson as Chairman of the Board.

Executive Sessions of Independent Directors.    At each regularly scheduled meeting of the Board of Directors, the Independent Directors of the Company meet in executive session without the presence of the Company’s management. The Lead Director presides at the executive sessions of the Independent Directors.

Director Nomination Process.    Under the Company’s Corporate Governance Guidelines, the following specific, minimum qualifications must be met by any candidate whom the Governance and Corporate Responsibility Committee would recommend for election to the Board of Directors:

•	Financial Literacy. Such person should be “financially literate,” as such qualification is interpreted by the Company’s Board of Directors in its business judgment.

•

Leadership Experience.    Such person should possess significant leadership experience, such as experience in business, finance, accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and an ability to work with others.

•

Commitment to the Company’s Values.    Such person shall be committed to promoting the financial success of the Company and preserving and enhancing the Company’s reputation as a global leader in business and shall be in agreement with the values of the Company as embodied in its codes of conduct.

•	Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a Director of the Company.

•

Reputation and Integrity.    Such person shall be of high repute and recognized integrity, and shall not have been convicted in a criminal proceeding or be named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

•

Other Factors.    Such person shall have other characteristics considered appropriate for membership on the Board of Directors, including significant experience and accomplishments, an understanding of marketing and finance, sound business judgment, and an appropriate educational background.

In recommending candidates for election as Directors, the Governance and Corporate Responsibility Committee will take into consideration the need for the Board to have a majority of Directors that meet the independence requirements of the New York Stock Exchange Corporate Governance Standards, the ability

12	MetLife 2012 Proxy Statement

of candidates to enhance the perspective and experience of the Board as a whole, and such other criteria as shall be established from time to time by the Board of Directors.

Potential candidates for nomination as Directors are identified by the Governance and Corporate Responsibility Committee and the Board of Directors through a variety of means, including search firms, Board members, Executive Officers and shareholders. Potential candidates for nomination as Director provide information about their qualifications and participate in interviews conducted by individual Board members. Candidates are evaluated based on the information supplied by the candidates and information obtained from other sources.

The Governance and Corporate Responsibility Committee will consider shareholder recommendations of candidates for nomination as Director. To be timely, a shareholder recommendation must be submitted to the Governance and Corporate Responsibility Committee, MetLife, Inc., 1095 Avenue of the Americas, New York, NY 10036, Attention: Corporate Secretary, not later than 120 calendar days prior to the first anniversary of the previous year’s annual meeting. Recommendations for nominations of candidates for election at the 2013 Annual Meeting must be received by the Corporate Secretary no later than December 24, 2012.

The Governance and Corporate Responsibility Committee makes no distinctions in evaluating nominees based on whether or not a nominee is recommended by a shareholder. Shareholders recommending a nominee must satisfy the notification, timeliness, consent and information requirements set forth in the Company’s By-Laws concerning Director nominations by shareholders.

The shareholder’s recommendation must set forth all the information regarding the recommended candidate that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and related regulations, and must include the recommended candidate’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected. The recommendation must also be accompanied by a completed disclosure questionnaire on a form posted on the Company’s website. In addition, the shareholder’s recommendation must include: (i) the name and address of, and class and number of shares of the Company’s securities owned beneficially and of record by, the recommending shareholder and any other person on whose behalf the shareholder is acting or with whom the shareholder is acting in concert; (ii) a description of all arrangements or understandings between any shareholder and the person being recommended and any other persons (naming them) pursuant to which the nominations are to be made by the shareholder; (iii) satisfactory evidence that each shareholder is a beneficial owner, or a representation that the shareholder is a holder of record, of the Company’s stock entitled to vote at the meeting, and a representation that the shareholder intends to appear in person or by a qualified representative at the meeting to propose the nomination; and (iv) if the recommending shareholder intends to solicit proxies, a statement to that effect.

Oversight of Risk Management by the Board of Directors. The Board of Directors is responsible for overseeing management in the execution of its responsibilities and for overseeing the design and implementation of the Company’s approach to risk management.

In performing its risk management oversight functions, the Board oversees management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for the Company and its shareholders or that such strategies will motivate management to take excessive risks.

The Board of Directors also oversees the development and implementation of processes and procedures to mitigate the risk of failing to assure the orderly succession of the Chief Executive Officer and the senior executives of the Company. The Board believes that the continuing development of the Company’s managerial leadership is critically important to its success. The Board, in coordination with the Governance and Corporate Responsibility Committee, periodically reviews the skills, experience, and development plans of the Company’s senior leaders who may ultimately be candidates for senior executive positions. The Directors meet regularly with senior leaders in the context of Board business, giving them an opportunity to assess the qualifications of these individuals. In addition, the Board plans for executive succession to ensure that the Company will have managerial talent available to replace current executives when that becomes necessary.

The Board of Directors has allocated its oversight of risk management among the Board as a whole and to the Committees of the Board, which meet regularly and report back to the full Board. All Committees play significant roles in risk oversight.

MetLife 2012 Proxy Statement	13

•

The Finance and Risk Committee has broad oversight responsibilities over all of the Company’s risk management. The Committee reviews the Company’s assessment and management of material risks, including the Company’s policies and procedures on risk assessment and management and its performance against these policies and procedures and related benchmarks and target metrics. The Committee oversees the Company’s financial policies and strategies, capital planning and adequacy, certain capital actions, mergers and acquisitions projects, and other financial matters. The Committee also coordinates with the Chief Risk Officer (who oversees and coordinates risk assessment and mitigation enterprise-wide) and other members of management, and the Chairs of the other Board Committees (including the Investment Committee of Metropolitan Life Insurance Company (MLIC)) with respect to its oversight of risk assessment and management policies, practices and procedures and with respect to the Compensation Committee’s oversight of compensation-related risk matters.

In addition to the Finance and Risk Committee’s oversight of the Company’s material risks, the Audit Committee, the Compensation Committee, the Governance and Corporate Responsibility Committee and the Investment Committee of MLIC also exercise direct oversight over aspects of the Company’s enterprise risk management. Specifically,

•

The Audit Committee reviews with management, the internal auditor and the independent auditor, the Company’s system of internal controls over financial reporting that is relied upon to provide reasonable assurance of the integrity of the Company’s financial statements.

•	The Compensation Committee is responsible for reviewing the Company’s compensation practices and overseeing risk management with respect to the Company’s compensation arrangements.

•

The Governance and Corporate Responsibility Committee, in coordination with the Board, reviews the Company’s proposed succession and development plans for executive officers. It reviews the Company’s ethics and compliance programs and its sales practices to mitigate the risk of non-compliance, customer and regulatory complaints and other reputational risks. It also oversees the Company’s goals and strategies concerning legislative and regulatory initiatives that impact the interest of the Company.

•	At the request of MetLife, the Investment Committee of MLIC oversees the management and mitigation of risks associated with the investment portfolios of MetLife and certain of its subsidiaries, including credit risk; interest rate risk; portfolio allocation and diversification risk; derivatives risk; counterparty risk; duration mismatch risk; and compliance with insurance laws and regulations that govern insurance company investments.

For further discussion of the Committees’ responsibilities, see “Board Committees” beginning on page 15.

Throughout the year, the Board and its Committees receive reports from the Chief Risk Officer and other senior management on enterprise risk management and specific risk topics. In particular, the Finance and Risk Committee reviews reports from the Chief Risk Officer and other senior management of the steps taken to measure, monitor and manage risk exposure in the enterprise. At each regularly scheduled meeting of the Finance and Risk Committee, the Chief Risk Officer meets in executive session of the independent Committee members without the Company’s Executive Officers to further discuss enterprise risk management.

In addition to Board and Committee oversight of risk management, MetLife is a bank holding company and financial holding company and, as such, is subject to the jurisdiction of the Board of Governors of the Federal Reserve System and inspection, examination, and supervision by the Federal Reserve Bank of New York (collectively, the Federal Reserve). In this role, the Federal Reserve evaluates the risk management control processes of MetLife and its key business lines and monitors MetLife’s risk profile and financial performance. The MetLife Board of Directors receives an annual report from the Federal Reserve regarding the Federal Reserve’s detailed risk management assessment of the Company, including an assessment of Board and senior management oversight, risk policies, procedures and limits, risk monitoring and management information systems and internal controls.

MetLife is seeking to terminate its status as a bank holding company and financial holding company subject to Federal Reserve jurisdiction, and has announced certain transactions that constitute steps towards this goal, which the Company may attain in 2012. Following the termination of its status as a bank holding company and financial holding company, if MetLife subsequently is designated a non-bank systemically important financial institution (SIFI), it would be subject to regulation and supervision by the Federal Reserve. As of the date of the mailing of this Proxy Statement, regulations have been proposed but not yet finalized for the criteria for identifying non-bank SIFIs and prudential standards that would apply to SIFIs.

14	MetLife 2012 Proxy Statement

Board Committees

The following table describes the current membership of the Board and the Board Committees and the number of Board and Committee meetings held in 2011.

Director	Board	Audit	Compensation	Executive	Finance and Risk	Governance and Corporate Responsibility	Investment (MLIC)
Steven A. Kandarian	Chairman			Chair
Sylvia Mathews Burwell						✓	✓
Eduardo Castro-Wright			✓			✓	✓
Cheryl W. Grisé	Lead Director	✓	✓	✓		Chair
R. Glenn Hubbard				✓	✓		Chair
John M. Keane		✓				✓
Alfred F. Kelly, Jr.		✓	✓		Chair
James M. Kilts			Chair				✓
Catherine R. Kinney		✓			✓
Hugh B. Price		✓	✓
David Satcher				✓		✓	✓
Kenton Sicchitano		Chair	✓		✓
Lulu C. Wang					✓		✓
Number of Meetings in 2011	11	10	10	0	12	8	6

MetLife’s Board of Directors has designated five standing Board Committees: Audit; Compensation; Executive; Finance and Risk; and Governance and Corporate Responsibility. Certain Directors of MetLife also serve as members of the Investment Committee of MLIC, which, at the request of MetLife, oversees the management and mitigation of risks associated with the investment portfolios of MetLife and certain of its subsidiaries.

All Committees, other than the Executive Committee, are chaired by and consist entirely of Independent Directors. The Committees perform essential functions on behalf of the Board and the Committee Chairs review and approve agendas for all meetings of their respective Committees. The responsibilities of each Committee of the Board of Directors are defined in a charter and summarized below.

The charters for the Audit, the Compensation, and the Governance and Corporate Responsibility Committees incorporate the requirements of the Securities and Exchange Commission (SEC) and the NYSE to the extent applicable. Current, printable versions of these charters are available on MetLife’s website at www.metlife.com/corporategovernance by selecting Board of Directors and then the appropriate link under the heading “Board Committee Information.”

Board Meetings and Director Attendance.     In 2011, the Board held 11 meetings and the Board Committees of MetLife held a total of 40 meetings. All of the current Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and the MetLife Committees on which they served during 2011.

Audit Committee.    The Audit Committee provides oversight of the Company’s accounting and financial reporting processes and the audits of its financial statements; the adequacy of the Company’s internal control over financial reporting; the integrity of its financial statements; the qualifications and independence of the independent auditor; the appointment, retention and performance of the independent auditor and the performance of the internal audit function; and the Company’s compliance with legal and regulatory requirements.

A more detailed description of the role and responsibilities of the Audit Committee is set forth in the Audit Committee Charter.

Financial Literacy and Audit Committee Financial Experts.    The Board of Directors has determined that the members of the Audit Committee, all of whom are Independent Directors and meet the additional independence requirements of Rule 10A-3 under the Exchange Act, are financially literate, as such qualification is interpreted by the Board of Directors. The Board of Directors has also determined that the following members of the Audit Committee qualify as “audit committee financial experts,” as such term is defined by the SEC: Kenton J. Sicchitano (Committee Chair), John M. Keane and Catherine R. Kinney.

MetLife 2012 Proxy Statement	15

Compensation Committee.    The Compensation Committee

•	assists the Board in fulfilling its responsibility to oversee the compensation and benefits of the Company’s executives and other employees of the MetLife enterprise;

•

approves the goals and objectives relevant to the Chief Executive Officer’s total compensation, evaluates the Chief Executive Officer’s performance in light of such goals and objectives, and endorses, for approval by the Independent Directors, the Chief Executive Officer’s total compensation level based on such evaluation;

•

reviews, and recommends for approval by the Board, the total compensation of each person who is an “executive officer” of the Company under the Exchange Act and related regulations or an “officer” of the Company under Section 16 of the Exchange Act and related regulations, as well as the Company’s Chief Risk Officer, including their base salaries, annual incentive compensation and long-term equity-based incentive compensation;

•	has sole authority to retain, terminate and approve the fees and other retention terms of any compensation consultants retained to assist the Committee in evaluating executive compensation; and

•

reviews and discusses with management the Compensation Discussion and Analysis to be included in the proxy statement (and incorporated by reference in the Annual Report on Form 10-K), and, based on this review and discussion, (i) recommends to the Board of Directors whether the Compensation Discussion and Analysis should be included in the proxy statement (and incorporated by reference in the Form 10-K), and (ii) issues the Compensation Committee Report for inclusion in the proxy statement (the 2012 Compensation Committee Report appears on page 28 of this Proxy Statement).

The Compensation Committee also oversees the management and mitigation of risks associated with (i) the development and administration of the Company’s compensation and benefit programs, and (ii) assuring that the Company’s incentive plans do not encourage or reward excessive risk taking.

A more detailed description of the role and responsibilities of the Compensation Committee is set forth in the Compensation Committee Charter. Under its charter, the Compensation Committee may delegate to a subcommittee or to the Chief Executive Officer or other officers of the Company any portion of the Committee’s duties and responsibilities, if the Committee believes such delegation is in the best interests of the Company and the delegation is not prohibited by law, regulation or the NYSE Corporate Governance Standards. Management’s delegated authority does not include granting salary increases or incentive compensation to any Executive Officer, officer subject to the reporting requirements under Section 16 of the Exchange Act, or to the Company’s Chief Risk Officer.

The Company’s processes for consideration and determination of executive compensation, and the central role of the Committee in those processes, are further described in the “Compensation Discussion and Analysis,” beginning on page 29.

Executive Compensation Consultant.    The Committee believes that its compensation consultant must be able to provide candid, direct, independent and objective advice to the Committee.

To assist the Committee in carrying out its responsibilities, the Compensation Committee retained Meridian Compensation Partners, LLC (Meridian) as its executive compensation consultant. Meridian has provided the Committee with competitive market compensation data and overall market trends about executive compensation, has advised the Committee about the overall design and implementation of MetLife’s executive compensation programs, including decisions made under the programs, and has advised the Committee about regulatory, governance and accounting developments that may affect the Company’s executive compensation programs.

In order to promote the objectivity, independence, and candor of the compensation consultant’s advice:

•	Meridian has reported directly to the Committee about executive compensation matters;

•	Meridian has met with the Committee in executive sessions that were not attended by any of the Company’s Executive Officers;

•	Meridian has had direct access to the Chair and members of the Committee between meetings; and

•	the Committee has not directed Meridian to perform its services in any particular manner or under any particular method.

To help ensure that the Committee continues to receive independent and objective advice, the Company’s Corporate Governance Guidelines provide that any consultant retained to advise the Compensation Committee on executive compensation matters should not be retained to provide any other services to the Company.

16	MetLife 2012 Proxy Statement

For information about the key factors that the Compensation Committee considers in determining the compensation of the members of the Executive Group, as well as the role of the Chief Executive Officer and the Executive Vice President and Chief Human Resources Officer in setting such compensation, see “Compensation Discussion and Analysis” beginning on page 29. Also see the Compensation Discussion and Analysis for information about compensation paid to the persons listed in the Summary Compensation Table on page 53.

Compensation Committee Interlocks and Insider Participation.    No member of the Compensation Committee has ever been an officer or employee of MetLife or any of its subsidiaries. During 2011, no Executive Officer of MetLife served as a Director or member of the compensation committee (or other committee serving an equivalent function) of any other entity where one of whose executive officers is or has been a Director of MetLife or a member of MetLife’s Compensation Committee.

Executive Committee. The Executive Committee may exercise the powers and authority of the Board of Directors during intervals between meetings of the Board of Directors.

Finance and Risk Committee. The Finance and Risk Committee provides oversight of the Company’s financial policies and strategies; its capital structure, plans and policies, including capital adequacy, dividend policies and share repurchases; its proposals on certain capital actions and other financial matters; its assessment and management of material risks; and in consultation with the Compensation Committee, the appointment, retention and performance of the Chief Risk Officer.

Specifically, the Finance and Risk Committee

•	reviews the Company’s key financial and business metrics;

•

reviews and monitors all aspects of the Company’s capital plan, actions and policies (including the guiding principles used to evaluate all proposed capital actions), targets and structure (including the monitoring of capital adequacy and of compliance with the Company’s capital plan);

•	consistent with the Company’s capital plan, safety and soundness principles and applicable law, reviews proposals and reports concerning certain capital actions and other financial matters;

•	reviews reports on MetLife Bank, N.A.’s capitalization, results, management and operations; and

•	reviews policies, practices and procedures regarding risk assessment and management.

For further discussion of the Finance and Risk Committee’s responsibilities for oversight of risk management, see “Information about the Board of Directors — Oversight of Risk Management by the Board of Directors” on page 13.

Governance and Corporate Responsibility Committee.

The Governance and Corporate Responsibility Committee assists the Board of Directors in identifying individuals qualified to become members of the Company’s Board, consistent with the criteria established by the Board; proposing candidates to be nominated for election as Directors at annual or special meetings of shareholders or to be elected by the Board to fill any vacancies on the Board; developing and recommending to the Board of Directors for adoption corporate governance guidelines applicable to the Company; and reviewing proposed succession plans for the Chief Executive Officer and succession and development plans for the Company’s executive officers, and making recommendations to the Board of Directors with respect to such plans. It also provides oversight of the Company’s compliance responsibilities and activities, including its legislative and regulatory initiatives, sales practices and ethics and compliance programs, as well as the Company’s policies concerning its corporate citizenship programs.

The Governance and Corporate Responsibility Committee also oversees the management and mitigation of risks related to failure to comply with required or appropriate corporate governance standards.

A more detailed description of the role and responsibilities of the Governance and Corporate Responsibility Committee is set forth in the Governance and Corporate Responsibility Committee Charter.

Investment Committee of MLIC. At the request of MetLife, the Investment Committee of MLIC provides oversight of the management of investment assets of MetLife and certain of its subsidiaries and, in connection therewith, reviews reports from the investment officers on (i) the investment activities and performance of the investment portfolio of such companies and submits reports about such activities and performance to MetLife and (ii) the conformity of investment activities with the Investment Committee’s general authorizations, applicable laws, regulations and standards of care.

At the request of MetLife, the Investment Committee of MLIC oversees the management and mitigation of risks associated with the investment portfolios of MetLife and certain of its subsidiaries.

MetLife 2012 Proxy Statement	17

Compensation of Non-Management Directors

2011 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Sylvia Mathews Burwell	$145,000	$112,502	$1,622	$259,124
Eduardo Castro-Wright	$145,000	$112,502	$1,622	$259,124
Cheryl W. Grisé	$195,000	$112,502	$1,622	$309,124
R. Glenn Hubbard	$170,000	$112,502	$6,622	$289,124
John M. Keane	$145,000	$112,502	$1,622	$259,124
Alfred F. Kelly, Jr.	$170,000	$112,502	$6,622	$289,124
James M. Kilts	$170,000	$112,502	$6,622	$289,124
Catherine R. Kinney	$145,000	$112,502	$6,622	$264,124
Hugh B. Price	$145,000	$112,502	$21,805	$279,307
David Satcher	$145,000	$112,502	$6,622	$264,124
Kenton J. Sicchitano	$170,000	$112,502	$6,622	$289,124
Lulu C. Wang	$145,000	$112,502	$1,622	$259,124

Fees Earned or Paid in Cash and Stock Awards. The Non-Management Directors’ annual retainer fees are reported under “Fees Earned or Paid in Cash” and “Stock Awards” in the Director Compensation Table.

After the Company’s 2011 Annual Meeting, each Non-Management Director was paid an annual retainer of $225,000 in advance for services through the 2012 Annual Meeting. Fifty percent of the retainer was paid through the grant of 2,514 Shares and 50% was paid in $112,500 cash.

Effective October 1, 2011, the annual retainer for each Non-Management Director was increased to $260,000, with 50% of the retainer to be paid in Shares and 50% in cash. Even though the increase in the retainer for the period from October 1, 2011 through the Company’s 2012 Annual Meeting will not be paid until following the Company’s 2012 Annual Meeting, the pro rata portion of the increase in cash fees for the period of October 1, 2011 through December 31, 2011, or $4,375, is considered to have been earned by each Non-Management Director in 2011 and is reflected under “Fees Earned or Paid in Cash” in the Director Compensation Table.

In addition, the Company pays an annual cash retainer fee of $25,000 to each Non-Management Director who serves as Chair of a Board Committee, the Company’s Lead Director, and the Non-Management Director who serves as Chair of the MLIC Investment Committee.

The MetLife, Inc. 2005 Non-Management Director Stock Compensation Plan (2005 Directors Stock Plan), which was approved by the Company’s shareholders in 2004, authorizes the Company to issue Shares in payment of Director retainer fees. The dollar amounts reported under “Stock Awards” represent the grant date fair value of such Share awards as computed for financial statement reporting purposes in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The grant date fair value represents the number of Shares awarded multiplied by $44.75, the closing price of the Shares on the NYSE on the grant date, April 26, 2011. Share awards granted to the Non-Management Directors as part of their annual retainer vest and become payable immediately upon their grant. As a result, no Share awards were outstanding for any of the Non-Management Directors as of December 31, 2011.

A Non-Management Director who is appointed to the Board of Directors in the interim period between annual meetings is paid a prorated annual retainer fee, including any Committee Chair or Lead Director fees, in advance (at the time of commencement of service) to reflect the period of such anticipated service.

A Non-Management Director may defer the receipt of all or part of his or her fees payable in cash or Shares (and any imputed dividends on those Shares) until a later date or until after he or she ceases to serve as a Director. From 2000 to 2004, such deferrals could be made under the terms of the MetLife, Inc. 2000 Directors Stock Plan (2000 Directors Stock Plan) (for share awards) or the MetLife Deferred Compensation Plan for Outside Directors (for cash awards). Since 2005, any such deferrals are made under the terms of the MetLife Non-Management Director Deferred Compensation Plan, which is intended to comply with Internal Revenue Code Section 409A (Section 409A).

Prior to 2004, Non-Management Directors received stock option awards as part of their annual retainer.

18	MetLife 2012 Proxy Statement

These awards were issued pursuant to the 2000 Directors Stock Plan, which was in effect until April 15, 2005 when it was replaced by the 2005 Directors Stock Plan. The following table shows the aggregate number of stock option awards outstanding for each Non-Management Director as of December 31, 2011. These awards vested and became exercisable but had not been exercised as of December 31, 2011.

Name	Number of Option Awards Outstanding
Sylvia Mathews Burwell	533
Cheryl W. Grisé	178
John M. Keane	1,210
Hugh B. Price	4,818
Kenton J. Sicchitano	1,536

All Other Compensation. The Non-Management Directors’ 2011 benefit and gift programs are reported under “All Other Compensation” in the Director Compensation Table and consist of the following:

Name	Life Insurance Programs	Business Travel Insurance Program	Charitable and Matching Gifts Programs	Total
Sylvia Mathews Burwell	$1,584	$38	$0	$1,622
Eduardo Castro-Wright	$1,584	$38	$0	$1,622
Cheryl W. Grisé	$1,584	$38	$0	$1,622
R. Glenn Hubbard	$1,584	$38	$5,000	$6,622
John M. Keane	$1,584	$38	$0	$1,622
Alfred F. Kelly, Jr.	$1,584	$38	$5,000	$6,622
James M. Kilts	$1,584	$38	$5,000	$6,622
Catherine R. Kinney	$1,584	$38	$5,000	$6,622
Hugh B. Price	$15,451	$38	$6,316	$21,805
David Satcher	$1,584	$38	$5,000	$6,622
Kenton J. Sicchitano	$1,584	$38	$5,000	$6,622
Lulu C. Wang	$1,584	$38	$0	$1,622

Life Insurance Programs.    MetLife paid $1,584 in premiums for each Non-Management Director who joined the Board on or after January 1, 2003 to receive $200,000 of group life insurance. Non-Management Directors who joined the Board prior to January 1, 2003 receive $200,000 of individual life insurance coverage under policies then in existence. Mr. Price is the only Non-Management Director eligible for this program. MetLife paid both the premiums of $14,022 and a program administration fee of $1,429 for Mr. Price’s coverage.

Business Travel Insurance Program.    MetLife provides each Non-Management Director with business travel accident insurance coverage for travel on MetLife business.

Charitable and Matching Gifts Programs.    Mr. Price participates in a charitable gift program for Non-Management Directors elected to the Board of MLIC prior to October 1, 1999. Under that program, Non-Management Directors may recommend one or more charitable or educational institutions to receive, in the aggregate, a $1 million contribution from MLIC in the name of the Director following the Director’s death. The proportionate share of a service fee paid by MLIC in 2011 to administer the program attributable to Mr. Price was $1,316. The premiums for the insurance policies under the program were paid in full prior to 2011.

The MetLife Foundation also provided up to $5,000 in matching contributions for each Non-Management Director’s contributions to colleges and universities in 2011 under a matching gift program for employees and Non-Management Directors. In addition to the amounts reflected in the table above, the MetLife Foundation provided matching contributions in 2011 of $4,990 and $5,000 for contributions made in 2010 by Mr. Castro-Wright and Ms. Grisé, respectively.

The Company paid for personal expenses of certain Non-Management Directors in connection with Company business conferences or other events attended by such Directors in 2011. For each Non-Management Director for whom such expenses were paid, the aggregate amount paid by the Company in 2011 was less than $10,000.

Compensation of Mr. Henrikson and Mr. Kandarian. Mr. Henrikson was compensated as an employee through October 31, 2011. Following the end of his employment, he was compensated as Chairman of the Board and as a member of the Board of Directors. Mr. Kandarian was compensated as an employee in 2011, but received no compensation in his capacity as a member of the Board of Directors. For information about compensation for Mr. Henrikson and Mr. Kandarian in 2011, see the Summary Compensation Table on page 53 and the accompanying discussion.

MetLife 2012 Proxy Statement	19

Director Stock Ownership Guidelines; Anti-Hedging Policy

Under the stock ownership guidelines established by the Board of Directors, each Non-Management Director is expected to own Share-based holdings equal in value to at least three times the cash component of the Non-Management Director’s annual retainer. Each Non-Management Director is expected to achieve this level of ownership by December 31 of the year in which the third anniversary of his or her election to the Board occurs. The Share ownership of each Non-Management Director met these guidelines as of December 31, 2011.

Pursuant to the Company’s Insider Trading Policy, Directors may not engage in short sales, hedging, or trading in put and call options with respect to the Company’s securities.

Directors’ Retirement Policy

The retirement policy adopted by the Board of Directors provides that no Director may stand for election as a Board member after he or she reaches the age of 72, and that a Director may continue to serve until the annual meeting coincident with or immediately following his or her 72nd birthday. In addition, each Director must offer to resign from the Board upon a change or discontinuance of his or her principal occupation or business responsibilities. The Director’s retirement policy is set forth in the Company’s Corporate Governance Guidelines.

Director Indemnity Plan

The Company’s By-Laws provide for the Company to indemnify, and advance expenses to, a person who is threatened with litigation or made a party to a legal proceeding because of the person’s service as a Director of the Company. In addition, the Company’s Director Indemnity Plan affirms that a Director’s rights to this indemnification and expense advancement are contract rights. The indemnity plan also provides for expenses to be advanced to former Directors on the same basis as they are advanced to current Directors. Any amendment or repeal of the rights provided under the indemnity plan would be prospective only and would not affect a Director’s rights with respect to events that have already occurred.

Procedures for Reviewing Related Person Transactions

The Company has established written procedures for the review, approval or ratification of related person transactions. A related person transaction includes certain financial transactions, arrangements or relationships in which the Company is or is proposed to be a participant and in which a Director, Director nominee or Executive Officer of the Company or any of their immediate family members has or will have a material interest. Related person transactions may include:

•	Legal, investment banking, consulting or management services provided to the Company by a related person or an entity with which the related person is affiliated;

•	Sales, purchases and leases of real property between the Company and a related person or an entity with which the related person is affiliated;

•	Material investments by the Company in an entity with which a related person is affiliated;

•	Contributions by the Company to a civic or charitable organization for which a related person serves as an executive officer; and

•	Indebtedness or guarantees of indebtedness involving the Company and a related person or an entity with which the related person is affiliated.

Under the procedures, Directors, Director nominees and Executive Officers of the Company are required to report related person transactions in writing to the Company. The Governance and Corporate Responsibility Committee reviews, approves or ratifies related person transactions involving Directors, Director nominees and the Chief Executive Officer or any of their immediate family members. A vote of a majority of disinterested Directors of the Governance and Corporate Responsibility Committee is required to approve or ratify a transaction. The Chief Executive Officer reviews, approves or ratifies related person transactions involving Executive Officers of the Company (other than the Chief Executive Officer) or any of their immediate family members. The Chief Executive Officer may refer any such transaction to the Governance and Corporate Responsibility Committee for review, approval or ratification if he believes that such referral would be appropriate.

The Governance and Corporate Responsibility Committee or the Chief Executive Officer will approve a related person transaction if it is fair and reasonable to the Company and consistent with the best interests of the Company, taking into account the business purpose of the transaction, whether the transaction is entered into on an arm’s-length basis on terms fair to the Company, and whether the transaction is consistent with applicable codes of conduct of the Company. If a transaction is not approved or ratified, it may be referred to legal counsel for review and consultation regarding possible further action by the Company. Such action may include terminating the transaction if not yet entered into or, if it

20	MetLife 2012 Proxy Statement

is an existing transaction, rescinding the transaction or modifying it in a manner that would allow it to be ratified or approved in accordance with the procedures.

The Board of Directors reviewed the transactions described below under “Related Person Transactions — American International Group, Inc.” in connection with its approval of such transactions, and has determined that the transactions are consistent with the criteria set forth in the preceding paragraph with respect to the approval of related person transactions. However, the Company’s procedures do not contemplate separate review of related person transactions involving persons other than Directors, Director nominees and Executive Officers.

Related Person Transactions

American International Group, Inc.    Under a Stock Purchase Agreement, dated as of March 7, 2010 (the Acquisition Agreement), among MetLife, American International Group, Inc. (AIG) and AM Holdings LLC (formerly known as ALICO Holdings LLC) (Seller), a subsidiary of AIG, as amended, MetLife acquired American Life Insurance Company and Delaware American Life Insurance Company (together, Alico) on November 1, 2010 (the Acquisition). The Acquisition resulted in Seller and AIG having beneficial ownership of more than 5% of the outstanding Shares until the 2011 Annual Meeting, as described more fully below.

To complete the Acquisition, MetLife paid to Seller $7.2 billion in cash, after adjustments, and issued to Seller (i) 78,239,712 Shares; (ii) 40,000,000 common equity units with an aggregate stated amount of $3 billion (the Equity Units); and (iii) 6,857,000 shares of MetLife’s Series B Contingent Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share (the Convertible Preferred Stock), which were convertible into 68,570,000 Shares upon a favorable vote of MetLife’s stockholders (collectively, the Covered Securities). On March 8, 2011, Seller sold all of the 78,239,712 Shares and the 40,000,000 Equity Units in public offerings, and MetLife repurchased and cancelled all of the Convertible Preferred Stock pursuant to the Coordination Agreement referred to below.

Investor Rights Agreement.    In connection with the Acquisition, MetLife, Seller and AIG entered into an Investor Rights Agreement, dated as of November 1, 2010 (the Investor Rights Agreement). Pursuant to the Investor Rights Agreement, Seller and AIG agreed to vote any and all of the Covered Securities in the same proportion as the Shares or other voting securities voted by all other holders of Shares and other voting securities at all meetings of MetLife’s shareholders (the Voting

Covenant). On March 1, 2011, the record date for the 2011 Annual Meeting, Seller owned 78,239,712 Shares that were voted in accordance with the Voting Covenant at the 2011 Annual Meeting. On March 8, 2011, Seller sold all of its Shares and Equity Units in public offerings to persons not bound by the Voting Covenant, and MetLife repurchased and cancelled all of the Convertible Preferred Stock. Following the 2011 Annual Meeting, Seller no longer beneficially owned any of the Covered Securities and as a result, Seller and AIG ceased to be beneficial owners of 5% or more of the outstanding Shares.

Coordination Agreement.    On March 1, 2011, MetLife, Seller and AIG entered into a coordination agreement (the Coordination Agreement). Under that agreement, MetLife repurchased from Seller all of the Convertible Preferred Stock for approximately $2.95 billion, MetLife’s net proceeds from its public offering of 68,570,000 Shares, which closed on March 8, 2011. MetLife also agreed to waive the lock-up restrictions imposed on Seller under the Investor Rights Agreement to the extent necessary to permit Seller to offer and sell all of its Shares and Equity Units in the public offerings described above.

Indemnification and Indemnification Collateral. The Acquisition Agreement provides that Seller and MetLife will indemnify each other for losses pursuant to the terms and conditions set forth therein. Additionally, MetLife may be required to make certain other payments to Seller, and Seller may be required to make certain other payments to MetLife, pursuant to the terms and conditions of the Acquisition Agreement, including certain post-closing purchase price adjustments. Seller pledged all of the Equity Units to secure payment of Seller’s obligations, including certain indemnification obligations, to MetLife under the Acquisition Agreement and ancillary agreements (the Indemnification Collateral). Under the Coordination Agreement, on March 8, 2011, Seller substituted $3 billion of the net proceeds from Seller’s public offering of the Equity Units for all of the Equity Units, and the Equity Units were released from the pledge. Immediately following such substitution, Seller paid MetLife approximately $300 million in cash of the Indemnification Collateral, with respect to an estimated tax payment that was paid by Alico to the Internal Revenue Service on February 15, 2011. From and after March 8, 2011, the Indemnification Collateral has consisted and will consist solely of cash and certain permitted investments. The Indemnification Collateral may, from time to time, be withdrawn by MetLife or Seller in accordance with the terms of the Coordination Agreement and Acquisition Agreement, but, at this time, MetLife cannot approximate the aggregate dollar amount of any such withdrawals.

MetLife 2012 Proxy Statement	21

AIG Guarantee.    MetLife, Seller and AIG entered into a letter agreement on October 29, 2010 relating to AIG’s guarantee obligations under the Acquisition Agreement (the Restructuring Amendment). In the event Seller does not have sufficient cash or other liquid assets to satisfy its obligations, including Seller’s indemnity obligations, to MetLife and certain of its affiliates and representatives on a timely basis, the Restructuring Amendment provides, among other things, that AIG will unconditionally guarantee all such obligations of Seller by direct payment to MetLife and such affiliates and representatives.

Special Asset Protection Agreement.    MetLife and Alico entered into a Special Asset Protection Agreement with Seller on November 1, 2010 (the Special Asset Protection Agreement). The Special Asset Protection Agreement provides for a loss sharing arrangement with respect to certain assets, whereby, if there is a default in the payment of scheduled interest or a default in the payment of principal, or if an asset under certain conditions is sold or restructured at a loss, and the aggregate of any shortfalls exceeds $100 million, Seller will be obligated to pay to Alico 50% of such shortfalls in excess of $100 million. To the extent that Alico receives any payments from Seller for an asset shortfall, Alico will be obligated to pay Seller 50% of any recoveries on that asset (net of certain items) until Seller has been reimbursed for all such payments. With certain exceptions, the obligations of Seller to make payments to Alico apply with respect to payment defaults which arise until December 31, 2016, unless, on that date, an asset has an uncured principal or interest payment default. In that situation, Seller will remain obligated to make any payments on that asset until the next scheduled principal or interest payment, at which time, if the payment default remains uncured, Seller will pay Alico the excess of (i) 50% of the carrying value and all accrued but unpaid interest on that asset, minus (ii) any payments made by Seller with respect to that asset for which Alico has not reimbursed Seller from any recoveries on that asset, subject to certain other applicable offsets. At this time, MetLife cannot approximate the aggregate dollar amount of any payments under the Special Asset Purchase Agreement.

Transition Services Agreement.    MetLife and AIG also entered into a Transition Services Agreement on November 1, 2010 (the Transition Services Agreement), pursuant to which each party agreed to provide to the other party and its affiliates scheduled services and access to certain facilities as well as certain migration services, knowledge transfer services, assistance with negotiations of third party vendor relationships and resuming services. Scheduled services will be provided for the agreed period of time and for an agreed extension period, with increased fees for services provided during the extension period. In general, unless otherwise agreed by the parties, the term for services will not exceed 24 months from the closing of the Acquisition, except with respect to migration services (which may continue for a period of up to three months following the termination of the related service) or except as caused by delays or failures in connection with the provision of services or completion of certain required separation actions. Services can be terminated on 30 days’ advance written notice (or such other period of time as agreed to by the parties in the applicable schedule to the Transition Services Agreement) to the party providing such service, subject to the service recipient paying any scheduled termination fees. The Transition Services Agreement also provides for a variety of indemnities, as well as dispute resolution mechanisms. At this time, MetLife estimates that approximately $90 to $105 million will be paid in the aggregate in respect of services provided and to be provided pursuant to the Transition Services Agreement.

Ordinary Course Commercial Transactions.    From time to time, MetLife or its affiliates may enter into ordinary course commercial contracts or other arrangements with AIG or its affiliate on substantially the same terms and conditions that prevail at the time for comparable transactions with persons who are not related persons.

The foregoing descriptions of the Acquisition Agreement, the Special Asset Protection Agreement and the Transition Services Agreements are not complete and are qualified by reference to the Acquisition Agreement, filed with MetLife’s Current Report on Form 8-K, dated March 11, 2010.

The foregoing descriptions of the Restructuring Amendment and the Investor Rights Agreement are not complete and are qualified by reference to such documents, filed with MetLife’s Current Report on Form 8-K, dated November 2, 2010.

The foregoing description of the Coordination Agreement is not complete and is qualified by reference to the Coordination Agreement filed with MetLife’s Current Report on Form 8-K, dated March 2, 2011.

Executive Officers.    A Company affiliate employs family members of two Executive Group members and of a former Executive Group member. None of these employees is an Executive Group member. None reports directly to any member of the Executive Group and none reports indirectly to the Executive Group member to whom the employee is related. The employees each participate in compensation and benefit arrangements generally applicable to similarly-situated employees.

Specifically, the Company affiliate employs a sibling of Nicholas D. Latrenta who earned compensation of

22	MetLife 2012 Proxy Statement

approximately $122,000 for 2011, a sibling of Maria R. Morris who earned compensation of approximately $177,000 for 2011, and a sibling of Kathleen A. Henkel (former Executive Vice President, Human Resources) who earned compensation of approximately $228,000 for 2011.

Codes of Conduct

Financial Management Code of Professional Conduct. The Company has adopted the MetLife Financial Management Code of Professional Conduct, a “code of ethics” as defined under the rules of the SEC that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and all professionals in finance and finance-related departments. A current, printable version of the Financial Management Code of Professional Conduct is available on the Company’s website at www.metlife.com/corporategovernance by selecting Corporate Conduct and then the appropriate link under the heading “Codes of Conduct.” If any such amendments or waivers were entered into or made, the Company would post information about them on the Company’s website at the address given above.

Employee Code of Business Conduct and Ethics and Directors’ Code of Business Conduct and Ethics.     The Company has adopted the Directors’ Code of Business Conduct and Ethics, which is applicable to all members of the Company’s Board of Directors including the Chief Executive Officer, and the Employee Code of Business Conduct and Ethics, which applies to all employees of Company and its affiliates, including the Executive Officers of the Company. Current, printable versions of the Directors’ Code and the Employee Code are available on the Company’s website at www.metlife.com/corporategovernance by selecting Corporate Conduct and then the appropriate link under the heading “Codes of Conduct.”

MetLife 2012 Proxy Statement	23

Proposal 2 — Ratification of Appointment of the Independent Auditor

The Board of Directors recommends that you vote to ratify the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for the fiscal year ending December 31, 2012.

The Audit Committee has appointed Deloitte & Touche LLP (Deloitte) as the Company’s independent auditor for the fiscal year ending December 31, 2012, Deloitte’s long term knowledge of MetLife and the MetLife group of companies, combined with its insurance industry expertise and global presence, has enabled it to carry out its audits of the Company’s financial statements with effectiveness and efficiency.

The appointment of Deloitte by the Audit Committee is being presented to the shareholders for ratification. If the shareholders do not ratify the appointment, the Audit Committee will reconsider its decision and may continue to retain Deloitte. If the shareholders ratify the appointment, the Audit Committee continues to have the authority to and may change such appointment at any time during the year. The Audit Committee will make its determination regarding such retention or change in light of the best interest of MetLife and its shareholders.

In considering Deloitte’s appointment, the Audit Committee reviewed the firm’s qualifications and competencies, including the following factors:

•

Deloitte’s status as a registered public accounting firm with the Public Company Accounting Oversight Board (United States) (PCAOB) as required by the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) and the Rules of the PCAOB;

•	Deloitte’s independence and its processes for maintaining its independence;

•	the results of the independent review of the firm’s quality control system;

•	the key members of the engagement team for the audit of the Company’s financial statements;

•	Deloitte’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office; and

•	Deloitte’s reputation for integrity and competence in the fields of accounting and auditing.

The Audit Committee assures the regular rotation of the audit engagement team partners as required by law.

The Audit Committee approves Deloitte’s audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the Audit Committee appoints the independent auditor to perform audit services that the Company expects to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. The Audit Committee or a designated member of the Audit Committee to whom authority has been delegated may, from time to time, pre-approve additional audit and non-audit services to be performed by the Company’s independent auditor. Any pre-approval of services between Audit Committee meetings must be reported to the full Audit Committee at its next scheduled meeting.

If the audit, audit-related, tax and other permitted non-audit fees for a particular period or service exceed the amounts previously approved, the Audit Committee determines whether or not to approve the additional fees.

Representatives of Deloitte will attend the 2012 Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

24	MetLife 2012 Proxy Statement

Independent Auditor’s Fees for 2011 and 2010(1)

The following table presents fees for professional services rendered by Deloitte for the audit of the Company’s annual financial statements, audit-related services, tax services and all other services for the years ended December 31, 2011 and 2010.

	2011	2010
	(in millions)
Audit Fees(2)	$70.9	$61.7
Audit-Related Fees(3)	$7.0	$7.9
Tax Fees(4)	$6.1	$7.0
All Other Fees(5)	$4.8	$2.8

(1)	All fees shown in the table related to services that were approved by the Audit Committee.

(2)

Fees for services to perform an audit or review in accordance with auditing standards of the PCAOB and services that generally only the Company’s independent auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

(3)

Fees for assurance and related services that are traditionally performed by the Company’s independent auditor, such as audit and related services for employee benefit plan audits, due diligence related to mergers, acquisitions and divestitures, accounting consultations and audits in connection with proposed or consummated acquisitions and divestitures, control reviews, attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

(4)

Fees for tax compliance, consultation and planning services. Tax compliance generally involves preparation of original and amended tax returns, claims for refunds and tax payment planning services. Tax consultation and tax planning encompass a diverse range of services, including assistance in connection with tax audits and filing appeals, tax advice related to mergers, acquisitions and divestitures, advice related to employee benefit plans and requests for rulings or technical advice from taxing authorities.

(5)	Fees for other types of permitted services.

MetLife 2012 Proxy Statement	25

Audit Committee Report

This report is submitted by the Audit Committee of the MetLife, Inc. (MetLife or the Company) Board of Directors. No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the Securities Act), or the Securities Exchange Act of 1934, as amended (the Exchange Act), through any general statement incorporating by reference in its entirety the proxy statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.

The Audit Committee, on behalf of the Board, is responsible for overseeing management’s conduct of MetLife’s financial reporting and internal control processes. For more information on the Audit Committee, see “Board Committees — Audit Committee” on page 15.

Management has the responsibility for the preparation of MetLife’s consolidated financial statements and the reporting process. Deloitte & Touche LLP (Deloitte), as MetLife’s independent auditor, is responsible for auditing MetLife’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (PCAOB).

Deloitte has discussed with the Audit Committee those matters described in the PCAOB Standard, Communications with Audit Committees (AU 380), Statement on Auditing Standards No. 114, and Rule 2-07 of Regulation S-X promulgated by the Securities and Exchange Commission. Deloitte has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte its independence from MetLife.

During 2011, management updated its internal control documentation for changes in internal control and completed its testing and evaluation of MetLife’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received updates provided by management and Deloitte at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed the report of management’s assessment of the effectiveness of internal control over financial reporting contained in the Company’s 2011 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission (the 2011 Form 10-K). The Audit Committee also reviewed Deloitte’s report regarding its audit of the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management and with Deloitte MetLife’s audited consolidated financial statements for the year ended December 31, 2011 and Deloitte’s Report of Independent Registered Public Accounting Firm dated February 28, 2012 regarding the 2011 audited consolidated financial statements included in the 2011 Form 10-K. The Deloitte report states that MetLife’s 2011 audited consolidated financial statements present fairly, in all material respects, the consolidated financial position of MetLife and its subsidiaries as of December 31, 2011 and 2010 and the results of their operations and cash flows for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America and includes an explanatory paragraph on the adoption of certain recently issued accounting standards. In reliance upon the reviews and discussions with management and Deloitte described in this Audit Committee Report, and the Board of Directors’ receipt of the Deloitte report, the Audit Committee recommended to the Board that MetLife’s 2011 audited consolidated financial statements be included in the 2011 Form 10-K.

Respectfully,

Kenton J. Sicchitano, Chair

Cheryl W. Grisé

John M. Keane

Alfred F. Kelly, Jr.

Catherine R. Kinney

Hugh B. Price

26	MetLife 2012 Proxy Statement

Proposal 3 — Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers

The Board of Directors recommends that you vote FOR this proposal: “RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

In accordance with Section 14A of the Exchange Act, this proposal will give shareholders the opportunity to endorse or not endorse the Company’s executive compensation programs and policies and the resulting compensation for the individuals listed in the Summary Compensation Table on page 54 (the Named Executive Officers), as described in this Proxy Statement.

Because the vote is advisory, the result will not be binding on the Compensation Committee and it will not affect, limit, or augment any existing compensation or awards. The Compensation Committee will, however, take into account the outcome of the vote when considering future compensation arrangements.

The Board has approved an annual frequency for shareholder votes to approve executive officer compensation. As a result, unless the Board determines otherwise, the next such vote will be held at the Company’s 2013 Annual Meeting.

The following design features are key to the program’s success and promotion of shareholders’ interests:

•	paying for performance: most compensation is variable and dependent on achievement of business results;

•	aligning executives’ interests with those of shareholders: most incentive compensation is stock-based, and executives are expected to meet stock ownership guidelines;

•

encouraging long-term decision-making: Stock Options vest over three years and may normally be exercised over ten years, and the ultimate value of Performance Shares is determined by the Company’s performance relative to its peers over three years;

•

rewarding achievement of the Company’s business goals: amounts available for annual incentive awards are based on Company performance compared to its Business Plan; individual awards take account of business unit and individual executive performance relative to their goals; and

•

avoiding incentives to take excessive risk: the Company makes discretionary rather than formulaic awards as part of its normal program; uses Operating Earnings (which excludes net investment gains and losses and net derivative gains and losses) as a key performance indicator; and uses multiple-year performance to determine the ultimate value of stock-based awards.

At the same time, the Company’s executive compensation program excludes practices that would be contrary to the Company’s compensation philosophy and contrary to shareholders’ interests. For example, the Company’s executive compensation program:

•	does not allow executives, or other associates, to engage in short sales, hedging, or trading in put and call options with respect to the Company’s securities;

•

does not offer a supplemental executive retirement plan that provides benefits under a different formula than the pension plan applicable to most U.S.-based employees, or that adds years of service or includes long-term incentive compensation in the benefits formula;

•	does not provide excessive perquisites;

•	does not allow repricing or replacing of Stock Options or stock appreciation rights without prior shareholder approval;

•	does not provide any “single trigger” change-in-control severance pay or any severance pay beyond two times average pay;

•

does not provide for “single trigger” vesting of stock-based awards upon a change-in-control without the opportunity for the Company or a successor to substitute alternative awards that remain subject to vesting; and

•

does not provide for any excise tax payment or tax gross-up for change-in-control related payments, or for tax gross-up for any perquisites or benefits, other than in connection with relocation or other transitionary arrangements when an Executive Group member begins employment.

In 2011, the Company generated Premium, Fees & Other Revenues that were up 32% from 2010, and its Operating Earnings and Operating Earnings Per Share were up 40% and 16% from 2010, respectively. The Company’s Operating Earnings and Operating Earnings Per Share also exceeded the goals set forth in its business plan. The Company is also successfully integrating the Alico business it acquired in 2010, realizing the near term value of the acquisition by achieving key business objectives. The Company began to leverage Alico’s capabilities world-wide, such as by using Alico product expertise to grow business around the world. The compensation of the Named Executive Officers reflects the Compensation Committee’s independent evaluation of these accomplishments, as well as their individual accomplishments.

The Compensation Committee and Board of Directors believe that the Company’s compensation programs and policies, and the compensation of the Named Executive Officers, promote the Company’s business objectives with appropriate compensation delivered in appropriate forms. Accordingly, the Board of Directors recommends that you vote FOR this proposal.

MetLife 2012 Proxy Statement	27

Compensation Committee Report

This report is furnished by the Compensation Committee of the MetLife, Inc. (MetLife or the Company) Board of Directors. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that is set forth on pages 29 through 52 of the Company’s 2012 Proxy Statement and, based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the 2012 Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the Securities Act), or the Securities Exchange Act of 1934, as amended (the Exchange Act), through any general statement incorporating by reference in its entirety the proxy statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.

Respectfully,

James M. Kilts, Chair

Eduardo Castro-Wright

Cheryl W. Grisé

Alfred F. Kelly, Jr.

Hugh B. Price

Kenton J. Sicchitano

28	MetLife 2012 Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the objectives and policies underlying MetLife’s executive compensation program. It also describes key factors that the Compensation Committee considered in determining the compensation of the members of the Executive Group. The Executive Group includes the Named Executive Officers as well as the other Executive Officers of the Company. References to the Company’s “executive compensation” programs and policies refer to those that apply to the Executive Group.

Shareholders have the opportunity, at the 2012 Annual Meeting, to vote to endorse or not endorse the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including this Compensation Discussion and Analysis and the compensation tables and narrative discussion. The Compensation Committee and the Board of Directors believe that this Compensation Discussion and Analysis, and the compensation tables and narrative discussion that follow, support their recommendation to approve that shareholder advisory resolution.

Executive Summary and Overview

Highlights of 2011 Business Results.    The Company’s 2011 performance included increases in the key financial measures of Premium, Fees and Other Revenues; Operating Earnings; Operating Earnings Per Share; Operating Return on Equity; and Book Value Per Share from 2010. These results also exceeded applicable 2011 goals. For more information about these financial measures and applicable goals, see “Shared Financial Performance Goals” on page 37 and Appendix A to this Proxy Statement.

These performance measures are not calculated based on accounting principles generally accepted in the United States of America (GAAP). They should be read in conjunction with Appendix A to this Proxy Statement, which includes definitions of these terms and reconciliations to the most directly comparable GAAP measures, which are premium, fees & other revenues (for Premium, Fees & Other Revenues, as presented (operating)); income (loss) from continuing operations, net of income tax (for Operating Earnings); net income (loss) available to common shareholders per diluted common share (for Operating Earnings Per Share); return on the Company’s common equity excluding accumulated other comprehensive income (for Operating Return on Equity); and (GAAP) book value per common share (for Book Value Per Common Share, as presented (excluding accumulated other comprehensive income)).

MetLife 2012 Proxy Statement	29

During 2011, MetLife selected a new Chief Executive Officer, Steven A. Kandarian, to succeeded C. Robert Henrikson. The Compensation Committee made long-term stock-based compensation awards to Mr. Kandarian in connection with his election, the value of which will depend on the value of Shares and the Company’s performance relative to its competition.

In late 2011, MetLife, reorganized its business from a U.S. and International business structure into three broad geographic regions to better reflect the Company’s global reach. The Company’s three new business regions are the Americas; Europe, the Middle East and Africa (EMEA); and Asia. The new organizational structure leverages the best of Alico and the pre-Alico acquisition MetLife organization, and will lay the foundation for MetLife to be a global company. Each of the regions has both mature and developing markets, both of which are critical to shareholder-value creation. At the same time, MetLife will be able to draw on strengths from across each region to drive collaboration and efficiencies.

William J. Wheeler, who had been the Company’s Chief Financial Officer, was appointed President of the Americas region. Michel Khalaf, who was Regional President, Middle East, Africa, and South Asia, was appointed President of the EMEA region. Eric Steigerwalt was appointed interim Chief Financial Officer. William J. Toppeta, who had been the President of International business, and William J. Mullaney, who had been President of U.S. Business, each took different roles at that time.

MetLife also created a new Global Employee Benefits business unit in 2011, headed by Executive Vice President Maria R. Morris. MetLife is the leader in group benefits in the United States and one of the most globally diverse insurers in the world. With corporations becoming ever more global, the new business unit will help MetLife take advantage of opportunities to extend the reach of its business to new markets.

2011 Say-on-Pay Vote.    In 2011, the Company’s shareholders were given the opportunity to vote to approve or disapprove of the Company’s executive compensation programs and policies and the resulting compensation described in the 2011 Proxy Statement. Shareholders voted over 98% of their Shares in approval of the Company’s actions (based on Shares voted). Because the vote was advisory, the result was not binding on the Compensation Committee. However, the Compensation Committee considered the vote to be an endorsement of the Company’s executive compensation programs and policies, and took into account the outcome of the vote in reviewing those programs and policies. The Compensation Committee considered shareholders’ support and other factors in determining that no significant changes to the Company’s executive compensation programs and policies were necessary at this time.

2011 Compensation Highlights.    MetLife maintained its commitment to its pay for performance philosophy, and continued to emphasize variable performance-based compensation over fixed or guaranteed pay. The Company’s Chief Executive Officer was paid over 90% of his Total Compensation for 2011 performance in variable, rather than fixed form. The CEO’s stock-based incentive compensation was over two-thirds his total incentive compensation for 2011, based on MetLife’s compensation valuation methodology. Similar, but somewhat lower, percentages applied to the Executive Group members excluding the CEO.

Given this mix of pay and other features of MetLife’s compensation programs, Executive Group members’ interests are aligned with those of shareholders. Much of their compensation depends on increases in the price of Shares that benefit shareholders. Further, the Company’s Share ownership guidelines are designed to align executives’ interests with those of shareholders and reinforce the focus on long-term shareholder value.

The Company determines the total amount of annual incentive compensation to most U.S-based management and other administrative employees in light of its Operating Earnings and Operating Return on Equity compared to its business plan goals, among other factors. For 2011, the Company exceeded its business plan goals for these measures, producing an above-target performance factor for annual incentive compensation.

The Company’s long-term performance, including changes to the price of Shares, has a significant impact on the Named Executive Officers’ compensation. For example, the performance factor for the 2008-2010 Performance Shares (paid out in 2011) was slightly below target, based on the Company’s three-calendar-year performance relative to competition, and the price of Shares was considerably lower than on the date the Performance Shares were granted due to a tumultuous stock market. As a result, the payment value on vesting of the awards was 67% of the target value of the awards on the grant date.

Risk Management.    MetLife’s compensation program aligns with Company strategies and has a number of features that contribute to prudent decision making and avoid providing executives with an incentive to take

30	MetLife 2012 Proxy Statement

excessive risks. One important feature is the use of Operating Earnings as a metric in incentive programs. Operating Earnings excludes net investment gains and losses and net derivative gains and losses. This removes incentives to take excessive risk by removing incentives not to hedge exposures to various risks inherent in a number of products, incentives to use derivatives for speculative purposes, and incentives to disrupt the risk balance in MetLife’s investment portfolio by harvesting capital gains for the sole purpose of enhancing incentive compensation. In addition, the Company uses three-year overlapping performance periods and vesting for long-term incentive compensation, so that time horizons for compensation reflect the extended time horizons for the results of many business decisions.

Management has reviewed the employee incentive compensation programs to ensure that, in design and operation and taking into account all of the risk management processes in place, they do not encourage excessive risk taking. In doing so, it followed principles provided by the Company’s Chief Risk Officer regarding performance measures, performance periods, payment determination processes, management controls, and other aspects of the arrangements. As a result of this review and his own assessment of the programs, the Company’s Chief Risk Officer has concluded that risks arising from the compensation policies and practices for employees of the Company and its affiliates are not reasonably likely to have a material adverse effect on the Company as a whole, in light of the features of those policies and practices and the controls in place to limit and manage risk. The Chief Risk Officer discussed aspects of his analysis with the Compensation Committee.

Compensation Philosophy and Objectives

MetLife’s executive compensation program is designed to:

•	provide competitive Total Compensation opportunities that will attract, retain and motivate high-performing executives;

•	align the Company’s compensation plans with its short- and long-term business strategies;

•	align the financial interests of the Company’s executives with those of its shareholders through stock-based incentives and stock ownership requirements; and

•

reinforce the Company’s pay for performance culture by making a significant portion of Total Compensation variable, and differentiating awards based on Company, business unit and individual performance.

Overview of Compensation Program

MetLife uses a competitive total compensation structure that consists of base salary, annual incentive awards and stock-based long-term incentive award opportunities. For purposes of this discussion and MetLife’s compensation program, Total Compensation for an Executive Group member means the total of those three elements. The Independent Directors approve the Total Compensation for the Chief Executive Officer and the other Executive Group members.

The Compensation Committee recommends Total Compensation amounts for the Company’s Chief Executive Officer for approval by the Independent Directors, and Total Compensation amounts for each of the other Executive Group members for approval by the Board of Directors. When determining an Executive Group member’s Total Compensation, the Compensation Committee considers the three elements of Total Compensation together. As a result, decisions on the award or payment amount of one element impact the decisions on the amount of other elements.

Each Executive Group member’s Total Compensation reflects the Compensation Committee’s assessment of Company, business unit, and the executive’s performance as well as competitive market data based on peer compensation comparisons. However, the Compensation Committee does not structure particular elements of compensation to relate to separate individual goals or performance.

The Compensation Committee also reviews other compensation and benefit programs, such as retirement benefits and potential payments that would be made if an Executive Group member’s employment were to end. Benefits such as retirement and medical programs do not impact Total Compensation decisions since they apply to substantially all employees. As a result, decisions about those benefits do not vary based on decisions about an Executive Group member’s base salary or annual or stock-based awards.

The Compensation Committee’s independent executive compensation consultant, Meridian, assisted the Committee in its design and review of the Company’s compensation program. For more information on the role of Meridian regarding the Company’s executive compensation program, see “Board Committees — The Compensation Committee” beginning on page 16.

Generally, the forms of compensation and benefits provided to Executive Group members in the United States are similar to those provided to other U.S.-based officer-level employees. None of the Executive Group members based in the United States is a party to any agreement with the Company that governs the executive’s employment.

MetLife 2012 Proxy Statement	31

VARIABLE VS. FIXED COMPENSATION

A substantial portion of the Executive Group members’ Total Compensation for 2011 performance was variable and dependent upon the attainment of performance objectives or the value of Shares.

STOCK-BASED INCENTIVES VS. ANNUAL CASH INCENTIVES

To align executive and shareholder interests, in determining Total Compensation for 2011 performance, the Compensation Committee allocated a greater portion of the Executive Group members’ variable compensation to stock-based incentives than it allocated to annual cash incentives:

Total Compensation for Mr. Kandarian and the others who served as Executive Group members for the entirety of 2011 was used for purposes of the above calculations. Performance Shares were valued using a Share price, based on recently-prevailing Share prices at the time of grant, that was also used for compensation planning purposes. Each Stock Option was valued at one-third of that price. See “Stock-Based Long-Term Incentive Awards” beginning on page 48. All of the long-term incentive compensation awarded to the Executive Group members consisted of Stock Options that vest over three years, or at the end of three years, and awards normally payable in the form of Shares that cannot be acquired by the executive for at least three years.

Peer Compensation Comparisons

The Compensation Committee periodically reviews the competitiveness of MetLife’s Total Compensation structure using data reflecting a comparator group of companies in the insurance and broader financial services industries with which MetLife competes for executive talent (Comparator Group). Likewise, the Compensation Committee reviews the composition of the Comparator Group from time to time to assure that it remains an appropriate comparison for the Company.

The current Comparator Group consists of the 24 financial services companies listed under “Comparator Group” below. Companies were chosen for the Comparator Group in light of their size relative to MetLife and the extent of their global presence, or their similarity to MetLife in the importance of investment and risk management to their business, or both.

MetLife was between the 50th and 75th percentile of the Comparator Group as a whole in each of assets (as of 2010 year-end), revenue (for 2010), and market capitalization (as of October, 2011).

In 2011, the Compensation Committee continued the Company’s approach to determining competitive Total Compensation in light of the increasingly global nature of the Company’s business, the size of the Company’s assets, revenue, and market capitalization relative to its peers, the challenges the Executive Group faces, and the Compensation Committee’s expectations for the Company’s performance. As a result, the Compensation Committee determined that an Executive Group member’s Total Compensation is competitive if it falls between the 50th and 75th percentile of the companies in the Comparator Group for the executive’s position,

32	MetLife 2012 Proxy Statement

based on total compensation data from recent periods (the Competitive Range). The Compensation Committee does not compare compensation on a separate element-by-element basis, but rather focuses on Total Compensation.

The Competitive Range for an Executive Group member’s Total Compensation is one element of the Compensation Committee’s determination of Total Compensation for the executive. For 2011 performance, Mr. Kandarian’s Total Compensation fell within the lower third of the Competitive Range for his position. The Total Compensation for 2011 performance for each of Mr. Steigerwalt, Mr. Wheeler, Ms. Morris, and Mr. Latrenta fell within the approximate middle third of the Competitive Range of their respective positions. Mr. Khalaf’s Total Compensation for 2011 performance fell within the upper third of the Competitive Range for his position, and each of Mr. Mullaney’s and Mr. Toppeta’s Total Compensation for 2011 performance fell within the lower third of the Competitive Range for their respective positions.

COMPARATOR GROUP

AEGON N.V.

Aflac Incorporated

The Allstate Corporation

American Express Company

AXA Financial, Inc.

Bank of America Corporation

Citigroup Inc.

The Hartford Financial Services Group, Inc.

HSBC Holdings plc

ING Groep N.V.

JPMorgan Chase & Co.

Lincoln National Corporation

Manulife Financial Corporation

Massachusetts Mutual Life Insurance Company

Morgan Stanley

Nationwide Financial Services, Inc.

New York Life Insurance Company

PNC Financial Services Group Inc.

The Principal Financial Group, Inc.

Prudential Financial, Inc.

Sun Life Financial Inc.

The Travelers Companies, Inc.

U.S. Bancorp

Wells Fargo & Company

Setting Total Compensation

Chief Executive Officer Compensation.    Shortly after his appointment as Chief Executive Officer, Mr. Kandarian and the Compensation Committee established goals and objectives that were designed to drive Company performance. Mr. Henrikson’s goals for 2011 were changed at that time to reflect his transition to non-executive Chairman of the Board. For a description of these goals, see “Annual Incentive Awards” beginning on page 35.

In early 2012, the Compensation Committee recommended to the Independent Directors the Total Compensation for Mr. Kandarian, including annual and stock-based awards for 2011. The Committee’s Total Compensation recommendations for 2011 reflected its assessment of Mr. Kandarian’s performance relative to his established goals and objectives in his role as Chief Executive Officer, and took into account Mr. Kandarian’s performance relative to additional business challenges and opportunities that arose during the year. The Committee also considered competitive market data provided by Meridian. Meridian’s report included a comparison and analysis of Mr. Kandarian’s compensation to chief executive officer compensation at Comparator Group companies. The comparison included historical information on Comparator Group companies’ size (measured by revenue, market capitalization and assets) and performance (measured by 3-year and 1-year growth in measures of operating earnings, book value, operating return on equity, and total shareholder return) compared to MetLife. The application of these practices and processes for 2011 resulted in higher compensation being awarded to Mr. Kandarian than to other Executive Group members due to Mr. Kandarian’s broader responsibilities and higher levels of accountability as the most senior executive in the Company, as well as competitive market data.

The Committee’s recommendations for Mr. Henrikson’s annual incentive award for 2011 reflected its assessment of his performance relative to his established goals and objectives as well as his performance relative to additional business challenges and opportunities that arose during the year.

Compensation of Other Executive Group Members.    Shortly following his appointment, Mr. Kandarian and each Executive Group member agreed on the respective executive’s goals for 2011. Similarly, Mr. Kandarian discussed goals and objectives with Executive Group members newly appointed to their roles in 2011 in connection with their appointments.

In early 2012, Mr. Kandarian provided to the Compensation Committee an assessment of the other Executive Group members’ performance during 2011

MetLife 2012 Proxy Statement	33

relative to their goals and the additional business challenges and opportunities that arose during the year. He also recommended to the Committee Total Compensation amounts for each Executive Group member taking into account performance during the year as well as available competitive data and compensation opportunities for each position. This assessment also took into account information and analysis of performance that was provided by Mr. Wheeler and Mr. Toppeta, to whom Mr. Steigerwalt and Mr. Khalaf, respectively, reported prior to changes in reporting relationships late in 2011. The Committee reviewed these recommendations and endorsed the components of each Executive Group member’s Total Compensation to the Board of Directors.

The Executive Vice President and Chief Human Resources Officer of the Company provided the Compensation

Committee with advice and recommendations on the form and overall level of executive compensation, and provided guidance and information to Mr. Kandarian to assist him in making recommendations to the Compensation Committee of Total Compensation amounts for each Executive Group member, other than himself. He also provided guidance to the Committee on the Committee’s general administration of the programs and plans in which Executive Group members, as well as other employees, participate.

Other than as described above, no Executive Group member played a role in determining the compensation of any of the other Executive Group members. No Executive Group member took part in the Board’s consideration of his or her own compensation.

Components of Compensation and Benefits

The primary components of the Company’s regular executive compensation and benefits program play various strategic roles:

Description	Strategic Role
Base Salary: Fixed based on position, scope of responsibilities, individual performance, and competitive data	Compensation for services during the year

Annual Incentive Awards: Variable based on performance relative to Company, business unit, and individual goals and (when applicable) additional business challenges or opportunities that arose during the year that were not reflected in previously established goals for the year; the Compensation Committee determines awards using its judgment of all of these factors as a whole, and not by using a formula

Primary compensation vehicle for recognizing and differentiating individual performance each year; designed to motivate Executive Group members and other employees to achieve strong annual business results that will contribute to the Company’s long-term success, without creating an incentive to take excessive risk

Stock-Based Long-Term Incentive Awards: Amount of awards based on discretionary assessment of individual level of responsibility, performance, relative contribution, and potential for assuming increased responsibilities; ultimate value of awards depends exclusively on increases in the price of Shares (Stock Options), or on MetLife’s performance relative to its competition as well as the value of Shares (Performance Shares); generally, 50% of Stock-Based Long-Term Incentive Awards to Executive Group members are allocated to Stock Options and 50% to Performance Shares, valued using a compensation planning Share price (based on recently-prevailing Share prices at the time of grant) for Performance Shares, and one-third of that Share price for Stock Options

Ensures that Executive Group members have a significant continuing stake in the long-term financial success of the Company (see “Stock Ownership” on page 50); aligns executives’ interests with those of shareholders; encourages decisions and rewards performance that contribute to the long-term growth of the Company’s business and enhance shareholder value; motivates Executive Group members to outperform MetLife’s competition in terms of key performance measures over a three-year period; encourages executives to remain with MetLife

34	MetLife 2012 Proxy Statement

Description	Strategic Role

Retirement Program and Other Benefits: Post-retirement income (pension) or the opportunity to save a portion of current compensation for retirement and other future needs (savings and investment program and nonqualified deferred compensation)

Attracts and retains executives and other employees
Severance Pay and Related Benefits: Transition assistance if employment ends due to job elimination or, in limited circumstances, performance	Encourages focus on transition to other opportunities and allows the Company to obtain a release of employment-related claims

Change-in-control Benefits: Replacement or vesting of stock-based long-term incentive awards; severance and related benefits also paid if the Executive Group member’s employment is terminated without cause or the Executive Group member resigns with good reason following a change-in-control

Retains Executive Group members through a change-in-control and allows executives to act in the best interests of shareholders in a change-in-control without distractions due to concerns over personal circumstances; promotes the unbiased and disinterested efforts of the Executive Group members to maximize shareholder value during and after a change-in-control; keeps executives whole in situations where Shares may no longer exist or awards otherwise can not or will not be replaced

The primary components of the Company’s executive compensation and benefits program are further discussed below.

Base Salary

The base salaries earned by the Named Executive Officers in 2011 are reported in the Summary Compensation Table on page 53. The Compensation Committee approved the following base salary increases for the following Named Executive Officers in 2011 in light of their levels of responsibility, their performance, and the competitive market:

Executive		Base Salary Increase		Effective Date
Steven A. Kandarian(1)	{	$ $	25,000 350,000	March 1, 2011 May 1, 2011
Eric T. Steigerwalt			$25,000	April 1, 2011
Michel Khalaf			$14,983	March 1, 2011
Nicholas D. Latrenta			$25,000	May 1, 2011
William J. Mullaney			$25,000	August 1, 2011

(1)

Mr. Kandarian’s base salary was increased in March as part of the Compensation Committee’s annual review of salary rates, and in May in light of his increased responsibilities as Chief Executive Officer.

Annual Incentive Awards

The MetLife Annual Variable Incentive Plan (AVIP) provides eligible employees, including the Executive Group members, the opportunity to earn annual cash incentive awards. AVIP is administered as a Cash-Based Awards program under the MetLife, Inc. 2005 Stock and Incentive Compensation Plan (Stock and Incentive Plan). The 2011 AVIP Awards are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 54.

Section 162(m) of the United States Internal Revenue Code (Section 162(m)) limits the deductibility of compensation paid to four of the Company’s most highly-compensated executives, but exempts certain “performance-based” compensation from those limits. For 2011, the Compensation Committee established limits and performance goals for purposes of qualifying unguaranteed AVIP awards to the Company’s Executive Group members for this exemption. See “Non-Equity Incentive Plan Awards” on page 60 for more information about the individual maximums set for 2011 AVIP awards. On the occasion when the Company has guaranteed an AVIP award in order to encourage a candidate to begin employment, that award is not subject to the Section 162(m) goals.

MetLife 2012 Proxy Statement	35

Determining the Amount Available for Awards. Each year, the Compensation Committee approves the maximum amount available for AVIP awards to all covered employees, which for 2011 included approximately 23,000 employees. Early in 2012, the Compensation Committee determined that the amount available for 2011 would be based primarily on the Company’s Operating Earnings and, to a lesser extent, its Operating Return on Equity, compared to the Company’s 2011 Business Plan (the Business Plan), subject to its exercise of discretion.

The formula avoids providing employees with an incentive to take excessive risk through several of its features. Operating Earnings excludes net investment gains and losses and net derivative gains and losses. In addition, the impact of after-tax variable investment income is limited to no more than a 10% variation from the Business Plan. As a result, the formula does not provide an incentive to take excessive risk in the Company’s investment portfolio. Nor is the formula an unlimited function of revenues; rather, the formula caps the amount that can be generated for AVIP awards, and is a function of financial measures that account for the Company’s costs and liabilities.

($ in millions)
AVIP Operating Earnings Factor
Operating Earnings	$5,317	(1)
Less Excess or Shortfall of Variable Investment Income (solely to the extent more than 10% higher or lower than the business plan target)	$(103)

Result	$5,214
Business Plan Operating Earnings	$5,172
Operating Earnings less Excess or Shortfall of Variable Investment Income as a percentage of Business Plan Operating Earnings equals AVIP Operating Earnings Factor (may not exceed 150%)	101.0%

AVIP Return on Equity Factor
Operating Return on Equity	10.9	%(2)
Less Business Plan Return on Equity	(10.8)%

Result	0.1%
AVIP Return on Equity Modifier (for each 0.1% by which the Return on Equity exceeds the Business Plan, 0.3% is added (may not exceed 15%)	0.3%

Calculation of Total Amount Available for AVIP Awards
Annual Operating Earnings Factor plus Annual Operating Return on Equity Modifier equals AVIP Performance Factor	101.3%
Total target-performance planning amount of all employees’ AVIP awards (the AVIP Planning Target)	$377.3
Total amount available for all AVIP awards equals AVIP Performance Factor times AVIP Planning Target	$382.2

(1)

The Company’s Operating Earnings used to determine the total amount available for all AVIP awards for 2011 was $41 million lower than the Company’s Operating Earnings for other purposes. For purposes of determining the amount available for all AVIP awards, Operating Earnings included results from businesses that had been divested or are to be divested: MetLife Bank (loss of $54 million) and businesses in the Caribbean (earnings of $13 million).

(2)

For purposes of determining the amount available for all AVIP awards, Operating Return on Equity of 10.9% was calculated based on the same Operating Earnings figure used for AVIP total amount available purposes, $5,317 million. The actual Operating Return on Equity (of 11.0%) for 2011 was higher.

For more information on Operating Earnings and Operating Return on Equity, see “Shared Financial Performance Goals” on page 37 and Appendix A to this Proxy Statement. For this purpose, “Variable Investment Income” means after-tax variable investment income available to common shareholders.

36	MetLife 2012 Proxy Statement

Performance Goals.    The Executive Group members’ performance goals consisted of shared financial performance goals and individual performance goals, all of them aligned with the Company’s performance objectives. The Compensation Committee considered the Company’s financial results and each Named Executive Officer’s accomplishments, described below in determining the Named Executive Officers’ 2011 AVIP Awards. The 2011 AVIP awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 54.

Shared Financial Performance Goals.    The Executive Group members’ key shared financial performance goals for 2011 are below, each as set forth in the Business Plan. Under the leadership of Mr. Kandarian and the Executive Group, the Company achieved the results in 2011 compared below to its 2011 Business Plan and its results for 2010:

	2011	2011 Business Plan	2010(1)
Operating Earnings ($ millions)	$5,358	$5,172	$3,833
Operating Earnings Per Share	$5.02	$4.85	$4.31
Operating Return on Equity	11.0%	10.8%	10.0%
Book Value Per Common Share	$49.02	$46.85	$43.23

(1)

The amounts presented here for 2010 conform to the definition of Operating Earnings used to present the 2011 business plan goals and the 2011 performance results. The Company now excludes from Operating Earnings the impacts of certain divested businesses, as these results were no longer relevant to understanding the Company’s ongoing operating results, and excludes impacts related to certain variable annuity guarantees and market value adjustments to better conform to the way it manages and assesses its business.

Individual Performance Goals.    In addition to their shared financial performance goals for 2011, each Named Executive Officer had individual performance goals. The goals, and related performance results, are described below.

MetLife 2012 Proxy Statement	37

Steven A. Kandarian, Chief Executive Officer

Successfully integrate Alico business into MetLife, by creating “One MetLife” culture, realizing the near-term value of the acquisition by achieving key business objectives, and determining the global operating structure.

Under Mr. Kandarian’s leadership, the Company achieved global results which met or exceeded business plan goals. MetLife also began to integrate Alico and realize the value of the transaction, by:

•   leveraging Alico’s capabilities world-wide, such as by using Alico’s Accident and Health product expertise in Japan to grow this product around the world.

•   rebranding in 55 markets and launching new brand campaigns in key markets;

•   reducing the Alico investment portfolio exposure to peripheral European jurisdictions and making it better diversified.

•   successfully retaining key Alico senior leadership.

•   progressing toward the end of transition services from AIG on schedule.

Build a strong senior leadership team. Evaluate the potential of top leaders and deploy the best talent in critical positions.

Mr. Kandarian:

•   focused the Executive Group on key enterprise priorities and enhanced its decision-making process.

•   announced a global reorganization away from a U.S.-and-International arrangement into three broad regions and Global Employee Benefits.

•   successfully filled the roles of Chief Technology Officer, Chief Human Resources Officer, and Chief Strategy Officer with talented executives new to MetLife.

Communicate MetLife’s vision and strategy, and evaluate and develop growth initiatives to embrace a customer centric approach.

Mr. Kandarian launched a strategic assessment of MetLife in 2011 while continuing to actively manage MetLife’s portfolio of businesses. Under Mr. Kandarian’s leadership, MetLife:

•   exited several businesses, freeing up over $1 billion of capital.

•   acquired a life insurance and pension company in Turkey.

•   expanded its presence in India.

•   initiated a new training program for officers to develop strategy, financial acumen, global mindset, and talent management skills.

•   began its transformation into a customer-centric organization by developing enterprise-wide customer metrics to drive accountability, implementing a program to quickly identify and address crucial customer feedback, and implementing processes to build empathy for the customer.

•   launched a web-based insurance buying experience to provide customers a new channel to purchase life insurance.

•   strengthened its brand as a source of competitive advantage, by introducing the brand to consumers in key jurisdictions around the world to significantly increase awareness and interest.

•   secured the naming rights to MetLife Stadium and the MetLife Sports Complex for the next 25 years to extend the reach of its brand in a deeply-fragmented media environment.

Conduct a listening tour to discuss issues, challenges and opportunity with key leaders within MetLife. Identify key stakeholders, such as employees, distribution partners, analysts and investors, the media and others, and develop and execute communication plans for these audiences.

Mr. Kandarian:

•   conducted a listening tour with key MetLife leaders to provide insight into the Company’s strengths and areas for improvement.

•   met with key stakeholder groups, including all officer-level associates, analysts and investors, top distribution partners and key regulators and policy makers.

•   served as the co-convener of a working group at the Business 20 (B20) group, a summit of international business leaders to express common views and develop recommendations from business leaders and business organizations for policymakers to deal with current issues.

38	MetLife 2012 Proxy Statement

C. Robert Henrikson, Former Chief Executive Officer

Successfully integrate the Alico business.

Mr. Henrikson promoted long-term shareholder value as Chief Executive Officer and Chairman of the Board through the integration of Alico, including:

•   ensuring undisrupted business operations.

•   determining and executing rebranding and other key integration decisions.

•   bringing together Alico and MetLife leadership teams to create “One MetLife.”

•   conducting media interviews and meeting with key business partners.

Lead efforts to effect regulatory developments.

Mr. Henrikson worked with the Chief Executive Officers of other major life insurers and senior New York regulators, leading a critical industry effort to effectively resolve obligations related to Executive Life Insurance Company of New York.

Successfully achieve the Chief Executive Officer transition.

Mr. Henrikson:

•   effectively managed meetings of the Board as Chairman.

•   provided advice to Mr. Kandarian.

•   guided other Executive Group members to maximize the opportunities that the Chief Executive Officer transition presented to them.

MetLife 2012 Proxy Statement	39

Eric T. Steigerwalt, Interim Chief Financial Officer

Mr. Steigerwalt served as Executive Vice President and Chief Financial Officer of U.S. Business until late 2011. As a result, his 2011 individual goals related to that role.

Enhance direct expense and headcount projection process.

U.S. Business’ actual direct expenses remained, on average, well within its goal of +/- 5 percent of its forecasts for each month of 2011. The organization also made progress in improving expense and headcount projections.

Implement new business embedded value as a management tool.

Mr. Steigerwalt implemented the new business embedded value measure, which allowed the U.S. Business product heads and finance officers to better analyze new business product returns on investment. This tool provided management with the transparency needed to make product decisions to achieve higher, more desirable returns on new business.

Optimize the portfolio.

Under Mr. Steigerwalt’s leadership, U.S. Business made progress toward reducing the number of operating insurance companies’ investment portfolios, with the ultimate goal of increasing net investment income.

Streamline the statutory accounting projection process.

Under Mr. Steigerwalt’s leadership, the U.S. Business Finance organization:

•   successfully redesigned its statutory accounting process to create new templates and analyses and improve projections.

•   moved to an automated input system, which has allowed it to devote more resources to analysis.

•   created a useful normalized view of each reporting segment, creating resources geared toward Investor Relations needs and ensuring that it remained synchronized with the risk-based capital determination process.

Lead the operational excellence initiative to closure.	The operational excellence phase one program closed in 2011 and generated savings well over the goal of $600 million.

Continue to identify and develop talent in the U.S. Business Finance organization.

Mr. Steigerwalt’s leadership included:

•   providing real-time performance feedback throughout the year.

•   holding regular meetings to recap the earnings reporting process.

•   ensuring that his organization was focusing on the Company’s reporting priorities.

•   holding an annual management conference to educate his team on important business issues.

40	MetLife 2012 Proxy Statement

William J. Wheeler, President, The Americas and Former Chief Financial Officer

Mr. Wheeler served as MetLife’s Chief Financial Officer until late 2011. As a result, his 2011 individual goals related to that role.

Successfully integrate the Alico business.

•   Mr. Wheeler led initiatives to:

•   address international finance integration, including a new financial operating model and GAAP financial reporting and projection processes that improved transparency, decision-making, accountability, and standardization of metrics.

•   replace or improve aspects of the Company’s general ledger in the U.S., Japan, and Europe.

•   consolidate the controller operations.

•   address Solvency II compliance planning and new risk management structures for non-U.S. businesses.

•   reorganize global reinsurance to reduce the cost of third-party reinsurance.

Accomplish strategic business development activities.

Under Mr. Wheeler’s leadership, MetLife:

•   sold non-core businesses and entered into agreements to sell other non-core operations.

•   grew businesses in key growth markets, by completing the acquisition of a life insurance and pension business in Turkey and reaching agreement to expand the Company’s business in India.

Manage risk across the enterprise.

Under Mr. Wheeler’s leadership, MetLife:

•   developed and implemented portfolio repositioning programs.

•   developed its Federal Reserve stress testing process.

•   lengthened the duration of its portfolio early in 2011.

•   changed the hedging strategies for its variable annuity programs.

•   lengthened its portfolio duration in Japan to reduce risk, adding to operating income.

Effectively manage expenses.

The Financial Management Group that Mr. Wheeler led until late 2011 spent within its budget, when adjusted for additional Federal Reserve stress testing and additional global efforts added to its agenda for 2011.

Achieve sound capital management.

Under Mr. Wheeler’s leadership, MetLife:

•   successfully completed a primary offering of MetLife securities and a secondary offering of AIG holdings of MetLife securities, a $10 billion transaction that eliminated AIG’s position in MetLife equity and was among the largest equity and convertible offerings ever executed.

•   refinanced its senior credit facilities to improve pricing.

•   implemented a subsidiary dividend strategy that produced significant dividends paid to the Company.

Maintain successful ratings agencies and accounting standards board relationships.

Mr. Wheeler:

•   maintained MetLife’s relationships with ratings agencies to support progress toward affirmation of certain of the Company’s financial strength and credit ratings, restoration of a stable outlook overall, and achievement of a strong enterprise risk management rating.

•   continued an active dialogue with both the International Accounting Standards Board and Financial Accounting Standards Board regarding new accounting pronouncements.

Successfully develop talent and successful recruiting.	Mr. Wheeler successfully recruited a new Treasurer and a new head of Mergers and Acquisitions, and ensured a successful transition for other key positions in the Financial Management Group.

Manage MetLife Bank effectively.

Under Mr. Wheeler’s leadership, MetLife Bank:

•   exceeded its Operating Earnings goal of $80 million.

•   maintained compliance with regulatory consent order requirements.

•   reached agreement to sell its depository business.

MetLife 2012 Proxy Statement	41

Michel Khalaf, President, EMEA

Mr. Khalaf served as Regional President, Middle East, Africa, and South Asia until late 2011. As a result, his 2011 individual goals related to that role.

Achieve financial objectives.

Despite a challenging environment, including continued political unrest, Mr. Khalaf’s region:

•   achieved or exceeded its annual net premium goal of $294 million and its Operating Earnings target of $95 million.

•   met its First Year Premium and Single Premium goal of $316 million.

•   met its premium, deposits, and other considerations goal of $1.091 billion.

Preserve business.

Under Mr. Khalaf’s leadership, his region:

•   retained and developed key accounts and distribution agreements.

•   achieved strong portfolio persistency with renewals above the goal of $776 million.

•   pursued strategic initiatives that contributed to strong results in the bancassurance, direct marketing, and accident and health businesses.

Retain key talent.

Mr. Khalaf’s region was successful at retaining talent, including at the senior management level of General Managers and Regional Executives. He also attracted talented associates from within MetLife to transfer to the region.

Meet integration milestones.

Under Mr. Khalaf’s leadership:

•   his region’s initiatives in operating model, rebranding, and other areas were successfully completed and audited, and his region was well integrated into MetLife.

•   the integration of the acquired business in Turkey proceeded on schedule.

Manage expenses effectively and operate the business efficiently.

Under Mr. Khalaf’s leadership, his region:

•   achieved operating expenses below its budget, including headcount below the budget of 1,744.

•   launched several initiatives to rationalize costs and generated additional savings.

•   identified opportunities for innovation and service delivery improvement using e-claims, on-line premium payment, illustration systems, and wellness programs, and opportunities for greater synergies through shared services.

42	MetLife 2012 Proxy Statement

Maria R. Morris, Executive Vice President, Global Employee Benefits

Ms. Morris served as Executive Vice President, Technology and Operations until mid-2011. Ms. Morris also has executive responsibility for the Alico integration. As a result, her 2011 individual goals related to those roles.

Integrate Alico into MetLife to maximize deal value and shareholder returns, by: • preserving existing business; • driving new growth; • maintaining diversification; and • leveraging global talent.

Ms. Morris:

•   contributed to strong International business performance by leading the overall enterprise Alico integration effort, which was achieved without disruption to the business.

•   identified synergies to produce savings while maintaining adherence to budgets and driving efficiencies.

•   contributed leadership to the successful rebranding effort in 55 markets ahead of the scheduled date of May 1, 2011 and under the $67 million budget.

•     led the successful effort to rationalize products, distribution, and functions in the jurisdictions where MetLife’s business predated the Alico acquisition.

•   drove decisions for finance and data centers in Europe and developed an enterprise shared services strategy.

•   implemented plans for global capabilities and platforms for risk management, audit, finance, actuarial, marketing, information technology, and human resources.

Deliver against milestones in projects on global operating subsidiaries and Solvency II.

Ms. Morris drove decisions for MetLife’s global holding company structure to optimize capital mobility, manage tax liability and satisfy Solvency II requirements. She led the effort to register and capitalize holding companies and new operating companies in key jurisdictions.

Drive strong financial performance.

Under Ms. Morris’ leadership:

•   Technology and Operations contributed to MetLife’s improvement in enterprise expense ratio.

•   MetLife’s call center cost structure was reduced.

•   MetLife continued the development of its Global Operations Support Center, including development of a disaster recovery center and keeping expenses under budget.

Deliver against the Global Operations business plan.

Under Ms. Morris’ leadership, MetLife’s call centers:

•   exceeded their target service level agreements.

•   were certified as a Center of Excellence by Purdue University’s Center for Customer-Driven Quality.

•   successfully deployed a new telephony platform to enable call segmentation and customer analytics.

•   expanded the Philippines location, delivering increased savings.

•   grew sales results for Middle-Market and Auto & Home ahead of revenue plan.

•   were on schedule to implement their Tricare operational initiatives.

In addition, the Global Operations Support Center expanded its knowledge-based capabilities and exceeded its target service level agreements.

Continue to grow and develop leadership and talent.	Ms. Morris hired a new leader for telesales and launched and completed a leadership program for all managers across her organization.

MetLife 2012 Proxy Statement	43

Nicholas D. Latrenta, Executive Vice President and General Counsel

Support growth initiatives.

Under Mr. Latrenta’s leadership, Legal Affairs supported its business partners in:

•   growing their businesses, such as securing the Tricare dental business, sponsorship of MetLife Stadium, innovative auto insurance marketing, expansion of wealth management business, and introduction of new asset classes to the investment portfolio.

•   the design and execution of numerous reinsurance transactions intended to optimize capital usage and support variable annuity and life insurance sales growth.

•   facilitating AIG’s complete disposition of MetLife common stock and other securities on terms favorable to MetLife.

Defend the enterprise.

Legal Affairs defended the enterprise by:

•   managing a high volume of cases and numerous state and federal regulatory inquiries.

•   securing multi-million dollar awards for MetLife against its insurance carriers and against competitors for wrongfully hiring away its employees.

•   recovering amounts due MetLife under indemnities related to the Alico acquisition.

•   negotiating settlements in complex matters such as those regarding broker compensation, real estate, and challenges to the award of the Tricare business.

•   transforming MetLife’s approach to compliance risk management by designing, building, and successfully implementing a more robust program to meet the Federal Reserve’s oversight expectations and requirements.

•   designing and implementing an action plan to manage compliance with regulatory consent orders relative to mortgage servicing.

Effectively advocate for MetLife on Dodd-Frank Act implementation.

MetLife is a leading insurance company advocate on Dodd-Frank Act regulatory implementation matters, through meetings with key decision makers and written advocacy. Mr. Latrenta’s efforts in this regard included personal meetings with senior officials in regulatory agencies and cabinet departments.

Successfully integrate the Alico business.

Under Mr. Latrenta’s leadership, Legal Affairs:

•   assisted its business partners’ integration activities.

•   integrated former Alico associates into its own operations and implemented policies and procedures to ensure consistency of approach in key areas.

•   successfully implemented MetLife’s audit methodology and compliance risk management program in former Alico operations and implemented a new risk management operating model, resulting in savings and improved risk management.

•   supported significant acquisitions, divestitures, and reorganization to rationalize MetLife’s geographic scope, minimize risk, and enhance growth.

Effectively manage Legal Affairs.

Under Mr. Latrenta’s leadership, Legal Affairs:

•   operated under budget.

•   continued its comprehensive self-assessment and developed its Vision, Mission, and Strategy.

•   developed a center of professional development to provide educational opportunities for all Legal Affairs associates.

•   identified high potential associates and developed plans to enhance their effectiveness.

Mr. Latrenta also took on responsibility for the Corporate Secretary’s Office and led the corporate governance aspects of changes to the senior leadership of the Company.

44	MetLife 2012 Proxy Statement

William J. Mullaney, Former President, U.S. Business

Meet U.S. Business’ financial goals.

Under Mr. Mullaney’s leadership, U.S. Business met or exceeded its goals for:

•   Premium, Fees & Other Revenues (goal was $29.8 billion).

•   Operating Earnings (goal was $3.2 billion).

•   Expense Ratio (goal was 18.8%).

•   Operating Return on Equity (goal was 11.9%).

Deploy U.S. Business strategy.

U.S. Business developed long-term growth opportunities by conducting market research to enhance its understanding of customer needs, preferences, and buying behaviors. It also implemented plans to drive growth in target markets, and developed tools and metrics to measure returns.

Effectively manage talent and enhance organizational effectiveness.

In addition to its regular talent development focus among senior U.S. Business management, under Mr. Mullaney’s leadership, U.S. Business:

•   began a key talent initiative and conducted a comprehensive talent review.

•   updated succession plans for key leadership roles, addressing critical risks and gaps.

•   created and implemented a management program to focus training on management basics.

•   enhanced leadership business and financial acumen through training.

Rationalize distribution across channels.

Under Mr. Mullaney’s leadership, U.S. Business:

•   distributed more group life, disability, and dental business through retail sales channels, through a project intended to accelerate growth by better aligning those channels.

•   increased its efforts to serve employees in the workplace through retail agents, and thereby increased premiums and deposits.

•   refined its focus on key large metropolitan areas.

•   created an enhanced value proposition for top producers to attract a greater number of established producers.

•   created additional arrangements for agent succession planning and customer retention.

Successfully integrate the Alico business.	U.S. Business effectively deployed expatriate benefits and international business travel medical insurance products to the U.S. market through field training and market-facing communication campaigns.

MetLife 2012 Proxy Statement	45

William J. Toppeta, Vice Chairman, EMEA/Asia and Former President, International

Meet International’s financial goals.

Under Mr. Toppeta’s leadership, International met or exceeded its business plan goals for sales (goal was $5.8 billion) and Premium, Fees & Other Revenues (goal was $15.4 billion), adjusting for strategic dispositions. Due to the earthquake and tsunami in Japan, and conditions in the Japanese equity markets, International did not meet its goal of $2.230 billion in Operating Earnings.

Preserve business and integrate Alico seamlessly.

Under Mr. Toppeta’s leadership, International:

•   realized the value and growth expected from the Alico acquisition, despite challenging conditions resulting from the earthquake and tsunami in Japan, economic conditions in Europe, and political unrest in the Middle East.

•   produced performance that was consistent with expectations, with solid underwriting and focus on high-return on risk and protection products.

•   produced a recovery in the Japanese operations from their natural disaster setbacks more quickly than expected.

•   launched new products, including accident and health products in Latin America and Korea.

•   proceeded in the integration of Alico on schedule and without disruption to customers or distribution partners.

•   completed its rebranding effort.

•   progressed on schedule to achieve expected expense synergies.

Retain key leadership.

Mr. Toppeta:

•   successfully retained leadership, particularly senior management and customer/distribution-facing roles, through the integration of Alico.

•   installed a new country manager for Brazil, a key market.

•   completed comprehensive talent reviews across International, with particular focus on top strategic markets.

•   began deployment of the enterprise-wide approach to performance development throughout operations outside the United States.

Optimize MetLife’s portfolio of businesses.

Under Mr. Toppeta’s leadership, International:

•   successfully executed divestitures of non-core businesses in various markets.

•   made or pursued acquisitions in key growth markets such as Turkey, Romania, Czech Republic, and Hungary.

•   made progress toward launching a joint venture in Saudi Arabia and consolidated MetLife’s businesses in the United Kingdom.

Engage in strategic planning and thought leadership.

Mr. Toppeta led the creation and presentation of a global strategy to the

Company’s Board of Directors. The strategy:

•   included a focus on core businesses in key markets with strong growth prospects, high risk-adjusted returns, and large earnings potential.

•   addressed important strategic growth initiatives, including maximizing face-to-face distribution, leveraging accident and health business, globalizing corporate relationships, expanding direct-to-consumer marketing, and becoming the retirement solutions provider of choice.

On behalf of MetLife, Mr. Toppeta also:

•   successfully advocated trade agreements between the U.S. and several jurisdictions (including Korea and Colombia).

•   worked with the Irish regulator regarding Solvency II reform and corporate governance issues.

•   helped to launch an employee benefits trends study in the United Kingdom, India, Brazil, Mexico, and Australia.

46	MetLife 2012 Proxy Statement

Other Incentive Awards and Payments for Mr. Khalaf

Alico 2010-2011 Long Term Incentive Plan.    As a senior leader based outside of the United States who came to the Company when it acquired Alico, Mr. Khalaf’s 2011 incentive compensation had several features that differed from the compensation of U.S.-based executives, in addition to his AVIP award.

Mr. Khalaf participated in the 2010-2011 Long Term Incentive Plan for Employees of Alico (the Alico LTI Plan). Under the Alico LTI Plan, Mr. Khalaf and about 200 other participants were granted an award opportunity prior to the Company’s acquisition of Alico. Payments under the plan were determined by multiplying each participant’s award opportunity by a performance factor from 0 - 200% depending on achievement of business goals. Mr. Khalaf’s award opportunity was $500,000.

Separate performance goals were established for 2010 and 2011, with performance for each year against the applicable goals counting equally toward the total performance factor. The total performance factor of 104.7% resulted in an award amount for Mr. Khalaf of $523,500. Payment will be made to Mr. Khalaf in three annual installments beginning in 2012, contingent on Mr. Khalaf’s continued service to MetLife. In light of the 48.2% performance factor for 2011 and the original opportunity of $500,000 set for Mr. Khalaf, $241,000 is reflected in the amount reported for Mr. Khalaf in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 54.

2010-2011 Alico LTI Plan Performance Factor Determination
2010 Goals	Weight	Performance Results	Performance Factor

Separation/Integration: separate Alico business from AIG and integrate the business into MetLife	15%	Met targets for separation from AIG, and achieved all necessary steps for closing of the acquisition and operation of the business as part of MetLife	15.0%

Capital and liquidity: maintain solvency ratios and manage capital without increasing leverage and build and maintain a home office liquidity buffer for Alico	15%	Exceeded targets	22.1%

Profitability management: achieve 2010 core forecast earnings and pre-tax operating income, and maintain 2010 unleveraged return on equity to average of prior 2 years	20%	96.9% of target achieved (1)	19.4%

		2010 Total	56.5%

2011 Goals	Weight	Performance Results	Performance Factor

Integration/synergy milestones: achieve integration plan initiatives	15%	93.3% of target achieved	14.0%

Profitability management: International Operating Earnings of $2,350 million	20%	96.6% of target achieved (2)	19.3%

Growth: International Premium, Fees & Other Revenues of $15.7 billion and sales of $5,993 million	15%	98.8% of target achieved for Premium, Fees & Other Revenues; 100% of target achieved for sales (2)	14.9%

		2011 Total	48.2%

		2010-2011 Total	104.7%

(1)

Performance based on estimated combined MetLife and Alico pre-acquisition results. MetLife acquired Alico on November 1, 2010. Accordingly, Alico’s financial results prior to that date are not reflected in MetLife’s historical financial statements. This performance measure is not calculated based on GAAP. Reconciliations of such forward-looking non-GAAP performance measures to the most directly comparable GAAP measures are not available. See Appendix A to this Proxy Statement regarding such measures.

(2)

These performance measures are not calculated based on GAAP. They should be read in conjunction with Appendix A to this Proxy Statement, which includes definitions of these terms and reconciliations to the most directly comparable GAAP measures, which are premium, fees & other revenues (for Premium, Fees & Other Revenues, as presented (operating)) and income (loss) from continuing operations, net of income tax (for Operating Earnings).

MetLife 2012 Proxy Statement	47

Alignment Incentives.    The size and breadth of the Company’s acquisition of Alico significantly increased its global reach. One of the Company’s key objectives in 2011 was to effectively integrate Alico into MetLife, while meeting business plan objectives. Aligning senior management of the businesses outside the U.S. to those objectives, and retaining key management, was central to meeting these objectives. As a result, the Company made select members of management eligible for alignment incentive awards in 2011. At the time that eligibility was determined, neither Mr. Khalaf nor anyone else who was eligible was a member of the Executive Group. The awards were intended to provide an incentive to meet business integration and business plan goals, as well to retain the employees at MetLife.

Mr. Khalaf was among the most critical members of senior management of the businesses outside the U.S. in 2011. Accordingly, he received an opportunity for a payment up to $1,750,000, based on performance against the financial and integration objectives in the 2011 International line of business plan and his own 2011 business plan. He also received an opportunity for a payment up to $1,000,000 based on performance against his 2012 business plan.

The Company determined to use International’s 2011 performance (projected as of November 2011) against its business goals to determine the amount to be paid for 2011. That performance produced a 97.5% performance factor. As a result, Mr. Khalaf will receive a payment totaling $1,706,300.

2011 Alignment Incentives Performance Factor Determination
Goal Category	Goal (millions)		Performance (millions)(2)		Percentage of Goal Achieved	Weight	Performance Factor
International Premium, Fees & Other Revenues	$16,686	(1)	$16,134	(3)	96.7%	25%	24.2%
International sales	$5,993		$5,964		99.5%	25%	24.9%
International Operating Earnings	$2,350		$2,275	(3)	96.8%	50%	48.4%

Total							97.5%

(1)	Goal based on a constant exchange rate basis using 2011 average currency exchange rates.
(2)

Performance based on 2011 annual projected results, adjusted to include results of discontinued operations and other businesses that have been or will be sold or exited as well as various other adjusting items, including the Japan earthquake and/or foreign exchange rates.

(3)

These projected performance measures are not calculated based on GAAP. Reconciliations of such forward-looking non-GAAP performance measures to the most directly comparable GAAP measures are not available. See Appendix A to this Proxy Statement regarding such measures.

Stock-Based Long-Term Incentive Awards

The Company awards Stock Options and Performance Shares and determines the amount of such awards as part of its Total Compensation program.

Stock Options.    Stock Options are granted at an exercise price equal to the closing price of Shares on the date of grant. The ultimate value of Stock Options depends exclusively on increases in the price of Shares. One-third of each award of Stock Options vests on each of the first three anniversaries of the date of grant.

Performance Shares.    Performance Shares are units that may become payable in Shares at the end of a three-year performance period, depending on specified Company performance relative to MetLife’s competition over that time. For this purpose, MetLife’s competition is defined as the Fortune 500® companies included in the Standard & Poor’s Insurance Index, excluding Berkshire Hathaway Inc. (Insurance Index Comparators). The Insurance Index Comparators were chosen to measure MetLife’s relative performance because insurance is the predominant portion of the Company’s overall business mix. The final number of Performance Shares paid is determined by the Company’s performance in total shareholder return and change in annual net Operating Earnings Per Share (as defined by the Company for each year) compared to the other Insurance Index Comparators. The amount paid can be as low as zero and as high as twice the number of Performance Shares granted. Beginning with awards made in 2009, if the Company does not produce a positive total shareholder return for the performance period, the number of Shares to be paid out, if any, will be reduced by 25%. For additional information about the Performance Share formula, see “Stock Awards” beginning on page 55.

The Performance Shares for the 2008-2010 performance period became payable during 2011. Based on MetLife’s performance relative to the Insurance Index Comparators for that period, the Company paid 90% of each vested Performance Share award. For information about these payments, see the table entitled “Option Exercises and Stock Vested in 2011” on page 65.

In 2010, Standard & Poor’s added Berkshire Hathaway Inc. (BHI) to its insurance index. The Compensation Committee has excluded BHI from the Insurance Index Comparators beginning with Performance Share awards

48	MetLife 2012 Proxy Statement

for the 2011-2013 performance period. Given the size of BHI, and the diversity of its business outside of insurance and financial services, the Committee determined that excluding BHI from the Insurance Index Comparators for future awards will maintain an appropriate peer comparison. Without this prospective change, BHI would comprise a disproportionate part of the Insurance Index Comparators.

Special Grants.    In March 2011, the Compensation Committee approved special grants of 150,000 Stock Options and 50,000 Performance Shares to Mr. Kandarian, and 112,500 Stock Options and 37,500 Performance Shares to each of Mr. Wheeler and Mr. Mullaney. The grants were approved in recognition of the critical nature of their roles at the Company and to encourage them to continue with the Company providing a high level of performance that will create value for Company shareholders. In Mr. Kandarian’s case, they were also in recognition of his appointment to Chief Executive Officer. The grants were in addition to grants determined under the Company’s general executive compensation practices. The special grant Stock Options will normally become exercisable on the third anniversary of their grant date, rather than at a rate of one-third on each of the first three anniversaries of their grant date as do the Stock Options determined under the Company’s general executive compensation practices. Each of the special grant Performance Shares is subject to a three-year performance period beginning January 1, 2011, which is the same as Performance Shares determined under the Company’s general executive compensation practices granted earlier in 2011.

Restricted Stock Units.    Restricted Stock Units are units that may become payable in Shares at the end of a three-year restriction period. The Company does not use Restricted Stock Units as a regular part of its compensation program for Executive Group members. However, they are granted from time to time to encourage a candidate to begin employment with MetLife, especially where the candidate would forfeit long-term compensation awards from another employer by doing so. The Company also uses Restricted Stock Units, on occasion, as a means of reinforcing its retention efforts, particularly in cases of exceptional performance, skills, or talent. Restricted Stock Units become payable in Shares if the employee remains employed through the end of a retention period, which normally ends no earlier than the third anniversary of the date the units are granted.

Phantom Stock-Based Awards.    The Company makes cash-settled stock-based awards (Phantom Awards) to employees outside the United States, including in 2011 to Mr. Khalaf. Each Unit Option represents the right to receive a cash payment equal to the closing price of a Share on the surrender date chosen by the employee, less the closing price on the grant date. One-third of each award of Unit Options vests on each of the first three anniversaries of the date of grant. Performance Units are units that, if they vest, are multiplied by the same performance factor used for Performance Shares for the applicable period, to produce a number of final Performance Units which are payable in cash equal to the closing price of a Share.

Vesting, Tax, and Accounting.    Stock-based long-term incentive awards are normally forfeited if the executive leaves the Company voluntarily before the end of the applicable performance period or vesting period and is not Retirement Eligible or (for awards other than Phantom Awards) Bridge Eligible. An employee is considered Retirement Eligible when the employee meets any one of the age and service combinations defined in the Metropolitan Life Retirement Plan for the United States Employees (the Retirement Plan) to begin payout of certain benefits immediately upon separation from service (or, for the Phantom Awards, meets equivalent age and service criteria). See “Pension Program for U.S.-based Executives” beginning on page 50 for more information about the Retirement Plan. Bridge Eligibility is available to employees, based on a combination of age and service, who also have a final separation agreement under a particular severance plan. Bridge Eligible employees are eligible for post-retirement medical benefits despite not being Retirement Eligible.

The Company has designed Performance Shares and Stock Options to meet the requirements for the “performance-based compensation” exemption from Section 162(m) limits. As designed, these awards also qualify as equity-classified instruments whose fair value for determining compensation expense under current accounting rules is fixed on the date of grant. This allows the Company to provide stock-based incentive opportunities while limiting the volatility of the related accounting cost of such compensation.

For information about the specific grants of stock-based long-term incentive awards to the Named Executive Officers in 2011, see the table entitled “Grants of Plan-Based Awards in 2011” on page 60.

Performance-Based Compensation Recoupment Policy

The Company’s performance-based compensation recoupment policy applies to all officers and officer-equivalent employees of the Company and its affiliates and subsidiaries. The policy provides that the Company (and its affiliates or subsidiaries) will seek the recovery of performance-based compensation purportedly earned by or paid to such an employee where the compensation

MetLife 2012 Proxy Statement	49

was based on Company financial results that were subsequently restated due to the employee’s fraudulent or other wrongful conduct, and the restated financial results would have resulted in lower or no compensation. The policy reinforces the Company’s intent to seek recovery of performance-based compensation under such circumstances.

Equity Award Timing Practices

The Compensation Committee grants stock-based long-term incentive awards to the Executive Group members at its regularly scheduled meeting in February of each year. The amount of each grant is made with consideration of the Total Compensation for each Executive Group member, including annual cash incentive awards and any base salary increases. The exercise price of any Stock Options or similar awards is the closing price of a Share on the day the Stock Options are granted. On the rare occasions when the Committee grants awards in connection with the hiring or change in responsibilities of an Executive Group member, or in order to encourage the executive to become or remain employed, it does so coincident with (or shortly after) the hiring, change in responsibilities, or other related changes. The Company has never granted, and has no plans to grant, any stock-based awards to current or new employees in coordination with the release of non-public information about the Company or any other company. The Chief Executive Officer does not have any authority to grant stock-based awards of any kind to any Executive Group members, the Chief Accounting Officer, the Chief Risk Officer, or Directors of the Company.

Stock Ownership

To further promote alignment of management’s interests with shareholders, the Company has established minimum Share ownership guidelines for officers at the Senior Vice President level and above, including the Executive Group members. Each is expected to own Shares in an amount that is equal to a percentage or multiple of annual base salary rate depending on position.

Employees may count toward these guidelines the value of Shares they or their immediate family members own directly or in trust. They may also count Shares held in the Company’s savings and investment program, Shares deferred under the Company’s nonqualified deferred compensation program and deferred cash compensation or auxiliary benefits measured in Share value.

Each employee subject to the guidelines is expected to retain the net Shares acquired through the exercise of Stock Options or from long-term stock-based incentive plan award payments until the employee meets the guidelines. The Company’s policy prohibits all employees, including the Executive Group members, from engaging in short sales, hedging, and trading in put and call options, with respect to the Company’s securities.

The Share ownership of the active Named Executive Officers, rounded to the nearest whole multiple of their respective annual base salary rates, is reported below as of December 31, 2011:

Name	Ownership	Guideline
Steven A. Kandarian	1	7
Eric T. Steigerwalt	3	2
William J. Wheeler	5	4
Michel Khalaf	0	2
Maria R. Morris	3	3
Nicholas D. Latrenta	3	3

Mr. Kandarian has not sold any of the net Shares he has acquired from compensation awards, and therefore has complied with MetLife’s policy. Mr. Kandarian also has significant outstanding awards payable in Shares which align his interests with those of shareholders and will allow him to increase his Share ownership over time. Mr. Khalaf joined MetLife late in 2010 and did not receive compensation awards payable in Shares until 2012. Each of Mr. Kandarian and Mr. Khalaf is required to retain his net Shares acquired from compensation awards until he meets his guideline.

Retirement and Other Benefits

MetLife recognizes the importance of providing comprehensive, cost-effective employee benefits to attract, retain and motivate talented associates. The Company reviews its benefits program from time to time and makes adjustments to the design of the program to meet these objectives and to remain competitive with other employers.

Pension Program for U.S.-Based Executives.    The Company sponsors a pension program in which all eligible U.S. employees, including the Executive Group members employed in the U.S., participate after one year of service. The program includes the Retirement Plan and the MetLife Auxiliary Pension Plan (Auxiliary Pension Plan), an unfunded nonqualified plan.

The program rewards employees for the length of their service and, indirectly, for their job performance, because the amount of benefits increases with the length of employees’ service with the Company and the salary and annual incentive awards they earn. Benefits under the Company’s pension program are determined under two separate benefit formulas. For any given period of time, an employee’s benefit is determined under one or the other formula. In no event do benefits accrue for the same period under both formulas. The Traditional Formula is based on length of service and final average compensation. The Personal Retirement Account Formula is based on monthly contributions for each employee based on the employee’s compensation, plus interest.

50	MetLife 2012 Proxy Statement

The Auxiliary Pension Plan does not provide any pension benefits for any Executive Group members, other than those that would apply under the (qualified) Retirement Plan if U.S. tax limits on accruals did not apply. The same final average compensation formula is used for Traditional Formula pension benefits in both plans, for benefits accrued in 2010 and later.

For additional information about pension benefits for the Named Executive Officers, see the table entitled “Pension Benefits” on page 66.

Pension Program Applicable to Mr. Khalaf.    Mr. Khalaf and other eligible employees outside the U.S. participate in the Alico Overseas Pension Plan (the Overseas Pension Plan). This plan rewards employees for the length of their combined service with the Company as well as with Alico prior to the Company’s acquisition of Alico. Benefits are determined under a formula based on length of service and final average base salary, and are offset by benefits paid under other plans and from government-mandated benefits.

Savings and Investment Program.    The Company sponsors a savings and investment program for U.S. employees in which each Executive Group member employed in the U.S. is eligible to participate. The program includes the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates (Savings and Investment Plan), a tax-qualified defined contribution plan that includes pre-tax deferrals under Internal Revenue Code Section 401(k), and the Metropolitan Life Auxiliary Savings and Investment Plan (Auxiliary Savings and Investment Plan), an unfunded nonqualified deferred compensation plan.

Employee contributions to the Savings and Investment Plan may be made on a pre-tax 401(k), Roth 401(k) or after-tax basis. The Company also provides a contribution to employees after one year of service in order to encourage and reward such savings. The Auxiliary Savings and Investment Plan provides additional Company contributions to employees who elect to contribute to the Savings and Investment Plan and who have compensation beyond Internal Revenue Code limits. Company contributions for the Named Executive Officers are included in the “All Other Compensation” column of the Summary Compensation Table on page 54. Because the Auxiliary Savings and Investment Plan is a nonqualified deferred compensation plan, the Company’s contributions to the Named Executive Officers’ accounts, and the Named Executive Officers’ accumulated account balances and any payouts made during 2011, are reported in the table entitled “Nonqualified Deferred Compensation” on page 70.

Nonqualified Deferred Compensation.    The Company sponsors a nonqualified deferred compensation program for officer-level employees in the U.S., including the Executive Group members employed in the U.S. Participants may choose from a range of simulated investments, according to which the value of their deferrals may go up or down. See the table entitled “Nonqualified Deferred Compensation” on page 70 for amounts of nonqualified deferred compensation reported for the Named Executive Officers.

Employees choose in advance the amount they want to defer, the date on which payment of their deferred compensation will begin and whether they want to receive payment in a lump sum or in up to 15 annual payments. If the employee becomes Retirement Eligible or Bridge Eligible, the employee’s choice of form and timing of payment are honored. Otherwise, the Company generally pays out the employee’s deferred compensation in a single lump sum after the end of the employee’s service. The continued deferral of income taxation and pre-tax simulated investment earnings through the employee’s chosen payment dates encourage employees to remain with the Company.

Director Fees

Following his employment, Mr. Henrikson continued to serve as a Director and Chairman of the Board in November and December 2011. He was paid a pro rata portion of the Non-Management Director annual retainer fee and a supplementary cash fee for his services as Chairman. The supplementary fee was determined in light of his responsibilities, as well as the arrangements observed at other companies for non-executive board chairmen.

Perquisites

The Company provides its Executive Group members with limited perquisites.

The Company leases an aircraft for purposes of efficient business travel by the Company’s executives. While the Chief Executive Officer may occasionally use the Company’s aircraft for personal travel, Company policy does not require him to use the Company’s aircraft for all personal and business travel. To maximize the accessibility of Executive Group members, the Company makes leased vehicles and drivers and outside car services available to U.S.-based executives for commuting and personal use.

For recordkeeping and administrative convenience of the Company, the Company also pays certain other costs, such as those for travel and meals for family members accompanying Executive Group members on business functions. The Company holds events to facilitate and strengthen its relationship with customers, potential customers, and other business partners, such as events at

MetLife 2012 Proxy Statement	51

MetLife Stadium. The Company occasionally allows employees, including the Executive Group members, and their family members, personal use of its facilities at MetLife Stadium, to the extent space at such events is available or the facilities are not in use for such business purposes.

The Company provides benefits to Mr. Khalaf in connection with his overseas assignment that are common and typical for senior management in such circumstances, such as home leave airfare, partial subsidy of children’s education expenses, and benefits related to housing.

The incremental cost of perquisites provided to the Named Executive Officers during 2011 is included in the “All Other Compensation” column of the Summary Compensation Table on page 54, to the extent the total cost of those perquisites for that executive exceeded $10,000.

Severance Pay and Related Benefits

If the employment of an Executive Group member employed in the U.S. ends involuntarily due to job elimination or, in limited circumstances, due to performance, he or she may be eligible for the severance program available to substantially all salaried employees. The program generally provides employees with severance pay, outplacement services and other benefits. Employees terminated for cause, as defined under the program, are not eligible. The amount of severance pay reflects the employees’ salary grade, base salary rate and length of service, with longer-service employees receiving greater payments and benefits than shorter-service employees given the same salary grade and base salary. Employees who are not Retirement Eligible or Bridge Eligible and who receive severance pay also receive a pro rata cash payment in consideration of their unvested Performance Shares and Restricted Stock Units. The Company also may enter into severance agreements that can differ from the general terms of the program, where business circumstances warrant.

In late 2011, the Company reorganized its businesses into three broad geographic regions and Global Employee Benefits. In connection with that reorganization, it entered into two agreements with former members of the Executive Group in order to secure their continued service and amicable separation. Mr. Toppeta agreed to continue his employment through early 2012 in order to mentor and consult with the Presidents of two of the Company’s three regions and to serve as ambassador for the Company and its affiliates to external constituencies in EMEA and Asia. Mr. Mullaney entered into an agreement under which his employment will continue through early 2012 and he will, from time to time, provide information, consultation, and advice to the Chief Executive Officer or to other Company management on performance management and other matters. For additional information about these arrangements, see “Potential Payments Upon Termination or Change-in-Control” beginning on page 74.

Change-in-Control Arrangements

The Company has adopted arrangements that would impact the Executive Group members’ compensation and benefits upon a change-in-control of MetLife. None of the Executive Group members is entitled to any excise tax gross-up either on severance pay or on any other benefits payable in connection with a change-in-control of the Company.

Executive Severance Plan.    The Company established the MetLife Executive Severance Plan (Executive Severance Plan) in 2007 to replace individual change-in-control agreements.

The Compensation Committee determined the terms of the plan on an overall program basis in light of its judgment of what is appropriate in order to maximize shareholder value should a change-in-control occur. The terms apply in the same manner to each Executive Group member. An Executive Group member who receives benefits under the Executive Severance Plan would not be eligible to receive severance pay under the Company’s severance plan that is available to substantially all salaried employees.

The Executive Severance Plan does not provide for any payments or benefits based solely on a change-in-control of MetLife. Rather, as described beginning on page 76 under “Termination with Severance Pay (Change-in-Control),” the executive’s employment must also terminate under certain circumstances in order for the executive to receive severance pay and related benefits.

Additional Change-in-Control Arrangements.    The Company’s stock-based long-term agreements also include change-in-control arrangements. Under these arrangements, MetLife or its successor may substitute an alternative award of equivalent value and vesting provisions no less favorable than the award being replaced. Unless such substitution occurs, the awards vest immediately upon a change-in-control.

For additional information about change-in-control arrangements, including the Company’s definition of change-in-control for these purposes, see “Potential Payments Upon Termination or Change-in-Control” beginning on page 74. The Company determined the elements of its definition of change-in-control in light of the impact that a change in Board membership, a sale of substantially all assets, or the acquisition of a controlling interest in the Company by a single shareholder or group of shareholders would have on the Company.

52	MetLife 2012 Proxy Statement

Summary Compensation Table

The amounts reported in the table below for 2011 include several elements that are in addition to compensation paid to the Named Executive Officers in 2011. The table includes items such as salary and cash incentive compensation that have been earned. It also includes the grant date fair value of stock-based long-term incentive awards granted in 2011 which may never become payable or may ultimately have a value that differs substantially from the values reported in this table. The table also includes for 2011 changes in the value of pension benefits from prior year-end to year-end 2011, which will become payable only after the Named Executive Officer ends his or her employment. The items and amounts reported in the table below for 2010 and 2009 bear a similar relationship to performance and amounts paid or payable in those years.

In addition, the amounts in the Total column do not represent “Total Compensation” as defined for purposes of the Company’s compensation structure and philosophy, and include elements that do not relate to 2011 performance. For additional information, see “Compensation Discussion and Analysis” beginning on page 29.

The Named Executive Officers were determined as follows:

•	Mr. Kandarian and Mr. Henrikson are Named Executive Officers because each served as Chief Executive Officer for part of 2011.

•

Mr. Wheeler and Mr. Steigerwalt are Named Executive Officers because Mr. Wheeler served as Chief Financial Officer of the Company, and Mr. Steigerwalt as interim Chief Financial Officer, for part of 2011.

•

Mr. Khalaf, Ms. Morris, and Mr. Latrenta are Named Executive Officers because their respective compensation, determined using the rules that pertain to the Summary Compensation Table, excluding change in pension value, was the highest three among those serving as Executive Group members at the conclusion of 2011, excluding those who had served as Chief Executive Officer or Chief Financial Officer during 2011.

•

Mr. Mullaney and Mr. Toppeta were no longer members of the Executive Group as of year-end 2011. Each is a Named Executive Officer because his compensation, determined in the same manner as described immediately above, was higher than the lowest such amount among the Named Executive Officers who had not served as Chief Executive Officer or Chief Financial Officer.

Mr. Steigerwalt, Mr. Khalaf, Ms. Morris, and Mr. Latrenta were not Named Executive Officers in any of the Company’s prior Proxy Statements. Accordingly, only their respective compensation with respect to 2011 is reported.

MetLife 2012 Proxy Statement	53

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)	Total ($)
Steven A. Kandarian,	2011	$879,167	$3,285,950	$3,343,800	$3,000,000	$0	(2)	$121,695	$10,630,612
Chairman of the Board,	2010	$625,000	$870,480	$896,000	$1,500,000	$197,136		$69,000	$4,157,616
President, and	2009	$583,333	$1,987,200	$1,519,200	$1,100,000	$173,487		$77,100	$5,440,320
Chief Executive Officer and former Chief Investment Officer

C. Robert Henrikson,	2011	$833,334	$5,095,338	$5,097,150	$3,000,000	$3,471,927	(3)	$336,303	$17,834,052
former Chairman	2010	$1,000,000	$3,933,280	$4,088,000	$4,500,000	$0	(2)	$346,574	$13,867,854
of the Board, President,	2009	$1,000,000	$2,898,000	$2,301,600	$3,500,000	$1,620,255		$280,483	$11,600,338
and Chief Executive Officer

Eric T. Steigerwalt,	2011	$343,750	$386,461	$375,237	$500,000	$166,362		$32,750	$1,804,560
Executive Vice President and interim Chief Financial Officer

William J. Wheeler,	2011	$650,000	$2,817,459	$2,869,350	$2,000,000	$492,393		$139,285	$8,968,487
President, the Americas and	2010	$627,083	$902,720	$940,800	$2,000,000	$337,606		$95,291	$4,903,500
former Executive Vice	2009	$608,333	$1,987,200	$1,645,800	$1,300,000	$277,488		$102,156	$5,920,977
President and Chief Financial Officer

Michel Khalaf(1),	2011	$448,126	$377,825	$379,575	$2,397,300	$309,940		$246,870	$4,159,636
President, EMEA and former
Regional President, Middle East, Africa, and South Asia

Maria R. Morris,	2011	$525,000	$798,830	$867,600	$800,000	$1,046,945		$70,497	$4,108,872
Executive Vice President,
Global Employee Benefits and former Executive Vice President, Technology and Operations

Nicholas D. Latrenta,	2011	$516,667	$798,830	$795,300	$800,000	$1,586,861		$49,667	$4,547,325
Executive Vice President
and General Counsel

William J. Mullaney,	2011	$635,417	$2,761,325	$2,797,050	$1,500,000	$1,944,274		$753,917	$10,391,983
former President,	2010	$610,417	$870,480	$896,000	$1,500,000	$738,081		$76,576	$4,691,554
U.S. Business	2009	$562,500	$621,000	$411,000	$1,000,000	$875,838		$76,651	$3,546,989

William J. Toppeta,	2011	$650,000	$1,165,860	$1,127,880	$1,300,000	$2,016,515		$111,416	$6,371,671
Vice Chairman,	2010	$646,667	$870,480	$784,000	$1,700,000	$630,517		$91,907	$4,723,571
EMEA/Asia and former President,	2009	$630,000	$621,000	$493,200	$900,000	$1,051,447		$86,671	$3,782,318
International

(1)

Amounts for Mr. Khalaf that were denominated, accrued, earned, or paid in Emirati dirham (AED) have been converted to U.S. dollars at a rate of $1 = 3.67 AED. This was the official AED-to-U.S. dollar exchange rate during 2011.

(2)

The present value of accumulated pension benefits for Mr. Kandarian declined by $32,633 in 2011. The present value of accumulated pension benefits for Mr. Henrikson declined by $321,382 in 2010. See “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the narrative discussion below.

(3)

The change in present value of accumulated pension benefits for Mr. Henrikson for 2011 primarily reflects the change to the discount rate that was used to determine the present value of his pension benefits in the Company’s financial reporting under GAAP for 2011. None of the change is attributable to compensation earned by or paid to Mr. Henrikson in 2011. Under the terms of the Auxiliary Pension Plan limiting final average compensation, Mr. Henrikson’s final average compensation did not increase during 2011.

54	MetLife 2012 Proxy Statement

Salary

The amount reported in the Salary column for 2011 represents the amount of base salary earned by each Named Executive Officer in 2011.

For 2011, the relationship of each Named Executive Officer’s base salary payments to the amount in the Total column, rounded to the nearest whole number, is:

Executive	Base Salary Payments as a Percentage of Total Column
Steven A. Kandarian	8%
C. Robert Henrikson	5%
Eric T. Steigerwalt	19%
William J. Wheeler	7%
Michel Khalaf	11%
Maria R. Morris	13%
Nicholas D. Larenta	11%
William J. Mullaney	6%
William J. Toppeta	10%

Stock Awards

Performance Share and Restricted Stock Unit awards were made pursuant to the Stock and Incentive Plan. Performance Unit awards were made pursuant to the MetLife Performance Unit Incentive Plan. Awards for director service to Mr. Henrikson were made pursuant to the 2005 Directors Stock Plan. No monetary consideration was paid by a Named Executive Officer for any awards. No dividends or dividend equivalents are earned on any awards. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see “Potential Payments Upon Termination or Change-in-Control” beginning on page 74.

2011 Performance Share and Performance Unit Awards.    On February 23, 2011, the Compensation Committee awarded Performance Shares to each of the Named Executive Officers, except Mr. Khalaf. On the same date, it awarded Mr. Khalaf Performance Units. On March 21, 2011, the Compensation Committee approved special grants of Performance Shares to Mr. Kandarian, Mr. Wheeler, and Mr. Mullaney.

The Performance Shares granted in 2011 are payable in Shares after the end of the three-year performance period from January 1, 2011 to December 31, 2013. Performance Units have substantially the same material terms as Performance Shares, except that payment is made in cash based on the closing price of a Share on the date that the number of Shares payable at the end of the performance period is calculated, rather than in Shares.

In order for Performance Shares or Performance Units for the 2011-2013 performance period to be payable, the Company must generate either (1) positive income from continuing operations before provision for income tax, excluding net investment gains (losses) (defined in accordance with Section 3(a) of Article 7.04 of SEC Regulation S-X) either for the third year of the performance period or for the performance period as a whole, or (2) positive total shareholder return (TSR) either for the third year of the performance period or for the performance period as a whole.

If any of the above income or TSR goals are met, the number of Shares or amount payable at the end of the performance period is calculated by multiplying the number of Performance Shares or Performance Units by a performance factor (from 0% to 200%). The performance factor is determined by reference to the Company’s performance relative to the Insurance Index Comparators. Such performance is measured on the basis of TSR and change in annual net Operating Earnings available to common shareholders per share (Operating Earnings Per Share).

The Company’s Operating Earnings Per Share is measured year over year for each year of the performance period, as compared to the other companies in the Insurance Index Comparators (other than companies which adopt International Financial Reporting Standards before the Company does). For each calendar year, Operating Earnings Per Share will be defined in the Company’s Quarterly Financial Supplement for the fourth quarter of the prior year. The same definition applicable to each year is used both for purposes of comparing that year to the prior year and for purposes of comparing that year to the subsequent year. The results for each of the three years of the performance period are averaged.

The Company’s TSR is compared to the composite return of the Insurance Index Comparators during the performance period. TSR will be determined using the change (plus or minus) from the initial closing price of a Share to the final closing price of a Share, plus reinvested dividends, for the performance period, divided by the initial closing price of a Share. For this purpose, the initial closing price is the average of the closing prices for the 20 trading days before the performance period, and the final closing price is the average of the closing prices for the 20 trading days prior to and including the final trading day of the performance period.

MetLife 2012 Proxy Statement	55

The following are some significant performance percentiles and their corresponding performance factors:

MetLife TSR minus Insurance Index Comparators TSR equals:	TSR Performance Factor
30% or above	100%
0%	50%
(25)%	25%
(26)% or less	0%

MetLife Rank as a Percentile of Insurance Index Comparators	Operating Earnings Per Share Performance Factor
75th or Above	100%
median	50%
25th	25%
below 25th	0%

Each of the two performance elements (TSR and Operating Earnings Per Share) is weighted equally and added together to produce a total performance factor.

If the Company’s TSR for the performance period is zero percent or less, the total performance factor will be multiplied by 0.75 before it is considered final.

For a further discussion of the performance goals applicable to the Performance Share and Performance Unit awards in 2011, see “Compensation Discussion and Analysis” beginning on page 29.

2010 and 2009 Performance Share Awards.     The method for determining the performance factor for the Performance Share awards made to the Named Executive Officers in 2010 and 2009 will depend on the Company’s change in annual Operating Earnings Per Share and TSR during the three-year performance period, as defined for each award. In order for Performance Shares awarded in 2009 to be payable, the Company must generate positive net income available to common shareholders for either the third year of the performance period or for the performance period as a whole. For a description of the material terms and conditions of the 2010 and 2009 awards, see the table entitled, “Grants of Plan-Based Awards” in the applicable Company Proxy Statement.

2011 Director Share Awards.    Mr. Henrikson was paid one-half of his $43,333 pro rata portion of the annual Non-Management Director retainer fee for part of 2011 in Shares. These shares were immediately vested, consistent with the Company’s Director compensation program. The closing price of a Share on the date of grant was $32.96, which was the grant date fair value per Share of this payment.

Method for Determining Amounts Reported.    The amounts reported in this column were calculated by multiplying the number of Performance Shares and Performance Units by their respective grant date fair value per Performance Share or Performance Unit of $43.18 for February 23, 2011, $41.97 for March 21, 2011, $32.24 for 2010 awards, and $20.70 for 2009 awards, and by multiplying the number of Shares awarded to Mr. Henrikson as a Director by $32.96, which was the closing price of a Share on the date of grant.

Those amounts represent the aggregate grant date fair value of the awards under ASC 718 consistent with the estimate of aggregate compensation cost to be recognized over the service period. For Performance Shares and Performance Units, the amounts are based on target performance, which is a total performance factor of 100%. This is the “probable outcome” of the performance conditions to which those awards are subject, determined under ASC 718. The grant date fair values of those awards assuming the highest level of performance conditions would be double the amounts reported in this column, as the same grant date fair value per share would be used but the total performance factor used would be 200%.

For a description of the assumptions made in determining the expenses of Performance Shares, see Notes 1 and 18 in the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the applicable year. In determining these expenses, it was assumed that each Named Executive Officer would satisfy any service requirements for vesting or payment of the award. As a result, while a discount for the possibility of forfeiture of the award was applied to determine the expenses of these awards as reported in the Company’s Annual Reports on Form 10-K, no such discount was applied in determining the expenses reported in this column.

Option Awards

Stock Option awards were made pursuant to the Stock and Incentive Plan. Unit Option awards were made pursuant to the MetLife Unit Option Incentive Plan. No monetary consideration was paid by a Named Executive Officer for any awards. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see “Potential Payments Upon Termination or Change-in-Control” beginning on page 74.

2011 Awards.    On February 23, 2011, the Compensation Committee awarded Stock Options to each of the Named Executive Officers, except Mr. Khalaf. On the same date, it awarded Mr. Khalaf Unit Options. On March 21, 2011,

56	MetLife 2012 Proxy Statement

the Compensation Committee approved special grants of Performance Shares to Mr. Kandarian, Mr. Wheeler and Mr. Mullaney. Each of these awards had a per option exercise price equal to the closing price of a Share on the grant date: $45.79 on February 23, 2011, and $44.59 on March 21, 2011.

The Stock Options and Unit Options will normally become exercisable at the rate of one-third of each grant on each of the first three anniversaries of the grant date, and expire on the day before the tenth anniversary of that grant date (except for the special grants of 112,500 Stock Options to each of Mr. Wheeler and Mr. Mullaney, and 150,000 Stock Options to Mr. Kandarian, which will normally become exercisable on the third anniversary of their grant date).

2010 and 2009 Awards.    The Stock Options awarded to the Named Executive Officers in 2010 and 2009 had an exercise price equal to the closing price of a Share on the grant date ($34.84 and $23.30, respectively). The Stock Options will normally become exercisable at the rate of one-third of each grant on each of the first three anniversaries of that grant date, and expire on the day before the tenth anniversary of that grant date (except for the special grants of 130,000 Stock Options to Mr. Wheeler and 120,000 Stock Options to Mr. Kandarian made in 2009, which will normally become exercisable on the third anniversary of their grant date, and which were discussed in further detail in the Company’s 2010 Proxy Statement).

Method for Determining Amounts Reported.    The amounts reported in this column were calculated by multiplying the number of Stock Options or Unit Options by a grant date fair value per option of $14.46 for February 23, 2011, $14.58 for March 21, 2011, $11.20 for awards in 2010, and $8.22 for awards in 2009 (except for the special grants to Mr. Wheeler and Mr. Kandarian made in 2009, which had a grant date fair value per option of $8.55, and which were discussed in further detail in the Company’s 2010 Proxy Statement). Those amounts represent the aggregate grant date fair value of the Stock Options or Unit Options awarded in each year under ASC 718, consistent with the estimate of aggregate compensation cost to be recognized over the service period.

For a description of the assumptions made in determining the expenses, see Notes 1 and 18 in the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the applicable year. In determining these expenses, it was assumed that each Named Executive Officer would satisfy any service requirements for vesting or payment of the award. As a result, while a discount for the possibility of forfeiture of the award was applied to determine the expenses of these awards as reported in the Company’s Annual Reports on Form 10-K, no such discount was applied in determining the expenses reported in this column. In each case, the grant date of the awards was the date that the Compensation Committee approved the awards.

Non-Equity Incentive Plan Compensation

The amounts reported in the Non-Equity Incentive Plan Compensation column for each Named Executive Officer except for Mr. Khalaf are the 2011 AVIP Awards made in February 2012 by the Compensation Committee to each of the Named Executive Officers, which are based on 2011 performance. The AVIP awards are payable in cash by March 15, 2012. The factors considered and analyzed by the Compensation Committee in determining the awards are discussed in the Compensation Discussion and Analysis. For a description of the maximum award formula that applied to the awards for tax deductibility purposes, see the table entitled “Grants of Plan-Based Awards in 2011” on page 60.

The amount reported in this column for Mr. Khalaf includes his 2011 AVIP Award. It also includes $1,706,300 for his 2011 alignment incentive award and $241,000 for his 2010-2011 Alico LTI Plan award. Separate performance metrics were established for each of the two performance years in the 2010-2011 Alico LTI Plan. The performance factor for 2011 was 48.2%, and, accordingly, this percentage of Mr. Khalaf’s $500,000 opportunity is reflected in this column for Mr. Khalaf 2011. The performance factors are discussed in the Compensation Discussion and Analysis.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for 2011 represent the aggregate increase during 2011 in the present value of accumulated pension benefits for each of the Named Executive Officers, except for Mr. Kandarian for whom there was no increase. These increases reflect additional service in 2011, any increase in base salary compensation rate in 2011, and (for U.S.-based Named Executive Officers) annual incentive awards payable in March 2011 for services in 2010.

The U.S.-based Named Executive Officers participate in the same retirement program that applies to other administrative employees in the U.S. For all employees in the Traditional Formula for their entire career who reach full benefit status, the program, when combined with social security benefits, generally replaces 60% of final average cash compensation upon retirement.

MetLife 2012 Proxy Statement	57

The present value of accumulated pension benefits for Mr. Henrikson declined by $321,382 in 2010. As of January 1, 2010 Mr. Henrikson had passed the earliest date he could retire with full pension benefits (age 62 with at least 20 years of service). Since Mr. Henrikson did not retire and begin receiving his benefits on that date, he effectively lost the value of the benefit payments he would have received in 2010 had he retired. Under the Traditional Formula, the benefit accrual for 2010 service for employees, such as Mr. Henrikson, who had at least 35 years of service, was limited to 0.5% of final average compensation, or less than one-third of the accrual for annual service during the first 35 years of service. In addition, as a result of the amendment to the Auxiliary Pension Plan limiting final average compensation to $4.6 million, Mr. Henrikson’s final average compensation did not increase during 2010. As a result, the value of the benefit payments foregone by Mr. Henrikson in 2010 far exceeds the value of the limited amount of his additional accrual for 2010 service and the impact of a change to the discount rate used to calculate the present value of qualified benefits.

The present value of accumulated benefits for Mr. Kandarian declined in 2011 as the result of assignment of a portion of his benefits to an alternate payee under Qualified Domestic Relations Orders. The increase in the present value of his accumulated benefits during 2011 was less than the amount of these assignments.

Mr. Khalaf participates in the Overseas Pension Plan, a pension plan for employees outside the United States under which base salary, but not other forms of compensation, affects the amount of benefits. Benefits are also offset by payments made from other plans and by government-mandated benefits.

For a description of pension benefits, including the formula for determining benefits, see the table entitled “Pension Benefits” on page 66.

The Named Executive Officers’ earnings on their nonqualified deferred compensation in 2011 were not above-market or preferential. As a result, earnings credited on their nonqualified deferred compensation are not required to be, nor are they, reflected in this column. For a description of the Company’s nonqualified deferred compensation plans and the simulated investments used to determine earnings, see the table entitled “Nonqualified Deferred Compensation” on page 70.

All Other Compensation

The amounts reported in this column for 2011 include all other items of compensation:

Executive	Company Savings and Investment Program Contributions	Perquisites and Other Personal Benefits	Life Insurance Above Standard Formula	Director Fees Paid in Cash	Severance Pay and Related Benefits	Total
Steven A. Kandarian	$95,167	$26,528	$0	$0	$0	$121,695
C. Robert Henrikson	$213,231	$68,072	$0	$55,000	$0	$336,303
Eric T. Steigerwalt(1)	$32,750	$—	$0	$0	$0	$32,750
William J. Wheeler	$106,000	$27,813	$5,472	$0	$0	$139,285
Michel Khalaf	$0	$246,373	$497	$0	$0	$246,870
Maria R. Morris	$55,000	$15,497	$0	$0	$0	$70,497
Nicholas D. Latrenta(1)	$49,667	$—	$0	$0	$0	$49,667
William J. Mullaney(1)	$85,417	$—	$0	$0	$668,500	$753,917
William J. Toppeta	$94,000	$17,416	$0	$0	$0	$111,416

(1)	For Mr. Steigerwalt, Mr. Latrenta, and Mr. Mullaney, the aggregate amount of perquisites and other personal benefits provided to each by the Company in 2011 was less than $10,000.

Company Savings and Investment Program Contributions.    The Company makes contributions to the Savings and Investment Plan, which is a tax-qualified 401(k) plan. In 2011, it made $9,800 in contributions for each eligible U.S.-based Named Executive Officer. It also makes contributions to the Auxiliary Savings and Investment Plan due to U.S. Internal Revenue Code limits on the amount of compensation that is eligible for contributions to the Savings and Investment Plan. The amount of Company contributions for each U.S.-based Named Executive Officer, other than those made to the Savings and Investment Plan, is also reflected in the “Registrant Contributions in Last FY” column of the Nonqualified Deferred Compensation table on page 70.

58	MetLife 2012 Proxy Statement

Perquisites and Other Personal Benefits.    The Company’s aggregate incremental cost to provide perquisites or other personal benefits to each Named Executive Officer in 2011 (other than for Mr. Steigerwalt, Mr. Latrenta and Mr. Mullaney) is included in the “All Other Compensation” column for 2011. Mr. Steigerwalt’s, Mr. Latrenta’s and Mr. Mullaney’s respective perquisites and other personal benefits in 2011 were less than $10,000, and as a result are not reported.

Goods or services provided to the Named Executive Officers are perquisites or personal benefits only if they confer a personal benefit on the executive. However, goods or services that are directly and integrally related to the executive’s job duties, or are offered generally to all employees, or for which the executive fully reimbursed the Company are not perquisites or personal benefits. Each type of perquisite or other personal benefit is discussed below.

Personal Car Service in the U.S.    These amounts include the cost paid by the Company for car service provided by vendors for personal travel. Where the Company used its own vehicles, the cost of tolls, fuel, and driver overtime compensation is included.

Personal Aircraft Use.    These amounts include the variable costs for personal use of aircraft that were charged to the Company by the vendor that operates the Company’s leased aircraft for trip-related crew hotels and meals, landing and ground handling fees, hangar and parking costs, in-flight catering and telephone usage, and similar items. Fuel costs were calculated based on average fuel cost per flight hour for each hour of personal use. Because the aircraft is leased primarily for business use, fixed costs such as lease payments are not included in these amounts. The incremental cost of personal aircraft use by Mr. Henrikson during 2011 was $50,143. As of early 2009, the Company no longer required the Chief Executive Officer to use the Company’s aircraft for all personal and business travel.

Where, instead, the Company reimbursed a Named Executive Officer or paid for personal and family air travel, the Company’s cost is included.

Personal Conference, Event, and Travel.    These amounts include the costs incurred by the Company for personal items for the Named Executive Officer at a Company business conference or meeting, at MetLife Stadium or at other events, and for personal guests of the Named Executive Officer at such events. Costs paid to a vendor to make personal travel reservations for the Named Executive Officers or their family members are also included.

Overseas Assignment Benefits.    The Company provided a housing allowance ($145,561), a partial subsidy of children’s education ($38,637), home leave airfare ($30,221), a personal vehicle allowance, recreation club membership, home insurance, and dependent visa costs, to or for the benefit of Mr. Khalaf in connection with his assignment in Dubai. These benefits are common business practices for senior management in Dubai. The Company’s incremental costs to provide these items are included.

Life Insurance Coverage Above Standard Formula.    In 2003, the Company discontinued its split-dollar life insurance programs in which a small group of senior officers and some other employees and agents participated. Former participants in those programs were given the opportunity to continue to receive group life insurance coverage at the levels that were provided under the program. The amounts shown in the table above reflect the additional cost to the Company in 2011 to provide group life insurance coverage at those former levels over and above the cost for the standard group life coverage.

Employees in Dubai, including Mr. Khalaf, are provided life insurance at levels that vary based on compensation grade level. The cost of providing such coverage to Mr. Khalaf in 2011 is reflected in the table above.

Director Fees Paid in Cash.    Mr. Henrikson was paid one-half of his $43,333 pro rata portion of the Non-Management Director annual retainer fee for part of 2011 in cash, plus a supplementary cash fee of $33,333 for his services as Chairman for part of 2011.

Severance Pay and Related Benefits.    In December 2011, Mr. Mullaney entered into a separation agreement. Under the terms of the agreement, Mr. Mullaney will receive severance pay of $650,000 and outplacement services costing $18,500. In addition, Mr. Mullaney will be Bridge Eligible, and his pension will be subject to better early retirement reduction factors than would otherwise apply. These enhancements to Mr. Mullaney’s retiree medical benefits and pension are pursuant to terms that apply to all similarly-situated MetLife administrative employees in the United States with Mr. Mullaney’s age and MetLife service whose employment is discontinued due to job elimination and whose separation agreements become final. Company management also agreed to recommend that the Compensation Committee award incentive compensation to Mr. Mullaney for 2011. See “Severance Pay and Related Arrangements for Mr. Mullaney” on page 77.

MetLife 2012 Proxy Statement	59

Grants of Plan-Based Awards in 2011

			Estimated Possible or Future Payouts Under Non- Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Shares or Units Underlying Options (#)	Exercise Price of Options ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Action Date	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven A. Kandarian	December 14, 2010		$10,000,000
	February 23, 2011			5,156	27,500	55,000				$1,187,450
	February 23, 2011							80,000	$45.79	$1,156,800
	March 21, 2011			9,375	50,000	100,000				$2,098,500
	March 21, 2011							150,000	$44.59	$2,187,000

C. Robert Henrikson	December 14, 2010		$10,000,000
	February 23, 2011			22,031	117,500	235,000				$5,073,650
	February 23, 2011							352,500	$45.79	$5,097,150
	November 1, 2011	September 13, 2011					658			$21,688

Eric T. Steigerwalt	December 14, 2010		$10,000,000
	February 23, 2011			1,678	8,950	17,900				$386,461
	February 23, 2011							25,950	$45.79	$375,237

William J. Wheeler	December 14, 2010		$10,000,000
	February 23, 2011			5,400	28,800	57,600				$1,243,584
	February 23, 2011							85,000	$45.79	$1,229,100
	March 21, 2011			7,031	37,500	75,000				$1,573,875
	March 21, 2011							112,500	$44.59	$1,640,250

Michel Khalaf	December 14, 2010		$10,000,000
	February 23, 2011			1,641	8,750	17,500				$377,825
	February 23, 2011							26,250	$45.79	$379,575
	March 24, 2011		$1,750,000
	March 24, 2011		$1,000,000

Maria R. Morris	December 14, 2010		$10,000,000
	February 23, 2011			3,469	18,500	37,000				$798,830
	February 23, 2011							60,000	$45.79	$867,600

Nicholas D. Latrenta	December 14, 2010		$10,000,000
	February 23, 2011			3,469	18,500	37,000				$798,830
	February 23, 2011							55,000	$45.79	$795,300

William J. Mullaney	December 14, 2010		$10,000,000
	February 23, 2011			5,156	27,500	55,000				$1,187,450
	February 23, 2011							80,000	$45.79	$1,156,800
	March 21, 2011			7,031	37,500	75,000				$1,573,875
	March 21, 2011							112,500	$44.59	$1,640,250

William J. Toppeta	December 14, 2010		$10,000,000
	February 23, 2011			5,063	27,000	54,000				$1,165,860
	February 23, 2011							78,000	$45.79	$1,127,880

Grant Date and Action Date

In the case of the November 1, 2011 award to Mr. Henrikson, the grant date was the first date he served as a non-executive Director. The award had a separate action date because the Board of Directors had earlier determined the Non-Management Directors’ Share Awards. Otherwise, for each grant in 2011, the date of action was the same as the grant date.

Non-Equity Incentive Plan Awards

In February, 2011, the Compensation Committee made each Named Executive Officer eligible for an AVIP award for 2011 performance of up to $10 million, if the Company attained either of two performance goals in 2011. Those goals were (1) positive income from continuing operations before provision for income tax, excluding net investment gains (losses) (defined in

60	MetLife 2012 Proxy Statement

accordance with Section 3(a) of Article 7.04 of SEC Regulation S-X), which includes total net investment gains (losses) and net derivatives gains (losses) or (2) positive TSR. These goals were established for the purpose of exempting AVIP awards to four of the Company’s most highly-compensated executives for 2011 from the limits on tax deductibility under Section 162(m). This limit is labeled “maximum” in this table. No amounts were established as minimum or target awards.

The factors and analysis of results considered by the Compensation Committee in determining the 2011 AVIP awards are discussed in the Compensation Discussion and Analysis.

In March, 2011, Mr. Khalaf was offered the opportunity to receive a 2011 alignment incentive award payment of up to $1,750,000, and an alignment incentive award payment of up to $1 million for 2012. The factors and analysis of results considered by the Compensation Committee in determining the awards are discussed in the Compensation Discussion and Analysis.

Equity Incentive Plan Awards

For a description of the material terms and conditions of these awards, see the Summary Compensation Table on page 53. If the Company’s TSR and Operating Earnings

Per Share performance results in a total performance factor of 25%, and the Company’s TSR for the performance period is zero percent or less, the total performance factor for Performance Shares and Performance Units will be 18.75% and each Named Executive Officer would receive the number of Performance Shares or Performance Units reflected in the Threshold column of this table. If the Company’s performance results in a total performance factor of 100%, the Named Executive Officer would receive the number of Performance Shares or Performance Units reflected in the Target column of the table. If the Company’s performance results in a total performance factor of 200%, the Named Executive Officer would receive the number of Performance Shares or Performance Units reflected in the Maximum column of the table.

All Other Stock Awards

For a description of the material terms and conditions of these awards, see the Summary Compensation Table on page 53.

All Other Option Awards

For a description of the material terms and conditions of these awards, see the Summary Compensation Table on page 53.

MetLife 2012 Proxy Statement	61

Outstanding Equity Awards at 2011 Fiscal Year-End

This table presents information about outstanding Stock Options and Unit Options that were granted to the Named Executive Officers from 2002 through 2011. The Stock Options and Unit Options were outstanding on December 31, 2011 because they had not been exercised or forfeited as of that date. This table also presents information about outstanding Performance Shares and Performance Units granted to the Named Executive Officers. The Performance Shares and Performance Units were outstanding because they had not vested or become payable as of December 31, 2011 (except for the Performance Shares for the performance period of January 1, 2009 to December 31, 2011, which vested on December 31, 2011, but for which the amounts payable are not yet known). This table also presents information about outstanding Restricted Stock Units granted to the Named Executive Officers. The Restricted Stock Units were outstanding because they had not vested or become payable as of December 31, 2011.

The awards reported in this table include awards granted in 2011, which are also reported in the Summary Compensation Table on page 54 and the table entitled “Grants of Plan-Based Awards in 2011” on page 60.

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Steven A. Kandarian	35,000			$50.12	February 27, 2016			401,000	$12,503,180
	45,000			$62.80	February 26, 2017
	43,500			$60.51	February 25, 2018
	40,000	20,000		$23.30	February 23, 2019
		120,000	(2)	$23.30	February 23, 2019
	26,667	53,333		$34.84	February 22, 2020
		80,000		$45.79	February 22, 2021
		150,000	(2)	$44.59	March 20, 2021

C. Robert Henrikson	115,000			$26.00	February 17, 2013			759,000	$23,665,620
	90,000			$35.26	February 16, 2014
	90,000			$38.47	April 14, 2015
	110,000			$50.12	February 27, 2016
	210,000			$62.80	February 26, 2017
	210,000			$60.51	February 25, 2018
	186,668	93,332		$23.30	February 23, 2019
	121,667	243,333		$34.84	February 22, 2020
		352,500		$45.79	February 22, 2021

Eric T. Steigerwalt	7,800			$30.35	February 18, 2012	10,000	$311,800	50,300	$1,568,354
	14,000			$26.00	February 17, 2013
	10,550			$35.26	February 16, 2014
	11,100			$38.47	April 14, 2015
	9,000			$50.12	February 27, 2016
	7,400			$62.80	February 26, 2017
	10,500			$60.51	February 25, 2018
	10,668	5,332		$23.30	February 23, 2019
	9,434	18,866		$34.84	February 22, 2020
		25,950		$45.79	February 22, 2021

William J. Wheeler	38,200			$30.35	February 18, 2012			380,600	$11,867,108
	28,500			$26.00	February 17, 2013
	40,000			$35.26	February 16, 2014
	35,000			$38.47	April 14, 2015
	45,000			$50.12	February 27, 2016
	50,000			$62.80	February 26, 2017
	46,500			$60.51	February 25, 2018
	43,334	21,666		$23.30	February 23, 2019
		130,000	(2)	$23.30	February 23, 2019
	28,000	56,000		$34.84	February 22, 2020
		85,000		$45.79	February 22, 2021
		112,500	(2)	$44.59	March 20, 2021

Michel Khalaf		26,250		$45.79	February 22, 2021			17,500	$545,650

62	MetLife 2012 Proxy Statement

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Maria R. Morris	20,000			$30.35	February 18, 2012			115,000	$3,585,700
				$26.00	February 17, 2013
	12,000			$35.26	February 16, 2014
	18,300			$38.47	April 14, 2015
	16,000			$50.12	February 27, 2016
	18,000			$62.80	February 26, 2017
	25,000			$60.51	February 25, 2018
	28,000	14,000		$23.30	February 23, 2019
	18,334	36,666		$34.84	February 22, 2020
		60,000		$45.79	February 22, 2021

Nicholas D. Latrenta	21,000			$26.00	February 17, 2013	10,000	$311,800	64,300	$2,004,874
	20,000			$35.26	February 16, 2014
	11,000			$38.47	April 14, 2015
	12,000			$50.12	February 27, 2016
	12,000			$62.80	February 26, 2017
	11,500			$60.51	February 25, 2018
	10,268	5,132		$23.30	February 23, 2019
	5,334	10,666		$34.84	February 22, 2020
		55,000		$45.79	February 22, 2021

William J. Mullaney	14,700			$26.00	February 17, 2013			244,000	$7,607,920
	14,000			$35.26	February 16, 2014
	19,000			$38.47	April 14, 2015
	20,000			$50.12	February 27, 2016
	30,000			$62.80	February 26, 2017
	36,000			$60.51	February 25, 2018
	33,334	16,666		$23.30	February 23, 2019
	26,667	53,333		$34.84	February 22, 2020
		80,000		$45.79	February 22, 2021
		112,500	(2)	$44.59	March 20, 2021

William J. Toppeta	80,000			$26.00	February 17, 2013			168,000	$5,238,240
	65,000			$35.26	February 16, 2014
	55,000			$38.47	April 14, 2015
	55,000			$50.12	February 27, 2016
	40,000			$62.80	February 26, 2017
	41,500			$60.51	February 25, 2018
	40,000	20,000		$23.30	February 23, 2019
	23,334	46,666		$34.84	February 22, 2020
		78,000		$45.79	February 22, 2021

(1)

Each of the Stock Options and Unit Options reflected in these columns has an expiration date that is the day before the tenth anniversary of their grant date. Except as described in note 2 to this table, each of the Stock Options and Unit Options for each Named Executive Officer became exercisable (or will do so) at a rate of one-third of each annual grant on each of the first three anniversaries of the grant date, subject to conditions.

(2)	These Stock Options will become exercisable on the third anniversary of their grant date, subject to conditions.

(3)	These Restricted Stock Units vest on the third anniversary of their grant date, which was February 24, 2009.

MetLife 2012 Proxy Statement	63

(4)	This column reflects outstanding Performance Shares for the following performance periods for each Named Executive Officer.

	2009-2011	2010-2012	2011-2013
Steven A. Kandarian	96,000	27,000	77,500
C. Robert Henrikson	140,000	122,000	117,500
Eric T. Steigerwalt	6,750	9,450	8,950
William J. Wheeler	96,000	28,000	66,300
Michel Khalaf	0	0	8,750
Maria R. Morris	21,000	18,000	18,500
Nicholas D. Latrenta	7,650	6,000	18,500
William J. Mullaney	30,000	27,000	65,000
William J. Toppeta	30,000	27,000	27,000

None of these Performance Shares and Performance Units has been paid. If they are paid, the amount that is paid may be different than the amounts reflected in this table. The number of Performance Shares or Performance Units in this column was determined by multiplying the aggregate Performance Shares or Performance Units awarded to each Named Executive Officer for the performance periods described above by a hypothetical performance factor of 200%. This hypothetical performance factor is the maximum performance factor that could be applied to the awards. The maximum performance factor has been used because it was not possible to determine the Company’s performance in 2011 in comparison to the performance of other Insurance Index Comparators at the time this Proxy Statement was filed. Under the terms of the awards, the number of Shares (or their equivalent in cash) that will be paid, if any, will be determined based upon a three-year performance period. See the Summary Compensation Table on page 53 for a description of the terms of the Performance Share and Performance Unit awards.

In each case, the Performance Shares vest on December 31 of the final calendar year of the performance period, subject to conditions. As a result, none of the Performance Shares and Performance Units reflected in this column has vested, with the exception of the Performance Shares for the performance period of 2009-2011. The final number of Performance Shares payable for the 2009-2011 period is not yet known, and will be determined by the Company’s performance in comparison to the performance of the Insurance Index Comparators over the three-year performance period and be payable in the second quarter of 2012. The amount that is payable may be different than the amounts reflected in this table.

(5)

The hypothetical amount reflected in this column for each Named Executive Officer is equal to the sum of (a) number of Performance Shares and Performance Units reflected in the column entitled “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested,” plus (b) the number of Restricted Stock Units reflected in the column entitled “Number of Shares or Units of Stock That Have Not Vested, multiplied by the closing price of a Share on December 30, 2011, the last business day of that year.

64	MetLife 2012 Proxy Statement

Option Exercises and Stock Vested in 2011

	Option Awards(1)		Stock Awards(2)(3)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven A. Kandarian	0	$0	13,050	$579,942
C. Robert Henrikson	140,000	$1,800,400	63,658	$2,821,408
Eric T. Steigerwalt	15,200	$63,080	2,970	$131,987
William J. Wheeler	0	$0	13,950	$619,938
Michel Khalaf	0	$0	0	$0
Maria R. Morris	10,050	$148,037	7,650	$339,966
Nicholas D. Latrenta	35,000	$445,810	3,420	$151,985
William J. Mullaney	12,725	$205,824	10,800	$479,952
William J. Toppeta	105,655	$1,541,715	12,600	$559,944

(1)

The amounts for value realized on exercise of Option Awards represent the aggregate value realized upon the exercise of vested Stock Options or Unit Options. The value realized upon the exercise of each award is the difference between the market value of Shares when the Stock Option or Unit Option was exercised and the exercise price of the Stock Option or Unit Option.

(2)

These amounts reflect payouts of Performance Shares for the performance period of January 1, 2008 to December 31, 2010. The number of Shares payable was calculated by multiplying the number of Performance Shares by the performance factor that pertained to the awards, which was 90%. This factor was determined by comparing the Company’s performance with that of other Insurance Index Comparators, as measured by (i) change in annual Operating Earnings Per Share from the year before the beginning of the performance period to the final year of the performance period, and (ii) total shareholder return during the performance period. For this purpose, Operating Earnings Per Share was determined using net income, excluding: (1) after-tax net investment gains and losses, (2) after-tax adjustments related to net investment gains and losses, (3) after-tax discontinued operations other than discontinued real estate, and (4) preferred stock dividends, in each case determined according to GAAP, divided by the weighted average number of Shares outstanding during the performance period, determined on a diluted basis under GAAP. The Company’s change in annual Operating Earnings Per Share was in the 40th percentile of the other Insurance Index Comparators, resulting in a change in annual Operating Earnings Per Share performance factor of 40%. Total shareholder return was determined using the change (plus or minus) from the initial closing price of a Share to the final closing price of a Share, plus reinvested dividends, for the performance period, divided by the initial closing price of a share. For this purpose, the initial closing price was the average of the closing prices for the 20 trading days before the performance period, and the final closing price was the average of the closing prices for the 20 trading days prior to and including the final trading day of the performance period. The Company’s total shareholder return was in the 50th percentile of the other Insurance Index Comparators, resulting in a change in annual Operating Earnings Per Share performance factor of 50%. The value realized on vesting was determined using the closing price of Shares on the vesting date, December 31, 2011.

Each Named Executive Officer who had a Performance Share award for the 2008-2010 performance period had the opportunity to defer the Shares payable for that award. Mr. Steigerwalt, Mr. Wheeler, Ms. Morris, and Mr. Latrenta deferred receipt of all of the Shares payable to him or her.

The amounts for Mr. Henrikson also include 658 shares paid for services as a Director.

(3)

The Performance Shares for the performance period of January 1, 2009 to December 31, 2011 for each of the Named Executive Officers have vested, but the actual amounts payable are not yet known and are not reflected in this table. See the table entitled “Outstanding Equity Awards at 2011 Fiscal Year-End” on page 63 for more information about these Performance Shares. The amounts payable for the performance period of January 1, 2009 to December 31, 2011 will be reflected in the table entitled “Option Exercises and Stock Vested in 2012” in the Company’s 2013 Proxy Statement.

MetLife 2012 Proxy Statement	65

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Steven A. Kandarian	Retirement Plan	6.750	$83,269	$42,556
	Auxiliary Pension Plan	6.750	$670,804	$256,891

C. Robert Henrikson	Retirement Plan	39.334	$1,738,754	$24,108
	Auxiliary Pension Plan	39.334	$36,415,953	$1,727,271

Eric T. Steigerwalt	Retirement Plan	13.667	$304,023	$0
	Auxiliary Pension Plan	13.667	$469,870	$0

William J. Wheeler	Retirement Plan	14.250	$319,663	$0
	Auxiliary Pension Plan	14.250	$1,843,436	$0

Michel A. Khalaf	Overseas Pension Plan	22.167	$945,794	$0

Maria R. Morris	Retirement Plan	27.286	$771,088	$0
	Auxiliary Pension Plan	27.286	$2,897,158	$0

Nicholas D. Latrenta	Retirement Plan	42.332	$1,663,184	$0
	Auxiliary Pension Plan	42.332	$4,571,234	$0

William J. Mullaney	Retirement Plan	29.668	$909,534	$0
	Auxiliary Pension Plan	29.668	$5,011,176	$0

William J. Toppeta	Retirement Plan	38.407	$1,735,240	$0
	Auxiliary Pension Plan	38.407	$13,225,924	$0

Pension Benefits for U.S.-Based Executives

The U.S.-based Named Executive Officers are eligible to participate in the Retirement Plan and the Auxiliary Pension Plan. Eligible employees qualify for pension benefits after one year of service and become vested in their benefits after three years of service.

Pension benefits are paid under two separate plans, primarily due to tax requirements. The Retirement Plan is a tax-qualified defined benefit pension plan that provides benefits for eligible employees on the United States payroll. The U.S. Internal Revenue Code imposes limitations on eligible compensation and on the amounts that can be paid under the Retirement Plan. The purpose of the Auxiliary Pension Plan is to provide benefits which eligible employees would have received under the Retirement Plan if these limitations were not imposed. Benefits under the Auxiliary Pension Plan are calculated in substantially the same manner as they are under the Retirement Plan. The Auxiliary Pension Plan is unfunded, and benefits under that plan are general promises of payment not secured by any rights to Company property.

An employee’s benefit is calculated under either one or a combination of two different formulas, only one of which applies to any given period of service. The Traditional Formula is based on length of service and final average compensation. The Personal Retirement Account Formula is based on amounts contributed or credited for each participant based on the participant’s compensation, plus interest. The Traditional Formula is used to calculate benefits for each eligible employee’s service before 2002. Employees hired before 2002 who remained employed throughout 2002 accrued benefits for 2002 under the Traditional Formula. These employees were given the opportunity to continue accruing their pension benefits under the Traditional Formula for service in 2003 and later or to begin accruing benefits for 2003 and later under the Personal Retirement Account Formula. All employees hired (or rehired) on or after January 1, 2002 accrue benefits for 2002 and later under the Personal Retirement Account Formula.

The annual benefit under the Traditional Formula is determined by multiplying the employee’s years of service (up to 35) by the sum of (a) 1.1% of the employee’s final average compensation up to the average Social Security wage base over the past 35 years, and (b) 1.7% of the employee’s final average compensation in excess of the average Social Security wage base over the past 35 years. Employees who served more than 35 years also receive 0.5% of final average compensation multiplied by years and months of service in excess of 35 years. An employee’s final average

66	MetLife 2012 Proxy Statement

compensation is calculated by looking back at the 10-year period prior to retirement or termination of employment and determining the consecutive five-year period during which the employee’s eligible compensation (including base salary and eligible annual incentive awards) produces the highest average annual compensation. When determining Traditional Formula benefits under the Auxiliary Pension Plan for the Named Executive Officer (and other senior officer) participants for service through December 31, 2009, final average compensation is calculated by looking back at the 10-year period prior to retirement or termination of employment and determining (a) the consecutive five-year period that would produce the highest average base salary, and (b) the average of the highest five AVIP awards, regardless of whether in consecutive years, determined using a projected AVIP award (equal to the highest of the last three AVIP awards paid while the Named Executive Officer was in active service) on a prorated basis for any partial final year of employment. The sum of the highest average annual base salary and the average eligible annual incentive award is the Named Executive Officer’s final average compensation.

Beginning January 1, 2010, the same final average compensation formula that applies to qualified Traditional Formula benefits for all eligible employees applies to Traditional Formula benefits for senior officers under the Auxiliary Pension Plan: by looking back at the 10-year period prior to retirement or termination of employment and determining the consecutive five-year period during which the employee’s eligible compensation (including base salary and eligible annual incentive awards) produces the highest average annual compensation. Benefits accrued through 2009 will not be affected by this change.

Under the Personal Retirement Account Formula, an employee is credited each month with an amount equal to 5% of eligible compensation up to the Social Security wage base (for 2011, $106,800), plus 10% of eligible compensation in excess of that wage base. In addition, amounts credited to each employee earn interest at the U.S. government’s 30-year Treasury securities rate. Mr. Henrikson’s, Ms. Morris’, Mr. Latrenta’s, Mr. Mullaney’s, and Mr. Toppeta’s respective benefit will be determined exclusively under the Traditional Formula. Mr. Steigerwalt’s and Mr. Wheeler’s respective benefit will be determined using the Traditional Formula for benefits for service prior to 2003, and the Personal Retirement Account Formula for benefits for service in 2003 and later. Mr. Kandarian’s benefit will be determined exclusively under the Personal Retirement Account Formula.

For pension benefit purposes, the 2009 annual incentive awards, which were paid outside of AVIP, are considered on the same basis as AVIP awards.

Whether an employee’s pension benefit is determined under the Traditional Formula or the Personal Retirement Account Formula, the employee may choose to receive the benefit as a life annuity, life annuity with term certain, contingent survivor annuity, or first-to-die annuity. The Traditional Formula benefit may not be paid to employees before they become Retirement Eligible. Employees may choose a lump sum payout of their vested benefits under the Personal Retirement Account Formula at termination of their employment or later. The Named Executive Officer participants could also have selected, no later than December 31, 2008 and subject to the approval of the Compensation Committee or its designee, the timing and form of the Traditional Formula benefit payment under the Auxiliary Pension Plan, including a lump sum payment. The actuarial value of all forms of payment is substantially equivalent.

The present value of each Named Executive Officer participant’s accumulated pension benefits is reported in the table above using certain assumptions. In the case of each Named Executive Officer with a benefit determined in whole or in part under the Traditional Formula, the assumptions used in the determination of present value as of December 31, 2011 include assumed retirement at the earliest date the executive could retire with full pension benefits. This was the earlier of the date the executive reached at least age 62 with at least 20 years of service, or the normal retirement date (age 65). Otherwise, the assumptions used were the same as those used for financial reporting under GAAP. For a discussion of the assumptions made regarding this valuation, see Note 17 of the Notes to Consolidated Financial Statements included in the 2011 Form 10-K. In the case of each Named Executive Officer with a benefit determined exclusively under the Personal Retirement Account Formula, the present value of his benefit as of December 31, 2011 is equal to his Personal Retirement Account balance. Each such Named Executive Officer was vested in his benefit as of that date, and vested Personal Retirement Account balances may be paid in full upon termination of employment at any time.

In early 2009, at Mr. Henrikson’s recommendation, the Auxiliary Pension Plan was amended to cap the final average compensation of each participant, including each Executive Group member, at $4.6 million. The purpose of this change was to reduce expected future pension accruals, thus limiting future increases in Mr. Henrikson’s benefit, and that has been its effect. Any

MetLife 2012 Proxy Statement	67

increases in Mr. Henrikson’s pension value beyond 2009 do not reflect any increases in Mr. Henrikson’s final average compensation.

Amounts that were vested in the Auxiliary Pension Plan after 2004 are subject to the requirements of U.S. Internal Revenue Code Section 409A (Section 409A). Each Named Executive Officer had the opportunity to choose his or her form of payment (including a lump sum) through 2008 (so long as the officer did not begin receiving payments in the year of his or her election), which was within the time period permitted for such elections under Section 409A. Payments of amounts that are subject to the requirements of Section 409A to the top 50 highest paid officers in the Company that are due upon separation from service are delayed for six months following their separation, as required by Section 409A.

Traditional Formula participants qualify for normal retirement at age 65 with at least one year of service. An employee is eligible for early retirement beginning at age 55 with 15 years of service. Each year of age over age 57 1/2 reduces the number of years of service required to qualify for early retirement, until normal retirement at age 65 and at least one year of service. Mr. Henrikson, Mr. Latrenta, and Mr. Toppeta were each eligible for early retirement benefits in 2011. Early retirement payments for Traditional Formula participants are reduced from normal retirement benefits by an early retirement factor that depends on the employee’s age at the time payments begin and years of service at the end of employment. If an employee has 20 years of service or more and is Retirement Eligible, the factors range from 72% at age 55 to 100% at age 62. If an employee does not have 20 years of service at the end of employment, the factors range from 54.8% at age 55 to 100% at age 65.

Personal Retirement Account participants qualify to be paid their full vested benefit when their employment ends. Because Personal Retirement Account benefits are based on total amounts credited for the employee and not final average compensation, those benefits are not reduced for any early retirement.

A portion of Mr. Kandarian’s benefits was assigned to an alternate payee under Qualified Domestic Relations Orders in 2011. Mr. Henrikson received payment of a portion of his benefits in 2011 in connection with his retirement. The amount of these assignments and payments are reflected in the column entitled “Payments During Last Fiscal Year.”

Pension Benefits for Mr. Khalaf

Mr. Khalaf participates in the Overseas Pension Plan. The purpose of the Overseas Pension Plan is to provide retirement benefits to eligible employees, reduced by retirement benefits provided by defined benefit or defined contribution plans sponsored by Company affiliates or mandated by government. Benefits are based on final average compensation and length of service. Selected salaried employees who were employed outside the United States as of October 31, 2011 are eligible. Eligible employees qualify for pension benefits after six months of service and become vested in their benefits after five years of service. The Overseas Pension Plan is unfunded, and benefits under that plan are general promises of payment not secured by any rights to property.

Mr. Khalaf’s service for purposes of the Overseas Pension Plan includes his period of service with Alico and its affiliates prior to the Company’s acquisition of Alico on the same basis as such service is credited to other similarly-situated employees. The Overseas Pension Plan does not recognize service by any employee for the first six months of employment or service by an employee in the United States while the employee is a U.S. taxpayer, resident, or citizen.

An employee’s annual benefit under the Overseas Pension Plan is determined by multiplying the employee’s years of service since January 1, 1966, but not exceeding 40 years, by 1.75% of the employee’s average final compensation, less each of the following: (a) approximately 1.43% of any social security benefit which the employee is eligible to receive, multiplied by the employee’s years of service, limited to 35 years; (b) the actuarial equivalent of the employer-contributed portion of any government-mandated defined contribution retirement plan, i.e., a “Provident Fund”; (c) any termination indemnity or severance allowance due under applicable law or labor agreement, not including any Company or affiliate severance plan, policy or agreement; (d) the actuarial equivalent of any employer contributions to any applicable defined contribution plan, and earnings on such contributions; (e) the actuarial equivalent of the amount due to a participant from any other defined benefit plan sponsored by the Company or a Company affiliate.

An employee’s final average compensation is calculated by looking back at the 10-year period prior to retirement or termination of employment and determining the

68	MetLife 2012 Proxy Statement

consecutive three-year period during which the employee’s eligible compensation produces the highest average annual compensation. Compensation includes base salary, but does not include items such as commissions, premium pay, shift differential, foreign service allowance, bonuses and pay for overtime, or compensation for services rendered while a U.S. taxpayer, a resident of the U.S. or a green card holder.

A participant may choose to receive benefits under the Overseas Pension Plan as a 100% joint and survivor annuity, a 75% joint and survivor annuity, a 50% joint and survivor annuity, life annuity, and life and ten year term certain annuity. The actuarial value of all forms of payment is substantially equivalent.

Benefits may not be paid to an employee before the employee becomes retirement eligible. Participants qualify for normal retirement at age 65 with at least five years of service, and early retirement beginning at age 55 with at least 10 years of service. A minimum benefit is payable after 10 years of service regardless of age.

Early retirement payments are reduced from normal retirement benefits by an early retirement factor that depends on the employee’s age and years of service at the time payments begin. For each year prior to normal retirement that benefit payments begin, the annual payment is reduced by a stated percentage. For employees who were not yet age 54 as of January 1, 2006, including Mr. Khalaf, the reduction factors are:

Minimum Age	Minimum Number of Years of Service	Reduction Factor
60	30	3%
60	25	4%
55	10	5%

Mr. Khalaf was not eligible for early retirement benefits in 2011.

The present value of Mr. Khalaf’s accumulated pension benefits is reported in the table above using assumed retirement at the earliest date Mr. Khalaf could retire with full benefits. This is the date Mr. Khalaf will reach age 65. Otherwise, the assumptions used were the same as those used for financial reporting under GAAP. The discount rates used to determine the present value of the benefits under the Overseas Plan were 4.75% as of December 31, 2011 and 5.50% as of December 31, 2010. For a discussion of the other assumptions made regarding this valuation, see Note 17 of the Notes to Consolidated Financial Statements included in the 2011 Form 10-K.

MetLife 2012 Proxy Statement	69

Nonqualified Deferred Compensation

The Company’s nonqualified deferred compensation program offers savings opportunities to the U.S.-based Named Executive Officers, as well as hundreds of other eligible employees. Mr. Khalaf does not participate in a defined contribution nonqualified deferred compensation program.

The program for U.S.-based employees consists of a plan for amounts that are subject to the requirements of Section 409A (the MetLife Leadership Deferred Compensation Plan, or Leadership Plan) and a plan for amounts that were vested by December 31, 2004 and are not subject to the requirements of Section 409A (the MetLife Deferred Compensation Plan for Officers, or Officers Plan). Under this program, employees may elect to defer receipt of their base salary and incentive compensation. Income taxation on such compensation is delayed until the employee receives payment. Employees also receive Company contributions under the Auxiliary Savings and Investment Plan.

The following table includes the amount of their own compensation that each Named Executive Officer deferred under the Leadership Plan in 2011 and the amount the Company credited to the Named Executive Officer’s Leadership Plan and Auxiliary Savings and Investment Plan accounts in 2011, as well as aggregate earnings in 2011 on all deferred compensation, any distributions made in 2011, and the aggregate deferred compensation balance at the end of 2011. The aggregate balance includes any deferrals and earnings on deferrals in all years of employment, not limited to 2011. In the table below, the Auxiliary Savings and Investment Plan is referred to as the Auxiliary Plan.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
Steven A. Kandarian	Leadership Plan	$0	$0	$(90,663)	$320,243	$230,446
	Officers Plan	$0	$0	$0	$0	$0
	Auxiliary Plan	$0	$85,367	$11,972	$109,825	$276,462

C. Robert Henrikson	Leadership Plan	$0	$0	$(2,323,440)	$593,405	$5,340,645
	Officers Plan	$0	$0	$(716,026)	$428,353	$2,530,111
	Auxiliary Plan	$0	$203,431	$80,167	$0	$2,053,317

Eric T. Steigerwalt	Leadership Plan	$129,166	$0	$(271,633)	$0	$696,065
	Officers Plan	$0	$0	$(11,245)	$47,858	$33,146
	Auxiliary Plan	$0	$22,950	$4,969	$0	$185,693

William J. Wheeler	Leadership Plan	$606,688	$0	$(1,156,394)	$0	$2,964,308
	Officers Plan	$0	$0	$0	$0	$0
	Auxiliary Plan	$0	$96,200	$22,916	$0	$601,006

Maria R. Morris	Leadership Plan	$332,700	$0	$(359,875)	$0	$925,087
	Officers Plan	$0	$0	$(38,935)	$0	$99,439
	Auxiliary Plan	$0	$45,200	$11,994	$0	$315,995

Nicholas D. Latrenta	Leadership Plan	$148,737	$0	$(434,228)	$0	$1,111,683
	Officers Plan	$0	$0	$(185,249)	$30,962	$584,287
	Auxiliary Plan	$0	$39,867	$14,556	$0	$378,901

William J. Mullaney	Leadership Plan	$0	$0	$(557,332)	$866,570	$556,852
	Officers Plan	$0	$0	$(114,057)	$0	$291,300
	Auxiliary Plan	$0	$75,617	$17,122	$0	$451,942

William J. Toppeta	Leadership Plan	$0	$0	$(684,779)	$0	$1,748,920
	Officers Plan	$0	$0	$(595,210)	$0	$1,709,053
	Auxiliary Plan	$0	$84,200	$39,981	$0	$1,025,009

(1)

The amount in this column reflects payouts of Performance Shares for the performance period of January 1, 2008 to December 31, 2010. Mr. Steigerwalt, Mr. Wheeler, Ms. Morris, and Mr. Latrenta deferred receipt of all of the Shares payable to him or her. The full payout amount is included in the table entitled “Option Exercises and Stock Vested in 2011” on page 65. The amount reported in this column does not appear in the Summary Compensation Table for 2011. No employee contributions are made under the Auxiliary Plan.

(2)

Amounts in this column are reported as components of the Company Savings and Investment Program contributions for 2011 in the “All Other Compensation” column of the Summary Compensation Table on page 54.

70	MetLife 2012 Proxy Statement

(3)

None of the amounts in this column are reported for 2011 in the Summary Compensation Table. See the text pertaining to the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of that table beginning on page 57.

(4)

Distributions include amounts due for payment at the time previously elected by the Named Executive Officer or at the end of employment, in the case of Mr. Henrikson, Mr. Steigerwalt, Mr. Latrenta, and Mr. Mullaney, and amounts assigned to an alternate payee under Qualified Domestic Relations Orders, in the case of Mr. Kandarian. In cases where Section 409A delayed until after 2011 a payment otherwise due in 2011, the portion of the aggregate balance attributable to the payout is reflected in this column and not in the “Aggregate Balance at Last FYE” column.

(5)

A portion of the amounts reported in this column is attributable to Company savings and investment program contributions to the Auxiliary Savings and Investment Plan. These contributions are reflected in the “All Other Compensation” column of the Summary Compensation Tables in the Company’s previous proxy statements (beginning in 2007) for Named Executive Officers who appeared in those proxy statements:

Executive	Amounts Reported in Prior Proxy Statements
Steven A. Kandarian	$184,783
C. Robert Henrikson	$752,400
William J. Wheeler	$358,399
William J. Mullaney	$99,317
William J. Toppeta	$286,800

Deferred Compensation Program for U.S.-Based Employees

Under the Company’s deferred compensation program for U.S.-based employees, Named Executive Officers based in the U.S. may elect to defer receipt of up to 75% of their base salary, all of their AVIP awards, and any payouts for Performance Share awards. These deferrals are voluntary contributions of the Named Executive Officers’ own earnings.

In addition, to the extent a U.S.-based participant deferred base salary payments in 2011 and had elected to participate in (and was eligible for Company contributions under) the Savings and Investment Plan, the Company made a contribution to the Leadership Plan rather than making that contribution to the Savings and Investment Plan.

Employee Contribution (as a percentage of eligible compensation)	Company Contribution (as a percentage of eligible compensation)
3%	3%
4%	3.5%
5% or more	4%

AVIP awards are also generally eligible for the same such matching, but the executives’ annual incentive compensation paid in 2010 was not paid under AVIP.

Payments that would have been made in Shares, but are deferred, remain payable in Shares. This includes deferred payments from Performance Shares, Restricted Stock Units, and the Share payments under the Long Term Performance Compensation Plan formerly maintained by the Company. Cash Awards under the Long Term Performance Compensation Plan that were irrevocably deferred in the form of Shares are also payable in Shares. All other deferred compensation is payable in cash.

Participants may elect to receive compensation they have deferred at a specified date before, upon or after retirement. In addition, participants may elect to receive payments in a single lump sum or in up to 15 annual installments. However, despite a participant’s election, payment is generally made in full in a single lump sum should the executive terminate employment with the Company before becoming Retirement Eligible or Bridge Eligible. Payments to the top 50 highest paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.

The terms of the Officers Plan and the Leadership Plan are substantially similar, except that under the Officers Plan participants may choose to receive amounts not subject to Section 409A at any time with a 10% reduction, and that payments under the Leadership Plan to the top 50 highest paid officers in the Company that are due upon separation from service are delayed for six months following their separation.

MetLife 2012 Proxy Statement	71

The Company offers a range of simulated investments under the deferred compensation program. Participants may generally choose the simulated investments for their deferred cash compensation at the time they elect to defer compensation, and may change the simulated investment selections for their existing account balances up to six times each calendar year. The table below reflects the simulated investment returns for 2011 on each of the alternatives offered under the program. The MetLife Deferred Shares Fund is available exclusively for deferred Shares. The MetLife Common Stock Fund is available for deferred cash compensation. Each of these two funds reflects changes in value of Shares plus the value of imputed reinvested dividends.

Simulated Investment	2011 Return
Auxiliary Fixed Income Fund	4.18%
Lord Abbett Bond Debenture Fund	4.83%
Oakmark Fund	1.82%
Small Cap Equity Fund	(1.95)%
Oakmark International Fund	(14.07)%
S&P 500© Index	2.11%
Russell 2000© Index	(4.18)%
MSCI EAFE© Index	(12.14)%
Barclays Capital U.S. Aggregate Bond Index	7.84%
BofA Merrill Lynch U.S. High Yield Index	4.38%
MSCI Emerging Markets Index	(18.42)%
MetLife Deferred Shares Fund	(28.14)%
MetLife Common Stock Fund	(28.14)%

Each simulated investment was available for the entirety of 2011.

Auxiliary Savings and Investment Plan for U.S.-Based Employees

Eligible U.S.-based Named Executive Officers and other eligible U.S.-based employees who elected to contribute a portion of their eligible compensation under the tax-qualified Savings and Investment Plan in 2011 received a Company contribution of their eligible compensation in that plan in 2011:

Employee Contribution (as a percentage of eligible compensation)	Company Contribution (as a percentage of eligible compensation)
3%	3%
4%	3.5%
5% or more	4%

The employee’s eligible compensation under the Savings and Investment Plan includes base salary and eligible annual incentive awards.

The U.S. Internal Revenue Code limits compensation that is eligible for employer contributions under the Savings and Investment Plan. In 2011, the Company could not make contributions based on compensation over $245,000. Named Executive Officers and other eligible employees who elected to participate in the Savings and Investment Plan during 2011 were credited with a percentage of their eligible compensation beyond that limit. The Company contribution was determined using the same employee contribution rate as applied under The Savings and Investment Plan. This Company contribution is credited to an account established for the employee under the nonqualified Auxiliary Savings and Investment Plan.

Employees can elect to receive their Auxiliary Savings and Investment Plan balances in a lump sum or in up to 15 annual installments, in either case beginning one year after termination of employment. Employees can also elect to delay their payment, or the beginning of their annual payments, up to ten years after termination of employment.

Amounts in the Auxiliary Savings and Investment Plan are subject to the requirements of Section 409A. Participants were able to elect the time and form of their payments through 2008, which was within the time period permitted for such elections under Section 409A. Participants may change the time and form of their payments after 2008, but the election must be made during employment, is not effective until twelve months after it is made, and must delay the start of benefit payments by at least five years. Payments to the top 50 highest paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.

Employees may choose from a range of simulated investments for their Auxiliary Savings and Investment Plan accounts. These simulated investments were identical to the core funds offered under the Savings and Investment Plan in 2010, except that the rate set for the fixed income fund available under the Auxiliary Savings and Investment Plan cannot exceed 120% of the applicable federal long term rate under U.S. Internal Revenue Code Section 1274(d) at the time that rate is set. Employees may change the simulated investments for new Company contributions to their Auxiliary Savings and Investment Plan accounts at any time.

Employees could change the simulated investments for their existing Auxiliary Savings and Investment Plan accounts up to four times a month in 2011. Beginning in 2010, employees could not allocate more than 10% of their existing Auxiliary Savings and Investment Plan account balances to the MetLife Company Stock Fund

72	MetLife 2012 Proxy Statement

(except for any account balance already in the MetLife Company Stock Fund as of January 1, 2010), and could not allocate more than 10% of future contributions to that fund. Fees are charged to employees for moving existing balances out of certain international simulated investments prior to the expiration of pre-established holding periods.

The table below reflects the simulated investment returns for 2011 on each of the alternatives offered under the Auxiliary Savings and Investment Plan.

Simulated Investment	2011 Return
Fixed Income Fund	4.18%
Bond Index Fund	7.67%
Large Cap Equity Index Fund	2.07%
Large Cap Value Index Fund	0.46%
Large Cap Growth Index Fund	2.66%
Mid Cap Equity Index Fund	(1.81)%
Small Cap Equity Fund	(1.95)%
International Equity Fund	(16.47)%
MetLife Company Stock Fund	(28.23)%

The MetLife Company Stock Fund includes a limited proportion of simulated investments in instruments other than Shares.

Each simulated investment was available for the entirety of 2011.

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Potential Payments Upon Termination or Change-in-Control

The table and accompanying narrative below reflect estimated additional payments or benefits that would have been earned or accrued, or that would have vested or been paid out earlier than normal, had any Named Executive Officer been terminated from employment or had a change-in-control of the Company occurred on the last business day of 2011 (the Trigger Date). The table reflects hypothetical payments and benefits. None of the payments or benefits has actually been made. The table and accompanying narrative also do not include payments or benefits under arrangements available on the same basis generally to all salaried employees in the jurisdiction in which the Named Executive Officer is employed. The Named Executive Officers’ pension benefits and nonqualified deferred compensation are described in the tables entitled “Pension Benefits” and “Nonqualified Deferred Compensation,” respectively.

Mr. Henrikson, Mr. Mullaney, and Mr. Toppeta were not Executive Group members on the Trigger Date. Their respective arrangements in connection with the end of their employment are described separately below.

	No Change-in-Control			Change-in-Control
	Voluntary Resignation	Involuntary Termination With Severance Pay	Death	Payments Solely on Account of Change-in-Control	Termination With Severance Pay
Steven A. Kandarian	$0	$2,482,347	$4,361,510	$4,361,510	$2,516,829
Eric T. Steigerwalt	$0	$870,662	$927,528	$927,528	$1,593,456
William J. Wheeler	$0	$2,205,800	$4,135,402	$4,135,402	$4,426,932
Michel Khalaf	$0	$133,600	$272,825	$272,825	$1,574,996
Nicholas D. Latrenta	$0	$543,500	$1,116,150	$1,116,150	$2,009,037
Maria R. Morris	$0	$543,500	$1,248,390	$1,248,390	$2,586,676

Voluntary Resignation (No Change-in-Control)

None of the Named Executive Officers listed in the table above has an employment agreement or other arrangement that calls for any severance pay in connection with a voluntary resignation from employment prior to a change-in-control (except for terms and conditions of employment that apply to Mr. Khalaf on the same basis as they apply to all employees in Dubai). Nor in such a case would any additional payments or benefits have been earned or accrued, or have vested or been paid out earlier than normal, in favor of any Named Executive Officer listed in the table above.

A Named Executive Officer listed in the table above who had resigned but was Retirement Eligible as of the Trigger Date would have continued to receive the benefit of the executive’s existing stock-based awards, unless the executive had been involuntarily terminated for cause. For this purpose, “cause” is defined as engaging in a serious infraction of Company policy, theft of Company property or services or other dishonest conduct, conduct otherwise injurious to the interests of the Company, or demonstrated unacceptable lateness or absenteeism. Each of the executive’s Performance Shares would have been paid after the conclusion of the performance period, the executive’s Restricted Stock Units would have been paid after the conclusion of the restriction period, and all of the executive’s unexercised Stock Options would have continued to vest and remain exercisable for the remainder of their full ten-year term. The executive would also have been eligible for an annual cash incentive award for 2011, at the discretion of the Compensation Committee. These terms apply to all employees who meet the age and service qualifications to become Retirement Eligible and have received such awards. See the table entitled “Outstanding Equity Awards at 2011 Fiscal Year-End” on page 62 for details on the Performance Shares and Stock Options. Mr. Latrenta was Retirement Eligible as of the Trigger Date.

Any Named Executive Officer listed in the table above who had resigned but was not Retirement Eligible as of the Trigger Date would have received any 2009-2011 Performance Shares previously awarded to him or her, which vested on December 31, 2011, and would have had 30 days from the Trigger Date to exercise any Stock Options previously awarded to him or her that had vested as of the Trigger Date. Such a Named Executive Officer would have forfeited all other outstanding stock-based compensation awards.

74	MetLife 2012 Proxy Statement

Involuntary Termination With Severance Pay (No Change-in-Control)

None of the Named Executive Officers listed in the table above has an employment agreement or other arrangement that calls for any severance pay in connection with a termination of employment for cause. If one of these Named Executive Officers had been terminated for cause, the executive’s unvested Performance Shares, Performance Units, and Restricted Stock Units, and all of the executive’s Stock Options would have been forfeited and the executive would have received no annual award for 2011 performance. For the definition of cause for this purpose, see above under “Voluntary Resignation (No Change-in- Control).”

Had such a Named Executive Officer (except for Mr. Khalaf) been terminated from employment due to job elimination without a change-in-control having occurred, the executive would have been eligible for severance pay under a severance program for all officer-level employees. The severance pay would have been equal to 28 weeks base salary plus one week for every year of service, up to 52 weeks base salary. In order to receive any severance pay, the executive would have had to enter into a separation agreement that would have included a release of employment-related claims against the Company (a Separation Agreement). Each executive would also have been entitled to outplacement services. The cost of these payments and services is reflected in the table above.

If such a Named Executive Officer’s termination had been due to performance, the amount of severance pay and the length of the Severance Period would have each been one-half of what it would have been in the case of job elimination.

Mr. Khalaf is not eligible for severance pay under any program that applies without a change-in-control having occurred, except for terms and conditions of employment that apply on the same basis to all employees in Dubai.

Ms. Morris would have been Bridge Eligible had she been involuntarily terminated with severance pay on the Trigger Date. As a result, Ms. Morris would have received the benefit of all stock-based awards made in 2005 or later on the same basis as those executives who were Retirement Eligible. In order to be Bridge Eligible, Ms. Morris would have had to enter into a Separation Agreement.

Any of the Named Executive Officers listed in the table above whose employment was terminated with severance pay and who was neither Retirement Eligible nor Bridge Eligible as of the Trigger Date would have received any 2009-2011 Performance Shares that had been awarded to him or her, which vested at the end of the performance period on December 31, 2011, and would have had 30 days from the Trigger Date to exercise any Stock Options that had vested as of the Trigger Date.

Such a Named Executive Officer would have been offered pro rata payments in consideration of any 2010-2012 and 2011-2013 Performance Shares and Performance Units, contingent on a Separation Agreement. The amount of payment for these Performance Shares and Performance Units would have been determined using the amount of time that had passed in the performance period through the date of the termination of employment, the number of Performance Shares granted, the lesser of the performance factor ultimately determined for that three-year performance period (0-200%) or target performance (100%), and the lesser of the closing price of Shares on the date of grant and the closing price of Shares on the date the Compensation Committee determined the performance factor for that performance period. Such payments would not have been made until after the end of the applicable performance period.

Such a Named Executive Officer would also have been offered pro rata payments in consideration of any unvested Restricted Stock Units previously awarded to him or her, contingent on a Separation Agreement. The amount of payment would have been determined using the amount of time that had passed in the performance period through the date of the termination of employment, the number of Restricted Stock Units granted, and the closing price of Shares on the date of grant. The estimated cost of these payments for each Named Executive Officer listed in the table above who was not Retirement Eligible or Bridge Eligible on the Trigger Date is reflected in the table above, using the closing price of Shares on the date of grant. The estimated cost of these payments for each Named Executive Officer listed in the table above who was not Retirement Eligible or Bridge Eligible on the Trigger Date is reflected in the table above, using the closing price of Shares on the date of grant and a hypothetical 100% performance factor.

Death (No Change-in-Control)

In the unlikely event that a Named Executive Officer listed in the table above had died on the Trigger Date, that executive’s stock-based awards would have vested and become payable immediately. The Company would have paid the executive’s unvested Performance Shares and Performance Units using 100% of Performance Shares granted (Target Performance), and would have paid out the executive’s unvested Restricted Stock Units. All of the executive’s Stock Options and Unit Options would have become immediately exercisable. These terms apply to all employees of the Company who have been made such

MetLife 2012 Proxy Statement	75

awards. The payment on stock-based awards reflected in the table above was calculated using the closing price of Shares on the Trigger Date (the Trigger Date Closing Price).

Payments Solely on Account of a Change-in-Control

The Company’s definition of change-in-control is: any person acquires beneficial ownership of 25% or more of MetLife’s voting securities (for this purpose, persons include any group under Rule 13d-5(b) under the Exchange Act, not including MetLife, any affiliate of MetLife, any Company employee benefit plan, or the MetLife Policyholder Trust); a change in the majority of the membership of MetLife’s Board of Directors (other than any director nominated or elected by other directors) occurs within any 24-month period; or a completed transaction after which the previous shareholders of MetLife do not own the majority of the voting shares in the resulting company, or do not own the majority of the voting shares in each company that holds more than 25% of the assets of MetLife prior to the transaction.

Had a change-in-control occurred on the Trigger Date, the Company could have chosen to substitute an award with at least the same value and at least equivalent material terms that complies with Section 409A (an Alternative Award), rather than accelerate or pay out the existing stock-based award. Otherwise, the Company would have paid out the executive’s unvested Performance Shares and Performance Units in cash using Target Performance and the change-in-control price of Shares, and would have paid out the executive’s unvested Restricted Stock Units using the change-in-control price of Shares. Payment would have been made within thirty days after the change-in-control, except that if the event did not qualify as a change-in-control as defined in Section 409A, then payment would have been made following the end of the three-year performance period originally applicable to the Performance Shares or Performance Units, or following the end of the restriction period applicable to the Restricted Stock Units.

In addition, if no Alternative Award had been made, each executive’s unvested Stock Options and Unit Options would have become immediately exercisable, and the Compensation Committee could have chosen to cancel each option in exchange for a cash payment equal to the difference between the exercise price of the Stock Option or Unit Option and the change-in-control price.

The estimated cost of these payments and benefits (assuming no Alternative Award) is reflected in the table above. The payment related to unvested stock-based awards was calculated using the Trigger Date Closing Price.

Termination with Severance Pay (Change-in-Control)

In addition to being eligible to receive the payments described above under “Payments Solely on Account of a Change-in-Control,” each of the Named Executive Officers listed in the table above is eligible to participate in the Executive Severance Plan. Under this plan, had a change-in-control occurred on the Trigger Date, and such a Named Executive Officer’s terms and conditions of employment during the three-year period beginning with the Trigger Date (Employment Period) not satisfied specified standards, the Named Executive Officer could have terminated employment and received severance pay and related benefits. These standards include:

•	base pay no lower than the level paid before the change-in-control;

•	annual bonus opportunities at least as high as other Company executives;

•	participation in all long-term incentive compensation programs for key executives at a level at least as high as for other executives of the Company of comparable rank;

•	aggregate annual bonus and long-term compensation awards at least equal to the aggregate value of such awards for any of three years prior to the change-in-control;

•

a pro rata annual bonus for any fiscal year that extends beyond the end of the three-year period at least equal to the same pro rata portion of any of the three annual bonuses awarded prior to the change-in-control;

•	participation in all Company pension, deferred compensation, savings, and other benefit plans at the same level as or better than those made available to other similarly-situated officers;

•	vacation, indemnification, fringe benefits, and reimbursement of expenses on the same basis as other similarly-situated officers; and

•	a work location at the same office as the executive had immediately prior to the change-in-control, or within 50 miles of that location.

In addition, if the Company had terminated such a Named Executive Officer’s employment without cause during the Employment Period, the executive would have received severance pay and related benefits. For these purposes, cause is defined as the executive’s conviction or plea of nolo contendere to a felony, dishonesty or gross misconduct which results or is intended to result in material damage to the Company’s business or reputation, or repeated, material, willful and deliberate violations by the executive of the executive’s obligations.

76	MetLife 2012 Proxy Statement

Had a Named Executive Officer listed in the table above qualified for severance pay as of the Trigger Date, the amount would have been two times the sum of the executive’s annual salary rate plus the average of the executive’s annual incentive awards for the three fiscal years prior to the change-in-control. If the executive would have received a greater net after-tax benefit by reducing the amount of severance pay below the U.S. Internal Revenue Code’s change-in-control excise tax threshold, the severance pay would have been reduced to an amount low enough to avoid that excise tax. In the case of Mr. Kandarian, his severance pay would have been reduced by over $2 million.

The executive’s related benefits would have included up to three years continuation of existing medical, dental, and long-term disability plan benefits.

The estimated cost of these payments and benefits is reflected in the table above, using the Trigger Date Closing Price and the actuarial present value of continuation of benefits using the same assumptions or principles that are used by the Company for financial reporting purposes under GAAP.

If severance pay and related benefits had become due because the executive voluntarily terminated employment, payment would have been delayed for six months in order to comply with Section 409A.

Mr. Henrikson

Mr. Henrikson’s service as an executive officer of the Company, and his employment, ended prior to December 31, 2011. He received no severance pay from the Company. Mr. Henrikson continued his service as a non-executive Director through the end of 2011, at compensation described in the Summary Compensation Table on page 53.

Severance Pay and Related Arrangements for Mr. Mullaney

Under the terms of his agreement with the Company, Mr. Mullaney’s employment will continue until March 31, 2012, unless it ends earlier due to his death. During this time, his job duties will include providing information, consultation, and advice from time to time to the Chief Executive Officer or to other Company management, on performance management and other matters, and such other duties as the Chief Executive Officer determines.

Assuming that Company management determined that all aspects of the Company’s financial performance are at least at the level called for by the Company’s 2011 business plan, management committed to recommend that the Compensation Committee make awards to Mr. Mullaney for his 2011 performance of $1,500,000 in annual cash incentive compensation and $1,800,000 in long-term stock-based compensation, using the Company’s compensation valuation methodology. The Compensation Committee made awards in early 2012 consistent with these recommendations.

Mr. Mullaney granted the Company and its affiliates a waiver and release of all employment-related claims as of his execution of the agreement. Mr. Mullaney also agreed not to publish or reveal any confidential information related to his employment with MetLife or the cessation of that employment, and agreed not to publish or reveal any information related to any employment-related claims or facts related to those claims, subject to certain exceptions. Mr. Mullaney will cooperate with MetLife in connection with any investigations, administrative proceedings, or litigation involving MetLife, and will give the Company notice of any subpoenas or government requests for any MetLife information. Mr. Mullaney also agreed to return all MetLife documents and property, and to not to make statements that damage, disparage, or otherwise diminish MetLife’s reputation and business, except as compelled by a court or as authorized by legal or administrative process. The Company agreed to require its officers not to make statements that damage, disparage or otherwise diminish Mr. Mullaney’s reputation or business interests.

In exchange, Mr. Mullaney will be paid $650,000 on the later of June 1, 2012 or six months after his separation from service under Section 409A. Mr. Mullaney will also receive outplacement services. In addition, Mr. Mullaney will be provided benefits that apply to all similarly-situated MetLife administrative employees in the United States with Mr. Mullaney’s age and MetLife service who are discontinued due to job elimination and whose Separation Agreement becomes final. These benefits include retiree medical benefits at a subsidized rate and better early retirement reduction factors for his pension benefits than would otherwise apply.

Severance Pay and Related Arrangements for Mr. Toppeta

Under the terms of his agreement with the Company, Mr. Toppeta’s employment will continue from November 21, 2011 until May 31, 2012, unless earlier terminated. During that time, Mr. Toppeta’s salary will continue at a rate of $650,000 per year, and he will continue to be eligible for employee benefits. Mr. Toppeta will perform duties determined by the Chief Executive Officer, which may include acting as a mentor and consultant to the President of the Company’s EMEA region and the President of the Company’s Asia region to ensure a smooth transition of responsibilities to them, and serving as MetLife’s ambassador in EMEA and Asia to external constituencies on major regulatory and legislative issues that may impact the business of the Company and its affiliates.

MetLife 2012 Proxy Statement	77

Assuming that Mr. Toppeta met or exceeded the Chief Executive Officer’s performance expectations, and Company management determined that all aspects of the Company’s financial performance are at least at the level called for by the Company’s 2011 business plan, Company management committed to recommending that the Compensation Committee make awards to Mr. Toppeta of $1,300,000 in annual cash incentive compensation and $2,000,000 in long-term stock-based compensation (using the Company’s compensation valuation methodology). The Compensation Committee made awards in early 2012 consistent with these recommendations.

In addition, assuming that Mr. Toppeta remains employed through May 31, 2012 and he has met or exceeded the Chief Executive Officer’s performance expectations, Company management will recommend that the Company’s Compensation Committee make a cash incentive award to Mr. Toppeta of $1,650,000 at that time.

Mr. Toppeta agreed to maintain the confidentiality of information related to MetLife and his employment with MetLife, subject to exceptions for legal or governmental proceedings, and to return all MetLife documents and property. Mr. Toppeta also agreed to cooperate with MetLife in connection with any investigations, administrative proceedings, or litigation involving MetLife, and will give MetLife notice of any subpoenas or government requests for any MetLife information.

Additional severance-related terms will apply if Mr. Toppeta’s employment ends on May 31, 2012, or if earlier because: (1) he is incapable of performing his job duties due to mental or physical impairment of more than 30 days; or (2) his employment is involuntarily terminated other than for poor performance, violation of law, violation of duties to MetLife or of MetLife policies, or other wrongful conduct on Mr. Toppeta’s part. In such a circumstance, MetLife will pay Mr. Toppeta $812,500 and Mr. Toppeta will: (1) grant MetLife a waiver and release of all employment-related claims as of his execution of the Agreement; and (2) agree not to publish or reveal any information related to his employment with MetLife, the cessation of that employment, claims related thereto, or facts related to those claims, except for providing information to government or self-regulatory agencies or as required by subpoena, and except that Mr. Toppeta may provide a prospective employer with information concerning his former title, salary, job responsibilities and qualifications.

78	MetLife 2012 Proxy Statement

Security Ownership of Directors and Executive Officers

The table below shows the number of MetLife equity securities beneficially owned by each of the Directors and Named Executive Officers of MetLife and all the Directors and Executive Officers, as a group. Other than as disclosed in note (6) below, information reported in this table is given as of March 1, 2012.

Securities beneficially owned include securities held in each Director’s or Executive Officer’s name, securities held by a broker for the benefit of the Director or Executive Officer, securities which the Director or Executive Officer could acquire within 60 days (as described in notes (3) and (4) below), securities held indirectly in the Savings and Investment Plan and other securities for which the Director or Executive Officer may directly or indirectly have or share voting power or investment power (including the power to direct the disposition of the securities). Other than as disclosed below, as of March 1, 2012, none of the Directors or Executive Officers of the Company beneficially owned the Company’s Floating Rate Non-Cumulative Preferred Stock, Series A, 6.50% Non-Cumulative Preferred Stock, Series B (Series B Preferred Stock) or Common Equity Units.

	Common Stock
Name	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)	Percent of Class
Steven A. Kandarian	394,927	*
C. Robert Henrikson	1,597,263	*
Sylvia Mathews Burwell	15,087	*
Eduardo Castro-Wright	16,830	*
Cheryl W. Grisé	10,446	*
R. Glenn Hubbard	21,528	*
John M. Keane	23,008	*
Alfred F. Kelly, Jr.(5)	10,422	*
Michel Khalaf	5,000	*
James M. Kilts(5)	5,482	*
Catherine R. Kinney	15,928	*
Nicholas D. Latrenta	151,252	*
Maria R. Morris	201,192	*
William J. Mullaney	264,987	*
Hugh B. Price	16,063	*
David Satcher	3,862	*
Kenton J. Sicchitano	25,426	*
Eric T. Steigerwalt	142,562	*
William J. Toppeta	539,470	*
Lulu C. Wang	11,350	*
William J. Wheeler	542,501	*
Board of Directors of MetLife, but not in each Director’s individual capacity(6)	211,500,239	19.9%
All Directors and Executive Officers, as a group(7)	1,729,314	*

*	Number of Shares represents less than one percent of the number of Shares outstanding at March 1, 2012.

(1)	Each Director and Named Executive Officer has sole voting and investment power over the Shares shown in this column opposite his or her name, except as indicated in notes (2), (3) and (4) below.

MetLife 2012 Proxy Statement	79

(2)	Includes Shares held by the MetLife Policyholder Trust allocated to the Directors and Named Executive Officers in their individual capacities as beneficiaries of the trust, as follows:

Name	Shares Held in Policyholder Trust	Name	Shares Held in Policyholder Trust	Name	Shares Held in Policyholder Trust
C. Robert Henrikson	509	Hugh B. Price	10	William J. Toppeta	344
Nicholas D. Latrenta	20	David Satcher	260	William J. Wheeler	10
William J. Mullaney	111

Directors and Executive Officers as of March 1, 2012, as a group, were allocated 300 Shares as beneficiaries of the MetLife Policyholder Trust in their individual capacities. The beneficiaries have sole investment power and shared voting power with respect to such Shares. Note (6) below describes additional beneficial ownership attributed to the Board of Directors as an entity, but not to any Director in an individual capacity, of Shares held by the MetLife Policyholder Trust.

(3)

Includes Shares that are subject to options which were granted under the 2000 Directors Stock Plan, the 2000 Stock Plan or the 2005 Stock Plan and are exercisable within 60 days of March 1, 2012. The number of such options held by Director and Named Executive Officer is shown in the following table:

Name	Number of Options Exercisable within 60 Days	Name	Number of Options Exercisable within 60 Days	Name	Number of Options Exercisable within 60 Days
Sylvia Mathews Burwell	553	Nicholas D. Latrenta	131,902	Kenton J. Sicchitano	1,536
Cheryl W. Grisé	178	Maria R. Morris	187,968	Eric T. Steigerwalt	106,068
C. Robert Henrikson	1,465,834	William J. Mullaney	249,001	William J. Toppeta	469,168
Steven A. Kandarian	383,501	Hugh B. Price	4,818	William J. Wheeler	524,334
John M. Keane	1,210

All Directors and Executive Officers as of March 1, 2012, as a group, held 1,434,318 options exercisable within 60 days of March 1, 2012.

(4)

Includes Shares deferred under the Company’s nonqualified deferred compensation program (Deferred Shares) that the Director or Executive Officer could acquire within 60 days of March 1, 2012, such as by ending employment or service as a Director, or by taking early distribution of the Shares with a 10% reduction as described on page 71. The number of such Deferred Shares held by Director and Named Executive Officer is shown in the following table:

Name	Number of Deferred Shares That Can Be Acquired within 60 Days	Name	Number of Deferred Shares That Can Be Acquired within 60 Days	Name	Number of Deferred Shares That Can Be Acquired within 60 Days
Sylvia Mathews Burwell	11,636	Alfred F. Kelly, Jr.	1,722	William J. Mullaney	8,923
Eduardo Castro-Wright	11,615	James M. Kilts	5,246	Hugh B. Price	11,235
Cheryl W. Grisé	5,710	Catherine R. Kinney	9,559	David Satcher	2,582
C. Robert Henrikson	42,213	Nicholas D. Latrenta	12,974	Eric T. Steigerwalt	22,324
R. Glenn Hubbard	14,028	Maria R. Morris	3,189	William J. Toppeta	45,207
John M. Keane	18,552

Does not include Deferred Shares to the extent the Company would delay payment in order to comply with Section 409A, as described on page 71.

80	MetLife 2012 Proxy Statement

(5)

Mr. Kelly and Mr. Kilts beneficially own and have sole voting and investment power over 1,610 shares and 145 shares, respectively, of Series B Preferred Stock. Each such ownership interest represents less than 1% of the number of Series B Preferred Stock outstanding as of March 1, 2012. Holders of Series B Preferred Stock do not vote in the election of Directors, and otherwise have limited voting rights.

(6)

This information is given as of February 21, 2012. The Board of Directors of MetLife, as an entity, but not any Director in his or her individual capacity, is deemed to beneficially own the Shares held by the MetLife Policyholder Trust because the Board will direct the voting of those Shares on certain matters submitted to a vote of shareholders. This number of Shares deemed owned by the Board of Directors is reflected in Amendment No. 48 to Schedule 13D referred to below under the heading “Security Ownership of Certain Beneficial Owners” on page 82.

(7)

Does not include Shares held by the MetLife Policyholder Trust that are beneficially owned by the Board of Directors, as an entity, as described in note (6), but includes the Shares allocated to the Directors in their individual capacities, as described in note (2). Includes 1,434,318 Shares that are subject to options that are exercisable within 60 days of March 1, 2012 by all Directors and Executive Officers of the Company as of March 1, 2012, as a group, as described in note (3).

Deferred Shares Not Beneficially Owned and Deferred Share Equivalents

Deferred Shares that could not be acquired within 60 days of March 1, 2012 are not considered beneficially owned. Deferred cash compensation or auxiliary benefits measured in Share value (Deferred Share Equivalents) are also not deemed beneficially owned because their payment is not made in Shares. Each, however, aligns the Directors’ and Named Executive Officers’ interests with the interests of the Company’s shareholders since the value of Deferred Shares and Deferred Share Equivalents depends upon the price of Shares. The table below sets forth information on Deferred Shares that could not be acquired within 60 days and Deferred Share Equivalents, as of March 1, 2012, for Directors and Named Executive Officers serving as Executive Officers as of March 1, 2012.

Name	Deferred Shares Not Beneficially Owned and/or Deferred Share Equivalents
Steven A. Kandarian	7,391
Sylvia Mathews Burwell	7,124
Cheryl W. Grisé	12,842
R. Glenn Hubbard	4,085
Alfred F. Kelly, Jr.	6,888
James M. Kilts	22,305
Nicholas D. Latrenta	37,095
Maria R. Morris	29,669
Hugh B. Price	37,730
David Satcher	11,893
William J. Wheeler	95,071

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors, certain officers of the Company, and beneficial owners of more than 10% of the Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Shares and other equity securities of the Company. Based solely upon a review of the filings furnished to the Company during 2011 or written representations that no Form 5 was required, the Company believes that all filings required to be made by reporting persons were timely made in accordance with the requirements of the Exchange Act.

MetLife 2012 Proxy Statement	81

Security Ownership of Certain Beneficial Owners

The following person has reported to the SEC beneficial ownership of more than 5% of the Shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Beneficiaries of the MetLife Policyholder Trust(1)	211,500,239	19.9%
c/o Wilmington Trust Company, as Trustee, Rodney Square North, 1100 North Market Street Wilmington, Delaware 19890

(1)

The Board of Directors of the Company has reported to the SEC that, as of February 21, 2012, it, as an entity, had shared voting power over 211,500,239 Shares held in the MetLife Policyholder Trust. The Board’s report is in Amendment No. 48, filed on February 28, 2012, to the Board’s Schedule 13D. MetLife created the trust when MLIC, a wholly-owned subsidiary of MetLife, converted from a mutual insurance company to a stock insurance company in April 2000. At that time, eligible MLIC policyholders received beneficial ownership of Shares, and MetLife transferred these Shares to a trust, which is the record owner of the Shares. Wilmington Trust Company serves as trustee. The trust beneficiaries have sole investment power over the Shares, and can direct the trustee to vote their Shares on matters identified in the trust agreement that governs the trust. However, the trust agreement directs the trustee to vote the Shares held in the trust on some shareholder matters as recommended or directed by MetLife’s Board of Directors and, on that account, the Board, under SEC rules, shares voting power with the trust beneficiaries and the SEC has considered the Board, as an entity, a beneficial owner under the rules.

82	MetLife 2012 Proxy Statement

Information About the 2012 Annual Meeting and Proxy Voting

The Board is not aware of any matters to be presented for a vote at the 2012 Annual Meeting other than those described in this Proxy Statement. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the proxy card.

Attending the 2012 Annual Meeting.

MetLife shareholders of record or their duly appointed proxies are entitled to attend the 2012 Annual Meeting.

Holders of record.    If you are a MetLife shareholder of record and wish to attend the meeting, please so indicate on the proxy card or as prompted by the telephone or Internet voting systems and an admission card will be sent to you. On the day of the meeting, please bring your admission card with you to gain entrance to the MetLife Auditorium at the 23rd floor of MetLife’s offices at 1095 Avenue of the Americas, New York, New York.

Holders in street name.    Beneficial owners whose Shares are held in street name in a stock brokerage account or by a bank or other nominee also are entitled to attend the meeting. However, because the Company may not have evidence that you are a beneficial owner, you will need to bring proof of your ownership to be admitted to the meeting. A recent statement or letter from the record owner (your bank, broker or other nominee) confirming your beneficial ownership would be acceptable proof.

Shares outstanding and holders of record entitled to vote at the 2012 Annual Meeting.

There were 1,063,438,774 Shares outstanding as of the March 1, 2012 record date. Each of those Shares is entitled to one vote on each matter to be voted on at the 2012 Annual Meeting.

All holders of record of Shares at the close of business on the March 1, 2012 record date are entitled to vote at the 2012 Annual Meeting.

Your vote is important.

Whether or not you plan to attend the 2012 Annual Meeting, please take the time to vote your Shares as soon as possible. If you wish to return your completed proxy card by mail, the Company has included a postage-paid, pre-addressed envelope for your convenience. You also may vote your Shares on the Internet or by using a toll-free telephone number (see the proxy card for complete instructions).

Voting your Shares.

Holders of record.    If you are a shareholder of record or a duly appointed proxy of a shareholder of record, you may vote by:

•	attending the 2012 Annual Meeting and voting in person;

•	mailing your proxy card so that it is received by MetLife, c/o Computershare Shareowner Services LLC, P.O. Box 3523, South Hackensack, NJ 07606-9223, prior to the 2012 Annual Meeting; or

•	voting on the Internet or by telephone no later than 11:59 p.m., Eastern Time, April 23, 2012.

Instructions about these ways to vote appear on your proxy card. If you vote on the Internet or by telephone, please have your proxy card available for reference when you vote.

For shareholders of record, votes submitted by mail, on the Internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you do not specify how your Shares are to be voted, the proxies will vote your Shares FOR all Proposals.

Holders in street name.    If you are a beneficial owner whose Shares are held in street name and you wish to vote in person at the 2012 Annual Meeting, you will have to contact your bank, broker or other nominee to obtain its proxy. Bring that document with you to the meeting.

As a beneficial owner, you will receive voting instructions from the bank, broker or other nominee that is the shareholder of record of your Shares. You must provide your broker with instructions on how to vote your Shares in order for them to be voted on your behalf on Proposal 1 (election of the Class I Directors) and Proposal 3 (advisory vote to approve compensation paid to the Company’s Named Executive Officers) as they are considered “non-routine” matters. If you do not instruct your broker how to vote on any of these matters, your Shares will not be voted (a broker non-vote). See “Tabulation of abstentions and broker non-votes” on page 84 for additional details. Contact your bank, broker or other nominee directly if you have questions.

MetLife 2012 Proxy Statement	83

Changing your vote or revoking your proxy after it is submitted.

Holders of record.    You may change your vote or revoke your proxy by:

•

signing another proxy card with a later date and returning it so that it is received by MetLife, c/o Computershare Shareowner Services LLC, P.O. Box 3523, South Hackensack, NJ 07606-9223 prior to the 2012 Annual Meeting;

•

sending your notice of revocation so that it is received by MetLife, c/o Computershare Shareowner Services LLC, P.O. Box 3523, South Hackensack, NJ 07606-9223 prior to the 2012 Annual Meeting or sending your notice of revocation to MetLife via the Internet at www.proxyvoting.com/met no later than 11:59 p.m., Eastern Time, April 23, 2012;

•	subsequently voting on the Internet or by telephone no later than 11:59 p.m., Eastern Time, April 23, 2012; or

•	attending the 2012 Annual Meeting and voting in person.

Holders in street name.    If you hold your shares in street name in a stock brokerage account or at a bank or other nominee, please contact the brokerage firm, bank or other nominee for instructions on how to change your vote.

Voting by participants in retirement and savings plans.

The Bank of New York Mellon is trustee for the portion of the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates Trust which is invested in the MetLife Company Stock Fund. It is also the trustee of the portion of each the following plans which is invested in the MetLife Company Stock Fund: the New England Life Insurance Company 401(k) Savings Plan and Trust; the New England Life Insurance Company Agents’ Retirement Plan and Trust; and the New England Life Insurance Company Agents’ Deferred Compensation Plan and Trust. As trustee, it will vote the Shares in these plans in accordance with the voting instructions given by plan participants to the trustee. Instructions on voting appear on the voting instruction form distributed to plan participants. The trustee must receive the voting instructions of a plan participant no later than 6:00 p.m., Eastern Time, April 20, 2012. The trustee will generally vote the Shares held by each plan for which it does not receive voting instructions in the same proportion as the Shares held by such plan for which it does receive voting instructions.

Voting of Shares held in the MetLife Policyholder Trust.

The beneficiaries of the MetLife Policyholder Trust may direct Wilmington Trust Company, as trustee, to vote their Shares held in the trust on certain matters that are identified in the trust agreement governing the trust, including approval of mergers and contested Directors’ elections. On all other matters, which would include all proposals described in this Proxy Statement that are to be voted on at the 2012 Annual Meeting, the trust agreement directs the trustee to vote the Shares held in the trust as recommended or directed by the Company’s Board of Directors.

Vote required to elect Directors; majority voting standard in Director elections.

A plurality of the Shares voting will be sufficient under Delaware corporation law to elect the Class I Director nominees for one-year terms (Proposal 1). This means that the nominees who receive the largest number of votes cast are elected as Directors, up to the maximum number of Directors to be elected at the meeting.

The Company’s By-Laws provide that in an uncontested election, such as the election of Directors at the 2012 Annual Meeting, any incumbent Director who is a nominee for election as Director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation. The Governance and Corporate Responsibility Committee of the Board will promptly consider the offer to resign and recommend to the Board whether to accept or reject it. The Board of Directors will decide within 90 days following certification of the shareholder vote whether to accept or reject the tendered resignation. The Board’s decision and, if applicable, the reasons for rejecting the tendered resignation, will be disclosed in a Current Report on Form 8-K filed with the SEC.

Vote required to approve matters other than the election of Directors.

A majority of the Shares voting will be sufficient to ratify the appointment of Deloitte as MetLife’s independent auditor for 2012 (Proposal 2) and approve the advisory vote to approve the compensation paid to the Company’s Named Executive Officers (Proposal 3).

Tabulation of abstentions and broker non-votes.

If a shareholder abstains from voting as to a particular matter, the shareholder’s Shares will not be counted as voting for or against that matter. If brokers or other shareholders of record return a proxy card indicating that they do not have discretionary authority to vote as to a particular matter, those Shares will not be counted as voting for or against that matter.

84	MetLife 2012 Proxy Statement

If you are a beneficial owner whose Shares are held in street name and you do not submit voting instructions to your broker, your broker may generally vote your Shares in its discretion on routine matters. Proposal 2 is considered routine and may be voted upon by your broker if you do not submit voting instructions. However, brokers do not have the discretion to vote their clients’ Shares on non-routine matters, unless the broker receives voting instructions from the beneficial shareholder. Proposals 1 and 3 are considered non-routine matters. Consequently, if your Shares are held in street name, you must provide your broker with instructions on how to vote your Shares in order for your Shares to be voted on these Proposals.

Quorum.

To conduct business at the 2012 Annual Meeting, a quorum must be present. A quorum will be present if shareholders of record of one-third or more of the Shares entitled to vote at the meeting are present in person or are represented by proxies. Abstentions and broker non-votes will be counted to determine whether a quorum is present.

Proposal	Vote Required (of Shares Voted)	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of four Class I Directors for one-year terms	Plurality (with Majority Voting Standard)(a)	No effect	No effect
2. Ratification of appointment of Deloitte & Touche LLP as MetLife’s independent auditor for 2012	Majority	No effect	Not applicable
3. Advisory vote to approve compensation paid to the Named Executive Officers	Majority	No effect	No effect

(a)	See “Vote required to elect Directors; majority voting standard in Director elections” on prior page.

Inspector of Election and confidential voting.

The Board of Directors has appointed IVS Associates, Inc. to act as Inspector of Election at the 2012 Annual Meeting. The Company’s By-Laws provide for confidential voting.

Directors’ attendance at annual meetings.

Directors are expected to attend annual meetings of shareholders, and 12 out of 13 Directors attended the 2011 Annual Meeting.

Cost of soliciting proxies for the 2012 Annual Meeting.

The Company has retained Georgeson Inc. to assist with the solicitation of proxies from the Company’s shareholders of record. For these services, the Company will pay Georgeson Inc. a fee of approximately $10,000, plus expenses. The Company also will reimburse banks, brokers or other nominees for their costs of sending the Company’s proxy materials to beneficial owners. Directors, officers or other MetLife employees also may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication, but will not receive any additional compensation for such services.

MetLife 2012 Proxy Statement	85

Other Information

Deadline for submission of shareholder proposals for the 2013 Annual Meeting.

Rule 14a-8 under the Exchange Act establishes the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in a public company’s proxy materials. Under the Rule, proposals submitted for inclusion in MetLife’s 2013 proxy materials must be received by MetLife, Inc. at 1095 Avenue of the Americas, New York, NY 10036, Attention: Corporate Secretary, on or before the close of business on November 26, 2012. Proposals must comply with all the requirements of Rule 14a-8.

A shareholder who wishes to present a matter for action at MetLife’s 2013 Annual Meeting, but chooses not to do so under Rule 14a-8, must deliver to the Corporate Secretary of MetLife on or before December 24, 2012, a notice and accompanying disclosure questionnaire containing the information required by the advance notice and other provisions of the Company’s By-Laws. Copies of the By-Laws and disclosure questionnaire may be obtained by written request to MetLife, Inc., 1095 Avenue of the Americas, New York, NY 10036, Attention: Corporate Secretary. The By-Laws and disclosure questionnaire also are available on MetLife’s website at www.metlife.com/corporategovernance by selecting the appropriate category under the heading “Related Links.”

Where to find the voting results of the 2012 Annual Meeting.

The Company will announce preliminary voting results at the 2012 Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the meeting. If only preliminary voting results are available for reporting in the Form 8-K, the Company will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

Electronic delivery of the proxy statement and annual report to shareholders.

If you are a shareholder of record, you may elect to receive future proxy statements and annual reports to shareholders electronically by consenting to electronic delivery online at: www.bnymellon.com/shareowner/equityaccess. If you choose to receive your proxy materials electronically, your choice will remain in effect until you notify MetLife that you wish to discontinue electronic delivery of these documents. You may provide your notice to MetLife via the Internet at www.bnymellon.com/shareowner/equityaccess or by writing to MetLife, Inc., c/o Computershare Shareowner Services LLC, P.O. Box 3523, South Hackensack, NJ 07606-9223. In the United States, you also may provide such notice by calling toll free 1-800-649-3593.

If you hold your Shares in street name in a stock brokerage account or by a bank or other nominee, refer to the information provided by that entity for instructions on how to elect this option.

Principal executive offices.

The principal executive offices of MetLife are located at 200 Park Avenue, New York, NY 10166.

Communications with the Company’s Directors.

The Board of Directors provides procedures through which security holders may send written communications to individual Directors or the Board of Directors, and procedures through which interested parties may submit communications to the Non-Management Directors. In addition, the Audit Committee of the Board of Directors provides procedures through which interested parties may submit communications regarding accounting, internal accounting controls or auditing matters to the Audit Committee. Information about these procedures is available on MetLife’s website at www.metlife.com/corporategovernance by selecting Corporate Conduct and then the appropriate link under the “Corporate Conduct” section.

MetLife’s Annual Report on Form 10-K.

MetLife, Inc. will provide to shareholders without charge, upon written or oral request, a copy of MetLife, Inc.’s Annual Report on Form 10-K (including financial statements and financial statement schedules, but without exhibits) for the fiscal year ended December 31, 2011. MetLife, Inc. will furnish to requesting shareholders any exhibit to the Form 10-K upon the payment of reasonable expenses incurred by MetLife, Inc. in furnishing such exhibit. Requests should be directed to MetLife Investor Relations, MetLife, Inc., 1095 Avenue of the Americas, New York, New York 10036, via the Internet by going to http://investor.metlife.com and selecting “Information Requests,” or by calling 1-800-753-4904. The Annual Report on Form 10-K may also be accessed at http://investor.metlife.com by selecting “Financial Information,” “SEC Filings,” “MetLife, Inc. — View SEC Filings” as well as at the website of the U.S. Securities and Exchange Commission at www.sec.gov.

86	MetLife 2012 Proxy Statement

Information Incorporated by Reference

This Proxy Statement incorporates important business and financial information about the Company by reference from other documents that are not included in or delivered with this document. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information filed by the Company with the SEC as specified below will update and supersede that information.

With respect to the discussion under the heading “Related Person Transactions — American International Group, Inc.” beginning on page 21, the Company incorporates by reference: (a) the Acquisition Agreement, which is included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 11, 2010; (b) the Investor Rights Agreement, which is included as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on November 2, 2010; (c) the Restructuring Amendment, which is included as Exhibit 2.2 to the Current Report on Form 8-K filed by the

Company on November 2, 2010; and (d) the Coordination Agreement, which is included as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on March 2, 2011.

These Current Reports on Form 8-K, including the information incorporated by reference, are available on the Internet at http://investor.metlife.com by selecting Financial Information, SEC Filings, MetLife, Inc. View SEC Filings, and at the SEC’s website at www.sec.gov. Information incorporated by reference is also available to you without charge by writing to MetLife Investor Relations, MetLife, Inc., 1095 Avenue of the Americas, New York, NY 10036, or by calling 1-800-753-4904. MetLife will provide a copy of the requested filings by first class mail or equally prompt means within one business day of its receipt of your request. To receive timely delivery of the documents in advance of the Annual Meeting, you should make your request no later than Monday, April 9, 2012.

MetLife 2012 Proxy Statement	87

Appendix A — Non-GAAP Financial Measures

All references (except in this section) to Operating Earnings, Operating Earnings Per Share, Operating Return on Equity, Premium, Fees & Other Revenues and Book Value Per Common Share should be read as operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, operating return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (AOCI), premium, fees & other revenues, as presented (operating) and book value per common share, excluding AOCI.

Operating earnings is the measure of segment profit or loss MetLife uses to evaluate segment performance and allocate resources. Consistent with GAAP accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife, Inc. (Divested Businesses). Operating revenues also excludes net investment gains (losses) and net derivative gains (losses).

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•

Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to net investment gains (losses) and net derivative gains (losses) and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB Fees);

•

Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•

Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to net investment gains (losses) and net derivative gains (losses), (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets, (iii) benefits and hedging costs related to GMIBs (GMIB Costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market Value Adjustments);

•

Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances (PABs) but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•

Amortization of deferred policy acquisition costs (DAC) and value of business acquired (VOBA) excludes amounts related to: (i) net investment gains (losses) and net derivative gains (losses), (ii) GMIB Fees and GMIB Costs, and (iii) Market Value Adjustments;

MetLife 2012 Proxy Statement	A-1

•	Amortization of negative VOBA excludes amounts related to Market Value Adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) business combinations.

Operating return on MetLife, Inc.’s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures them for management purposes enhances the understanding of its performance by highlighting the results of operations and the underlying profitability drivers of its business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding AOCI, operating return on MetLife, Inc.’s common equity and operating return on MetLife, Inc.’s common equity, excluding AOCI, should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, GAAP income (loss) from continuing operations, net of income tax, GAAP net income (loss) available to MetLife, Inc.’s common shareholders, GAAP net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, book value per common share, return on MetLife, Inc.’s common equity and return on MetLife, Inc.’s common equity, excluding AOCI, respectively.

A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is not accessible on a forward-looking basis because we believe it is not possible to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or without the range and from period to period and may have a significant impact on GAAP net income.

A-2	MetLife 2012 Proxy Statement

	2011		2010
	(In millions, except per share and per share data)
Total Company–Reconciliation of Operating Earnings to Net Income (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$6,713	$6.29	$2,668	$3.00

Adjustments from net income (loss) available to MetLife, Inc.'s common shareholders to operating earnings available to common shareholders:
Less: Net investment gains (losses)	(867)	(0.81)	(408)	(0.46)
Less: Net derivative gains (losses)	4,824	4.52	(265)	(0.30)
Less: Other adjustments to continuing operations	(1,641)	(1.54)	(914)	(1.02)
Less: Provision for income tax (expense) benefit	(845)	(0.79)	379	0.43
Less: Income (loss) from discontinued operations, net of income tax	20	0.02	39	0.04
Add: Net income (loss) attributable to noncontrolling interests	(10)	(0.01)	(4)	—
Add: Preferred stock redemption premium (2)	146	0.14	—	—

Operating earnings available to common shareholders	$5,358	$5.02	$3,833	$4.31

Weighted average common stock outstanding—diluted (2)		1,068.1		889.6

International Reconciliation of Operating Earnings to Net Income
Net income (loss) available to MetLife, Inc.’s common shareholders	$1,933

Adjustments from net income (loss) available to MetLife, Inc.’s common shareholders to operating earnings available to common shareholders:
Less: Net investment gains (losses)	(837)
Less: Net derivative gains (losses)	985
Less: Other adjustments to continuing operations	(403)
Less: Provision for income tax (expense) benefit	15
Less: Income (loss) from discontinued operations, net of income tax	(44)
Add: Net income (loss) attributable to noncontrolling interests	(5)

Operating earnings available to common shareholders	$2,212

Add: 2011 net adjustments (3)	53

Normalized operating earnings available to common shareholders	$2,265

Return on MetLife, Inc.'s Common Equity
Return on MetLife, Inc.'s common equity (4)	12.8%		6.9%
Return on MetLife, Inc.'s common equity, excluding accumulated other comprehensive income (loss) (4)	13.8%		7.0%
Operating return on MetLife, Inc.'s common equity (4)	10.2%		9.9%
Operating return on MetLife, Inc.'s common equity, excluding accumulated other comprehensive income (loss) (4)	11.0%		10.0%
Reconciliation of Book Value Per Common Share
Book value per common share—(actual common shares outstanding) (4)		$54.59		$44.18
Less: Accumulated other comprehensive income (loss) per common share		5.57		0.95

Book Value Per Common Share, excluding accumulated other comprehensive income (4)		$49.02		$43.23

Actual common stock outstanding		1,058.0		1,054.4

Total Company–Reconciliation of Premium, Fees & Other Revenues (1)
Premium, fees & other revenues	$46,699		$35,427
Less: Adjustments related to Premium, fees & other revenues	991		864

Premium, Fees & Other Revenues, as presented (operating)	$45,708		$34,563

International Reconciliation of Premiums, Fees & Other Revenues
Premiums, Fees & Other Revenues	$15,606
Less: Adjustments related to premiums, fees & other revenues	111

Premiums, Fees & Other Revenues, as presented (operating)	$15,495

Add: 2011 net adjustments (3)	(15)

Normalized premiums, fees & other revenues	$15,480

(1)

Certain amounts in the prior periods have been reclassified to conform with the current period segment presentation. During the fourth quarter of 2011, MetLife, Inc. began reporting certain operations of MetLife Bank, National Association and insurance operations in the Caribbean Region, Panama and Costa Rica as Divested Businesses.

(2)

In connection with the financing of the acquisition of Alico and Delaware American Life Insurance Company in November 2010, MetLife, Inc. issued to AM Holdings LLC (formerly known as ALICO Holdings LLC) (AM Holdings) 6,857,000 shares of convertible preferred stock. For purposes of the December 31, 2010 common share and weighted average common share calculations, the convertible preferred stock was treated as 68,570,000 shares of common stock. On March 8, 2011, MetLife, Inc. issued 68,570,000 shares of common stock for net proceeds of $3.0 billion, which were used to repurchase and cancel the 6,857,000 shares of convertible preferred stock held by AM Holdings, resulting in a preferred stock redemption premium of $146 million.

(3)

Includes results of discontinued operations and other businesses that have been or will be sold or exited, as well as various other adjusting items, including the Japan earthquake and/or foreign exchange rates.

(4)	MetLife, Inc.'s common equity excludes $2,043 million of equity related to preferred stock.

MetLife 2012 Proxy Statement	A-3

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO CAST YOUR BALLOT TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting are available through 11:59 PM Eastern Time, April 23, 2012. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/met Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. MetLife OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your proxy card must be received prior to the 2012 Annual Meeting. Please ensure that the return address on the reverse side of the proxy card appears in the window. Electronic Delivery : You may consent to receive MetLife, Inc.’s Annual Reports to Shareholders, Proxy Statements, and other shareholder communications electronically at: www.bnymellon.com/shareowner/equityaccess 19590 FOLD AND DETACH HERE THE FOLLOWING ITEMS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT ACCOMPANYING THIS CARD. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” DIRECTOR NOMINEES IN PROPOSAL 1, AND A VOTE “FOR” PROPOSALS 2 AND 3. Please mark your votes as indicated in this example 1. Election of Directors The Class I nominees for election as Directors are: (01) John M. Keane (02) Catherine R. Kinney (03) Hugh B. Price (04) Kenton J. Sicchitano FOR WITHHOLD ALL* FOR ALL 2. Ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2012 3. Advisory vote to approve the compensation paid to the Company’s Named Executive Officers FOR AGAINST ABSTAIN (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the name(s) or number(s) as listed above in the space provided below. To withhold authority to vote for all nominees, check the box “Withhold for All.” The proxies will have authority to vote for the election of any nominee unless authority to vote for that nominee, or all nominees, is withheld.) *Exceptions If you plan to attend the meeting, please mark this box Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date

FOLD AND DETACH HERE MetLife MetLife, Inc. Proxy Card Proxy solicited on behalf of the Board of Directors of MetLife, Inc. for the 2012 Annual Meeting, April 24, 2012 The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) Richard S. Collins, Christine M. DeBiase, and Nicholas D. Latrenta, or any of them, each with full power of substitution, as proxies to vote all shares of MetLife, Inc. Common Stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2012 Annual Meeting and at any adjournments or postponements thereof. The proxies are authorized to vote and will vote in accordance with the specifications indicated by the shareholder(s) on the reverse of this proxy card. If this proxy card is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors of MetLife, Inc. If this proxy card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the 2012 Annual Meeting and at any adjournments or postponements thereof. Address Change/Comments (Mark the corresponding box on the reverse side) COMPUTERSHARE SHAREOWNER SERVICES LLC P.O. BOX 3523 SOUTH HACKENSACK, NJ 07606-9223 (Continued and to be marked, dated and signed, on the other side) 19590

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO CAST YOUR BALLOT TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting are available until 6:00 PM Eastern Time, April 20, 2012. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction Form. INTERNET http://www.proxyvoting.com/met Use the Internet to vote. Have your Voting Instruction Form in hand when you access the website. MetLife OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote. Have your Voting Instruction Form in hand when you call. If you provide your voting instructions by Internet or by telephone, you do NOT need to mail back your Voting Instruction Form. To vote by mail, mark, sign and date your Voting Instruction Form and return it in the enclosed postage-paid envelope. Your Voting Instruction Form must be received by 6:00 p.m., Eastern Time, on April 20, 2012. 19598-bl FOLD AND DETACH HERE THE FOLLOWING ITEMS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT ACCOMPANYING THIS CARD. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” DIRECTOR NOMINEES IN PROPOSAL 1, AND A VOTE “FOR” PROPOSALS 2 AND 3. Please mark your votes as indicated in this example 1. Election of Directors The Class I nominees for election as Directors are: (01) John M. Keane (02) Catherine R. Kinney (03) Hugh B. Price (04) Kenton J. Sicchitano FOR WITHHOLD ALL* FOR ALL FOR AGAINST ABSTAIN 2. Ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2012 3. Advisory vote to approve the compensation paid to the Company’s Named Executive Officers (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the name(s) or number(s) as listed above in the space provided below. To withhold authority to vote for all nominees, check the box “Withhold for All.” The proxies will have authority to vote for the election of any nominee unless authority to vote for that nominee, or all nominees, is withheld.) *Exceptions NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date

FOLD AND DETACH HERE MetLife MetLife, Inc. Voting Instruction Form Proxy solicited on behalf of the Board of Directors of MetLife, Inc. for the 2012 Annual Meeting, April 24, 2012 The Bank of New York Mellon is the Trustee (the “Plan Trustee”) for the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates Trust (the “Plan”). As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of MetLife, Inc. Common Stock that are allocated to your Plan account and shown on the reverse of this Voting Instruction Form. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements. You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this Voting Instruction Form. See the reverse side of this form for instructions on how to vote. A postage-paid envelope is enclosed. The Plan Trustee must receive your voting instructions no later than 6:00 p.m., Eastern Time, April 20, 2012, to vote in accordance with the instructions. The Plan Trustee will vote your Plan shares in accordance with the specifications indicated by you on the reverse of this Voting Instruction Form. If the Plan Trustee does not receive your instructions by 6:00 p.m., Eastern Time, April 20, 2012, or if you sign and return this Voting Instruction Form and no specifications are indicated, the Plan Trustee will vote your Plan shares in the same proportion as the Plan shares for which it has received instructions. On any matters other than those described on the reverse of this Voting Instruction Form that may be presented for a vote at the 2012 Annual Meeting and any adjournments or postponements thereof, your Plan shares will be voted in the discretion of the proxies appointed by the shareholders of MetLife, Inc. You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than as a Plan participant. Your non-Plan shares must be voted separately from your Plan shares. (Continued and to be signed and dated on the reverse side.) 19598-bl

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO CAST YOUR BALLOT TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting are available until 6:00 PM Eastern Time, April 20, 2012. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction Form. INTERNET http://www.proxyvoting.com/met Use the Internet to vote. Have your Voting Instruction Form in hand when you access the website. MetLife OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote. Have your Voting Instruction Form in hand when you call. If you provide your voting instructions by Internet or by telephone, you do NOT need to mail back your Voting Instruction Form. To vote by mail, mark, sign and date your Voting Instruction Form and return it in the enclosed postage-paid envelope. Your Voting Instruction Form must be received by 6:00 p.m., Eastern Time, on April 20, 2012. 19596-gr FOLD AND DETACH HERE THE FOLLOWING ITEMS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT ACCOMPANYING THIS CARD. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” DIRECTOR NOMINEES IN PROPOSAL 1, AND A VOTE “FOR” PROPOSALS 2 AND 3. Please mark your votes as indicated in this example 1. Election of Directors The Class I nominees for election as Directors are: (01) John M. Keane (02) Catherine R. Kinney (03) Hugh B. Price (04) Kenton J. Sicchitano FOR WITHHOLD ALL* FOR ALL FOR AGAINST ABSTAIN 2. Ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2012 3. Advisory vote to approve the compensation paid to the Company’s Named Executive Officers (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the name(s) or number(s) as listed above in the space provided below. To withhold authority to vote for all nominees, check the box “Withhold for All.” The proxies will have authority to vote for the election of any nominee unless authority to vote for that nominee, or all nominees, is withheld.) *Exceptions NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date

FOLD AND DETACH HERE MetLife MetLife, Inc. Voting Instruction Form Proxy solicited on behalf of the Board of Directors of MetLife, Inc. for the 2012 Annual Meeting, April 24, 2012 The Bank of New York Mellon is the Trustee (the “Plan Trustee”) of the New England Life Insurance Company 401(k) Savings Plan and Trust (the “NESP”), New England Life Insurance Company Agents’ Retirement Plan and Trust (the “ARP”) and New England Life Insurance Company Agents’ Deferred Compensation Plan and Trust (the “ADC”). Each of the NESP, ARP and ADC is referred to herein individually as a “Plan”. As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of MetLife, Inc. Common Stock that are allocated to your Plan account and shown on the reverse of this Voting Instruction Form. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements. You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this Voting Instruction Form. See the reverse side of this form for instructions on how to vote. A postage-paid envelope is enclosed. The Plan Trustee must receive your voting instructions no later than 6:00 p.m., Eastern Time, April 20, 2012, to vote in accordance with the instructions. The Plan Trustee will vote your Plan shares in accordance with the specifications indicated by you on the reverse of this Voting Instruction Form. If the Plan Trustee does not receive your instructions by 6:00 p.m., Eastern Time, April 20, 2012, or if you sign and return this Voting Instruction Form and no specifications are indicated, the Plan Trustee will vote your Plan shares in the same proportion as the Plan shares for which it has received instructions. On any matters other than those described on the reverse of this Voting Instruction Form that may be presented for a vote at the 2012 Annual Meeting and any adjournments or postponements thereof, your Plan shares will be voted in the discretion of the proxies appointed by the shareholders of MetLife, Inc. You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than as a Plan participant. Your non-Plan shares must be voted separately from your Plan shares. (Continued and to be signed and dated on the reverse side.) 19596-gr